                                                                    EXHIBIT 10.7

                                   SUBCONTRACT

                                       BY
                                       AND
                                     BETWEEN

                                    PRC INC.

                                       AND

                              MPOWER SOLUTIONS INC.




                        SUBCONTRACT NO. D/SID2-SC-98-251

                                TABLE OF CONTENTS

PREAMBLE                                                                       1

THE SCHEDULE                                                                   2
        ARTICLE  1. SUPERSEDING EFFECT                                         2
        ARTICLE  2. PRIORITY RATING                                            2
        ARTICLE  3. SUBCONTRACT TYPE                                           2
        ARTICLE  4. PERIOD OF PERFORMANCE                                      2
        ARTICLE  5. OPTION TO EXTEND                                           3
        ARTICLE  6. SCOPE OF WORK                                              3
        ARTICLE  7. SUBCONTRACT CEILINGS AND PAYMENT                           3
        ARTICLE  8. TRAVEL AND OTHER DIRECT COST                               3
        ARTICLE  9. SUBCONTRACTING                                             4
        ARTICLE 10. OVERTIME                                                   4
        ARTICLE 11. KEY PERSONNEL                                              4
        ARTICLE 12. STAFFING AND CONDUCT OF SUBCONTRACTOR PERSONNEL            4
        ARTICLE 13. INSPECTION AND ACCEPTANCE                                  5
        ARTICLE 14. GOVERNMENT PROPERTY                                        5
        ARTICLE 15. SUBCONTRACTOR VISITS                                       6
        ARTICLE 16. PROGRAM MANAGEMENT                                         6
        ARTICLE 17. STATUS REPORTING AND REVIEWS                               7
        ARTICLE 18. INVOICING AND PAYMENT                                      7
        ARTICLE 19. INSURANCE SCHEDULE                                         8
        ARTICLE 20. DISPUTES                                                   8
        ARTICLE 21. TERMINATIONS                                               9
        ARTICLE 22. RECORDS                                                    9
        ARTICLE 23. SECURITY CLASSIFICATIONS AND CLEARANCES                    9
        ARTICLE 24. SUBCONTRACTOR/GOVERNMENT INTERFACE                        10
        ARTICLE 25. HIRING OF EMPLOYEES                                       10
        ARTICLE 26. RETENTION OF INFORMATION                                  10
        ARTICLE 27. SUBCONTRACT ADMINISTRATION                                10
        ARTICLE 28. MISCELLANEOUS                                             11
        ARTICLE 39. ORDER OF PRECEDENCE                                       12
        ARTICLE 30. EXECUTION OF AGREEMENT OF SUBCONTRACT                     12

                                   ATTACHMENTS

ATTACHMENT A        SPECIAL PROVISIONS
ATTACHMENT B        GENERAL PROVISIONS
ATTACHMENT C        PERSONNEL QUALIFICATIONS
ATTACHMENT D        PRIME CONTRACT STATEMENT OF WORK
ATTACHMENT E        SECURITY REQUIREMENTS
ATTACHMENT F        WAGE DETERMINATION
ATTACHMENT G        MONTHLY PROGRESS REPORT FORMAT
ATTACHMENT H        GOVERNMENT PROPERTY FORMS

                        SUBCONTRACT NO. D/SID2-SC-98-251

This Subcontract is made this ____ day of _______, 1998, by and between PRC Inc., having offices at 1500 PRC Drive, McLean, Virginia 22102 (hereinafter referred to as "PRC" or "Prime Contractor"), a corporation duly organized and existing under the laws of the State of Delaware, and, MPOWER Solutions Inc., having offices at 6400 South Fiddler's Green Circle, Suite 540, Englewood, CO 80111, (hereinafter referred to as "MPOWER" or "Subcontractor"), a corporation duly organized and existing under the laws of the State of
______________________________.


                                    PREAMBLE

                              W I T N E S S E T H

WHEREAS, the Prime Contractor has been awarded Contract No. DASW01-98-D-0031 (hereinafter referred to as "Prime Contract") to provide technical assistance as required for the systems design, development, operations and maintenance of ongoing and future automation initiatives for the Office of the Assistant Secretary of Defense for Health Affairs (OASD/HA); and

WHEREAS, the Statement of Work of the Prime Contract sets forth a description of the scope of and manner in which the Prime Contractor shall provide the OASD/HA with technical services; and

WHEREAS, the Prime Contractor has need of certain work to be provided by the Subcontractor as set forth herein; and

WHEREAS, the Subcontractor wishes to provide the Prime Contractor the said work as set forth herein;

All in the manner and subject to the terms and conditions as hereinafter set forth,

NOW, THEREFORE, BE IT KNOWN AND IT IS HEREBY AGREED in consideration of the foregoing premises and mutual covenants herein contained, the parties hereby mutually agree as follows:

                                                Subcontract No. D/SID2-SC-98-251

                                  THE SCHEDULE

                          ARTICLE 1. SUPERSEDING EFFECT

A. This Subcontract supersedes all written or oral agreements, if any, and constitutes the entire agreement between the parties hereto with respect to this Subcontract.

B. All work performed by the Subcontractor, actions taken, and payments made, if any, under any other prior written or oral agreements, with respect to this Subcontract, shall be deemed to have been work performed, actions taken, or payments made under this Subcontract.

                           ARTICLE 2. PRIORITY RATING

To the extent that materials are procured hereunder they are certified for national defense under DPS Reg. 1 and/or DMS Reg. 1 and of all other regulations and orders of the Department of Commerce, where applicable, in obtaining controlled materials and other products and materials needed to fill this Subcontract. DPS/DMS Rating:. S10.

                           ARTICLE 3. SUBCONTRACT TYPE

A. This Subcontract is an Indefinite Delivery Indefinite Quantity (IDIQ) Cost Plus Fixed Fee, (CPFF) type Agreement that establishes the terms and conditions whereunder the Prime Contractor will procure services and provides for the Subcontractor to furnish the work specified on either a CPFF/LOE basis as indicated in Task Orders. This Subcontract and any task orders issued hereunder are subject to the terms, conditions and provisions included herein or incorporated as Attachments hereto and made a part hereof. Such orders may be issued from the Date of Subcontract Award through April 14, 2003.

B. In the event of conflict between a task order and this Subcontract, the Subcontract shall control. The Prime Contractor cannot predict accurately the types and quantities of services needed for any period of time. At a minimum, the Prime Contractor shall order services with a value of $1,000.00 (One Thousand Dollars). Subcontractor shall notify Prime Contractor in writing 30 days prior to the end of the term of this Subcontract if the guaranteed minimum has not been ordered.

                        ARTICLE 4. PERIOD OF PERFORMANCE

The base period of performance for this Subcontract shall be from December 1, 1998 through April 14, 1999.

                                                Subcontract No. D/SID2-SC-98-251

                           ARTICLE 5. OPTION TO EXTEND

A. PRC will, based upon the Government's exercising of options under the Prime Contract, extend the performance period of this Subcontract beyond the base period by exercising the following options:

        Prime Contract Option Year I       April 15, 1999 through April 14, 2000
        Prime Contract Option Year II      April 15, 2000 through April 14, 2001
        Prime Contract Option Year III     April 15, 2001 through April 14, 2002
        Prime Contract Option Year IV      April 15, 2002 through April 14, 2003

B. If the Prime Contractor receives such notices from the Government, the Prime Contractor will in turn extend the term of this Subcontract by written notice to the Subcontractor by formal modification to the subcontract. The preliminary notice does not commit the Prime Contractor to the exercise of an option.

C. If the Prime Contractor exercises this option, the extended Subcontract shall be considered to include this option provision. The Prime Contractor shall exercise such options by formal modification to this Subcontract. The total duration of this Subcontract, including the exercise of any options under this article, shall not exceed 60 months.

                            ARTICLE 6. SCOPE OF WORK

The Subcontractor shall provide to the Prime Contractor the work specified in Task Orders within the scope of the Statement of Work (SOW) from the prime contract which is incorporated herein as Attachment E and made a part hereof.

                   ARTICLE 7. SUBCONTRACT CEILINGS AND PAYMENT

A. The estimated cost and fixed fee ceilings for this Subcontract are the sum total of all Task Orders issued to the Subcontractor. Task Order ceilings will be indicated on individual Task Orders.

B. For CPFF/LOE Task Order, the estimated cost and fixed fee shall be paid in accordance with FAR 52.216-7, entitled "Allowable Cost and Payment," and FAR 52.216-8 entitled "Fixed Fee" which are included by reference in the General Provisions attached hereto.

                     ARTICLE 8. TRAVEL AND OTHER DIRECT COST

Travel and other direct cost, except as identified in Subcontractor's Task Order proposals, shall not be allowable as a direct charge to this Subcontract without the prior written approval of the Prime Contractor's Program Manager (PM). For CPFF/LOE Task Orders, when authorized, the Subcontractor shall be reimbursed for travel and other direct cost at actual cost, plus applicable burdens and fee. For FPLH Task Orders, when authorized, the Subcontractor shall be reimbursed for travel and other direct cost at actual cost, plus applicable burdens but without profit. Air Travel shall be coach fare. Automobile rental shall be for a compact vehicle, unless specific requirements in a task order require another vehicle type. The cost for per diem, accommodations, personal

                                                Subcontract No. D/SID2-SC-98-251

automobile shall not exceed those rates authorized by FAR 31.205-46 entitled "Travel Costs" in effect during the time of such travel.

                            ARTICLE 9. SUBCONTRACTING

Except as identified in Subcontractor's Task Order proposals, no other subcontracts to accomplish work required hereunder shall be issued by the Subcontractor unless approved by the Prime Contractor's designated representative in writing in accordance with FAR 52.244-1, Subcontracts-Fixed Price Contracts and FAR 52.244-2, Subcontracts-Cost Reimbursement Contracts incorporated by reference in Attachment C.

                              ARTICLE 10. OVERTIME

No overtime premiums are allowable as a direct charge for exempt personnel.

                            ARTICLE 11. KEY PERSONNEL

A. The Subcontractor shall notify the Prime Contractor prior to making any changes in key personnel. Key personnel are defined as follows:

        1. Personnel identified in the proposal for the individual Task Order as key individuals to be assigned for participation in the performance of the Subcontract;

        2. Individuals which are designated as key personnel by agreement of the Prime Contractor and the Subcontractor during negotiations.

B. The Subcontractor must demonstrate that the qualifications of prospective personnel are equal to or better than the qualifications of the personnel being replaced. Notwithstanding any of the foregoing provisions, key personnel shall be furnished unless the Subcontractor has demonstrated to the satisfaction of PRC's PM and the Government that the qualifications of the proposed substitute personnel are equal to or better than the qualifications of the personnel being replaced. Replacement personnel should be in place within ten (10) days or a longer time period of time if mutually acceptable to the Government and PRC.

           ARTICLE 12. STAFFING AND CONDUCT OF SUBCONTRACTOR PERSONNEL

A. The Subcontractor's staffing actions and personnel assigned to task orders issued under this Subcontract shall be mutually agreed to by PRC's Program Manager and Subcontractor to assure compliance with a task order's Statement of Work. Should the Subcontractor be unable to meet the staffing plan as identified in the individual Task Order, such understaffing may not be compensated for by overstaffing during later periods without the approval of the Prime Contractor's PM or duly authorized representative.

B. The Prime Contractor's Program Manager, after due consultation with the Subcontractor, may request the Subcontractor to remove any employee of the Subcontractor whose

                                                Subcontract No. D/SID2-SC-98-251

        performance is deemed unacceptable by the Government and it shall be the responsibility of the Subcontractor to so remove and replace that individual at no cost to the Prime Contractor.

C. If the Subcontractor is requested to remove any of the Subcontractor's personnel from further performance under this Subcontract for reasons of unethical conduct, security reasons or for violation of installation regulations, the Subcontractor shall use its best efforts to replace the personnel promptly in order to minimize the impact upon performance. The maximum time period allowed for replacement of Subcontractor personnel shall not exceed 10 calendar days, unless otherwise mutually agreed, and, the Subcontractor shall bear all costs associated with such removal including the costs for the replacement of any personnel so removed.

                      ARTICLE 13. INSPECTION AND ACCEPTANCE

A DD250 Form shall be submitted with deliverables. Acceptance criteria for deliverable products shall be specified in the Statement of Work. The Prime Contractor will conduct. a review of the Subcontract deliverables for completeness, correctness and compliance with the Task Order requirements. If the Prime Contractor determines that there are omissions, errors or deficiencies, the Subcontractor shall make the necessary modifications that will allow the Prime Contractor to accept the final products. The corrections shall be made within a period of time agreed upon by the Prime Contractor and Subcontractor and in accordance with the provisions set forth in FAR Clauses listed below:

        FAR 52.246-2      Inspection of Supplies--Fixed Price (AUG 1996)
        FAR 52.246-3      Inspection of Supplies--Cost Reimbursement (APR 1984)
        FAR 52.246-4      Inspection of Services--Fixed Price (AUG 1996)
        FAR 52.246-5      Inspection of Services--Cost Reimbursement (APR 19840
        DFAR 252.246-7000 Material Inspection and Receiving Report (DEC 1991)

                         ARTICLE 14. GOVERNMENT PROPERTY

A. This subcontract contains the clause entitled "Government Property". However, receipt of Government Furnished Property or Subcontractor Acquired Property is not authorized under this subcontract. Such property may be acquired only upon receipt of a fully executed task order or task order modification that specifically authorizes acquisition of the property by the Subcontractor. Requests for Subcontractor Acquired Property must be made to the Procurement Specialist designated in Article 27, with a copy of the request to the PRC Government Property Office.

B. To meet the requirements set forth in FAR 45.510, prior to approving requests for Government Furnished Property or Subcontractor Acquired Property, the Subcontractor will be required to show proof of a Property Management System, which has been approved by the Government within three audit years of the date of the subcontract or task order. Upon acceptance and approval of the status of the system by the PRC Government Property Office, the Subcontractor will be authorized to follow the terms and conditions of their Government approved Property Management System. Failure to

                                                Subcontract No. D/SID2-SC-98-251

        have an approved Property Management System will result in acceptance of the terms and conditions of PRC's Government Property Management System.

C. Whether the Subcontractor's Property Management System or PRC's Property Management System is being followed, the Subcontractor is required to:

        (1) on an annual basis, conduct a wall-to-wall inventory of the Government Property in their possession which is being used to perform the work under this subcontract, and submit the results to the PRC Government Property Office,

        (2) submit an up-to-date copy of their Official Property Record to the PRC Government Property Office by October 5, of each year, and

        (3)     comply with other requirements as determined necessary.

D. Upon changes in status and/or quantity of Government Property notice shall be submitted to the PRC Government Property Office immediately.

E. In accordance with FAR 52.245-2, Government Property (Fixed Price Contracts) (DEC 1989) and FAR 52.245-5, Government Property (Cost Reimbursement, Time and Material, or Labor Hour Contracts) (JAN 1986), the Subcontractor will assume full risk of loss for any Subcontractor Acquired Property/Government Furnished Property under this agreement. Limited risk of loss for any Subcontractor Acquired/Government Furnished will only be applicable if the Government Contracting Officer's authorization is obtained by PRC in advance of authorization for the Subcontractor to receive such property.

F. Any loss or destruction of, or damage to, Government Property in the possession of the Subcontractor must be reported to the PRC Government Property Office within five (5) days of discover.

                        ARTICLE 15. SUBCONTRACTOR VISITS

PRC's PM and/or the Government's Contracting Officer's Representative (COR) will approve and coordinate all Subcontractor visits to a sponsor's agency and other DoD agencies necessary for performance under this Subcontract. All Subcontractor security visit requests shall be submitted through PRC's PM to the COR for approval

                         ARTICLE 16. PROGRAM MANAGEMENT

A. PRC's Program Manager or duly authorized representative shall provide direction to the Subcontractor relative to the specific work to be performed hereunder, to include any and all marketing efforts. In the event direction is given that will affect the price and/or period of performance or otherwise is in conflict with the terms and conditions of this Subcontract, the Subcontractor is responsible for notifying the Prime Contractor's designated representative set forth in Article 27 herein in accordance with the provisions set forth in the following clauses incorporated in Attachment B:

        FAR 52.243-1        Changes--Fixed Price (AUG 1987)
        FAR 52.243-2        Changes--Cost Reimbursement (AUG 1987)
        FAR 52.243-2 II     Changes--Cost Reimbursement, Alternate II (APR 1984)

                                                Subcontract No. D/SID2-SC-98-251

B. PRC's Program Manager will forward any contractual or performance problems or issues to the Subcontractor for correction or resolution, as required. PRC's Program Manager also has been delegated responsibility for coordinating task order pre-proposal conferences; review of Subcontractor technical and cost proposals; coordination of Prime Contract reporting requirements with the Government and Subcontractor; deliverable and other Subcontractor submissions; maintenance of the PRC D/SIDDOMS II task order award database; maintenance of DD250 documentation and other contract documents; management and coordination of Government Subcontract Reporting requirements with Subcontractor team members; and quality assurance.


                    ARTICLE 17. STATUS REPORTING AND REVIEWS

A. The Subcontractor shall provide monthly status reports and support the Prime Contractor in program reviews as set forth below within seven (7) business days of end of the calendar month. As a minimum the Subcontractor shall provide a Monthly Progress Report, in hard copy and soft copy, that addresses total Subcontract work activity for the reporting period and will individually address each active task order. Each report shall include information as specified in Attachment H, Monthly Progress Report Format.

B. The Subcontractor shall support the Prime Contractor in satisfying all Government special reporting requirements, as specified in separate Task orders.

C. Reports delivered by the Subcontractor in performance of this Subcontract shall be considered "Technical Data" as defined in the applicable "Rights in Data" clause of the General Provisions.

                        ARTICLE 18. INVOICING AND PAYMENT

A. The Subcontractor shall invoice PRC not more than monthly on a task order basis. The Subcontractor shall provide one original and two Copies of a proper invoice to the address specified in paragraph C. Properly submitted invoices shall be payable net thirty (30) days following receipt by PRC.

B. In order for a Subcontractor invoice to be considered proper, each invoice shall contain, at a minimum, the following information:

        1. This Subcontract number and Task Order Number with A/P Reference Number.

        2. Period of performance or deliverable for which the invoice is submitted.

        3. Hours expended by labor category, and individual both current and cumulative.

        4. The amount invoiced, by category, and individual both current and cumulative.

        5. Other Direct Costs (ODCs), which must have the advance approval of the Prime Contractor's PM, shall specify a description of the cost (i.e., travel, computer time, etc.) and for which paid invoices, storeroom requisitions or other certifications of payment are available for Government audit verification.

        6. Total amount invoiced for the period, both current and cumulative.

                                                Subcontract No. D/SID2-SC-98-251

C.      Invoices shall be directed to the following:
        PRC Inc. 1500
        PRC Drive
        McLean, VA 22102
        Attention: Ms. Sue Noah, MS 2E1

                         ARTICLE 19. INSURANCE SCHEDULE

The Subcontractor shall maintain the types of insurance and coverage listed below.


        TYPE OF INSURANCE                                                    MINIMUM AMOUNT
(i)     Workmen's compensation and all occupational disease                  As required by State Law

(ii)    Employer's Liability including all occupational disease              $100,000 per acct.
        when not so covered in Workmen's Compensation above.

(iii)   General Liability (Comprehensive) Bodily Injury
        per occurrence                                                       $500,000

(iv)    Automobile Liability (Comprehensive)
        Bodily Injury per person                                             $200,000
        Bodily Injury per occurrence                                         $500,000
        Property Damage per accident                                         $ 20,000

                              ARTICLE 20. DISPUTES

A. Good-Faith Negotiations. If any dispute arises under this agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the parties are unable to resolve the dispute within 20 business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be resolved in the following manner.

B. Excluded Causes. If the only dispute relates to unpaid fees, costs or other charges, the party owed the money may commence legal action in court for outstanding monies due under this Agreement.

C. Binding Alternative Dispute Resolution. Any remaining dispute arising under this Agreement shall be resolved by using alternative dispute resolution (ADR) procedures, which can hopefully avoid or reduce the acrimony resulting from adversarial litigation. If the efforts through face-to-face negotiations in paragraph A., above, are not successful, the parties will initiate a mini-trial (ADR) process with selection of a neutral advisor, who will schedule a mini-trial to occur approximately 30 business days after the selection of the neutral advisor. The neutral advisor will introduce an impartial opinion approximately 15 business days after completion of the mini-trial. Throughout the ADR process, the neutral advisor will provide an element of mediation with the goal of having the parties resolve the dispute without issuance of the impartial opinion. However, if agreement is not reached by the parties, the impartial opinion rendered by the neutral advisor will be binding and judgment upon that opinion may be entered in any court having jurisdiction thereof. The parties may elect to use an arbitration/mediation service which specializes in timely ADR,

                                                Subcontract No. D/SID2-SC-98-251

        such as ENDISPUTE or the Judicial Arbitration and Mediation Services, Inc. All expenses such as the cost of the neutral advisor or the hearing facility will be shared equally.

                            ARTICLE 21. TERMINATIONS

A. In addition to the termination provisions of FAR 52.249-2 and 52.249-6 incorporated herein by reference, a Task Order may be terminated in writing by PRC upon occurrence of any of the following:

        1. Termination by the Government of the Prime Contract or Prime Contract Delivery Order upon which Subcontractor's Task Order is issued upon 30 days notice prior to delivery date.

        2. Failure of Subcontractor to perform a Task Order in accordance with the terms and conditions of this Subcontract or failure by Subcontractor to perform or comply with any other provision of this Subcontract and such failure is not cured within ten (10) days after receiving a written notice from PRC specifying such failure to perform.

B. PRC reserves the right to terminate this Subcontract and/or unfulfilled Task Orders issued hereunder in the event Subcontractor is subject to sanctions arising from investigative procedures instituted by agencies of the U.S. Government.

B. In addition to any rights pursuant to paragraphs A and B, above, Prime Contractor may cancel this Subcontract in whole or in part without any liability in the event Subcontractor: (1) ceases to do business; (2) Subcontractor becomes insolvent; (3) Subcontractor institutes bankruptcy proceedings or liquidation proceedings are instituted against the Subcontractor; (4) a trustee or receiver is appointed for Subcontractor business or property; or (5) in the event of any assignment, reorganization or arrangement by Subcontractor for its creditors.

                               ARTICLE 22. RECORDS

A. The Subcontractor shall maintain sufficient records concerning Subcontract performance of separate task orders to permit verification through normal audit procedures of the hours expended by labor categories in performance of the effort set forth herein.

B. The Subcontractor agrees that its books and records and its plants, or such part thereof as may be engaged in the performance of this Subcontract shall at all reasonable times be subject to inspection and audit by any authorized representative of the U.S. Government. This right shall survive acceptance and final closeout on this Subcontract for a period of three (3) years.

               ARTICLE 23. SECURITY CLASSIFICATIONS AND CLEARANCES

The work to be performed hereunder may involve classified information necessitating performance by personnel with appropriate security clearances. If the Prime Contract Task order Security

                                                Subcontract No. D/SID2-SC-98-251

Classification Specification (DD Form 254) is applicable, the Task order DD254 form will be furnished to the Subcontractor under separate letter upon approval by the issuing agency. In addition, the Subcontractor shall comply with Security Requirements as specified in Attachment F.

                 ARTICLE 24. SUBCONTRACTOR/GOVERNMENT INTERFACE

A. All meetings and other contacts involving Subcontractor personnel and/or their representatives with representatives of the United States Government, relative to performance of this Subcontract, shall be coordinated through the Prime Contractor's PM, or his designee. The Subcontractor is further reminded that only the Prime Contractor can direct the Subcontractor and/or modify the terms and conditions of this Subcontract or Task Orders executed under this Subcontract.

B. PRC's PM or his designee has the responsibility to manage, direct and coordinate the marketing efforts including trade shows of all subcontractors. PRC's PM shall be the sole arbitrator of disputes between subcontractors with respect to marketing opportunities and is responsible for assignment of task orders awarded by the Government to the appropriate subcontractor(s).

                         ARTICLE 25. HIRING OF EMPLOYEES

Except as otherwise agreed in writing during the period that this Subcontract is in effect, including any extensions thereto, the Subcontractor and the Prime Contractor shall not actively recruit or otherwise induce the other party's employees assigned in connection with the effort hereunder to accept a position with the other party. This clause is not intended to restrict the rights of employees of either party to respond to public advertisements and notices of employment opportunities.

                      ARTICLE 26. RETENTION OF INFORMATION

After completion of this Subcontract, the Subcontractor shall not retain in its possession (unless otherwise specified) any drawings, sketches, prints, reports or other data developed under this Subcontract or provided by the Prime Contractor hereunder without written approval of the Prime Contractor.

                     ARTICLE 27. SUBCONTRACT ADMINISTRATION

In regard to administrative and contractual matters relating to this Subcontract, the parties hereby appoint the below-listed persons, or their duly authorized designees, as the only persons empowered to make commitments on behalf of their respective organizations to effect changes to any portion of this Subcontract.

For the Prime Contractor:   Catherine J. Fontaine, Manager, Procurement, or her designee,
                            Lesley M. Tyson, Principal Procurement Specialist
                            Lorine Sweeney, CEO & President

For the Subcontractor:      Patrice N. Light, V.P. Healthcare Technology
                            Tammy McLaren, V.P. Prof. Services and CIO

                                                Subcontract No. D/SID2-SC-98-251

                            ARTICLE 28. MISCELLANEOUS

A. NOTICES. Whenever under this Subcontract one party is required or requires to give notice to the other, such notice shall be deemed to have been given if appropriately addressed as follows:

1.      In the case of the Prime Contractor:

        For Contractual Matters:                For Technical Matters:
        PRC Inc.                                PRC Inc.
        1500 PRC Drive                          1500 PRC Drive
        McLean, Virginia 22102                  McLean, VA 22102
        Attention: Ms. Lesley M. Tyson          Attention: Mr. Cary Havert
        Phone Number: (703)556-1890             Phone Number: (703) 556-2311
        Fax Number: (703)556-1534               Fax Number: (703)883-8704

2.      In the case of the Subcontractor:

        For Contractual Matters:                For Technical Matters:
        MPOWER Solutions Inc.                   MPOWER Solutions Inc.
        6400 So. Fiddler's Green Circle         6400 So. Fiddler's Green Circle
        Englewood, CO 80111                     Englewood, CO 80111
        Attention: Ms. Patrice N. Light         Attention: Mrs. Tammy McLaren
        Phone Number: (303) 488-9928            Phone Number: (303) 488-9928
        Fax Number:   (303) 488-9705            Fax Number:   (303) 488-9705

B. ENTIRE AGREEMENT AND GOVERNING LAW. This Subcontract, including all attachments whether incorporated by reference or otherwise, constitutes the entire Subcontract and supersedes all other agreements whether oral or written. Furthermore, this agreement shall be construed to be governed in accordance with the laws of the Commonwealth of Virginia.

C. COUNTERPARTS. This Subcontract may be executed in several counterparts all of which taken together shall constitute one single Subcontracts between the parties hereto.

D. HEADINGS AND INTERPRETATIONS. The article and section headings and table of contents used herein are for reference and convenience only and shall not enter into the interpretation thereof.

E. SEVERABILITY. If any of the provisions of this Subcontract or part of such provisions are or become invalid or unenforceable, the remaining provisions shall continue to be effective.

F. WAIVERS. No waiver by a party of any of its rights or remedies hereunder shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Subcontract.

                                                Subcontract No. D/SID2-SC-98-251

G. NEGATION OF THE FORMATION OF A BUSINESS ORGANIZATION. This Subcontract shall not constitute, create, or in any way be interpreted to create a partnership, joint venture, or formal business organization of any kind between the Prime Contractor and the Subcontractor.

                         ARTICLE 39. ORDER OF PRECEDENCE

In the event of inconsistency between the provisions of this Subcontract, the inconsistency shall be resolved by giving precedence as follows:

        (a)     the Subcontract;

        (b)     Attachment A - Special Provisions;

        (c)     Attachment B - General Provisions;

        (d)     Attachment C - Personnel Qualifications;

        (e)     Attachment D - Prime Contract Statement of Work;

        (f)     Attachment E - Security Requirements;

        (g)     Attachment F - Wage Determination;

        (h)     Attachment G - Monthly Progress Report Format;

        (i)     Attachment H - Government Property Forms.

                ARTICLE 30. EXECUTION OF AGREEMENT OF SUBCONTRACT

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.


BY: /s/ LORINE SWEENEY                  BY: /s/ CATHERINE J. FONTAINE
   --------------------------------        -------------------------------------
NAME: Lorine Sweeney                    NAME: Catherine J. Fontaine
     ------------------------------          -----------------------------------
TITLE: President & CEO                  TITLE: Manager, Procurement
      -----------------------------           ----------------------------------
DATE: 12-17-98                          DATE: 1/12/99
     ------------------------------          -----------------------------------

                                                Subcontract No. D/SID2-SC-98-251

                                  ATTACHMENT A

                               SPECIAL PROVISIONS

The special provisions of the Prime Contract are hereby incorporated by reference in the following pages. As used herein the term "Contractor" shall mean the Subcontractor and the terms "Government" and the "Contracting Officer" or equivalent terms shall mean PRC and PRC Contractual Representative hereunder, respectively, except under those clauses relating to rights to audit or examine the Subcontractor's books or financial records, in which case the terms the "Government" and the "Contracting Officer" shall mean the U.S. Government and the Contracting Officer under the prime contract respectively.

ARTICLE 20. COMMERCIAL OFF THE SHELF (COTS) PRODUCTS AND DATA STANDARDIZATION

A.      Background

        1. The Government intends to use international, industry, government, DoD, and Military Health Systems (MHS) standards to promote the efficient and unambiguous exchange of information with required government and commercial systems. In addition, the government must understand the meaning and context of the data being captured and processed to ensure a common understanding of the data being exchanged.

        2. Congress defined performance measures to assess progress toward information technology goals in the National Defense Authorization Action for Fiscal Year 1995 to ensure that the DoD receives the maximum benefit possible from development, modernization, operation, and maintenance of automated information systems (AISs). Section 381 paragraph 1.3.2 of this Act specifically establishes measures for data standardization to include the number and percentage of DoD standard data elements that are used in migration programs. The paragraph further states that this can be done through actual use of DoD standard data elements of the mapping of non-standard data to DoD standard data.

        3. Therefore, it is the purchasing organizations responsibility to ensure the COTS software vendor provides the following minimum information in the form of data dictionary to DoD Health
                Affairs: the logical data element name, its definition that describes the meaning and the context of the data element in the system, the domain of the data element (the allowable values), the data type, length and unit of measure if applicable. Any data element acronym or abbreviation must be spelled out clearly in the definition. The vendor is required to submit this data dictionary using the MHS Health Import Tool (HITool) which can be obtained from MHS Health Data Program Web Site. This tool ensures that Health Affairs has the necessary data element information in a useable format. In addition, the vendor will be required to assist Health Affairs in reporting the metric described above. These requirements are described in paragraph below entitled "COTS Software Data Requirements.

                                                Subcontract No. D/SID2-SC-98-251

B. Scope. These contract requirements apply to COTS software purchased to satisfy Military Health System (MHS) functional requirements. They do not apply to development tools such as PowerBuilder, Visual Basic, utilities, etc., office automation software such as word processors of infrastructure-related software such as operating systems. The Government will include these requirements in each task statement or acquisition document which includes or anticipates the need for COTS software. to satisfy functional requirements.

C. COTS Software Data Requirements. Prior to final agreement and purchase, the COTS software vendor shall provide a data dictionary which includes the following information for each functional data element in the software: the logical data element name; its definition that describes the meaning and the context of the data element in the system; the domain of the data element (the allowable values); the data type, length and a unit of measure if applicable. The vendor is required to submit this data dictionary using MHS Health Import Tool (HITool) which can be obtained from http://hirs.brooks.aff.mill/mhss/. In addition, the vendor will be required to provide additional information for clarification of the individual data element meaning and context to assist Health Affairs in reporting the National Defense Authorizations Action data standardization metric as required in Section 381 of the National Defense Authorization Action for Fiscal Year 1995.

D. COTS Software Data Import and Export Capability. The COTS software vendor shall describe in its proposal to the Government and be able to demonstrate the applications capability and flexibility to import and export applicable standard MHS data defined in the task order to or from external sources directly or through standardized interfaces, front-end or back-end translators or utilities.

                                    SECTION H

                          SPECIAL CONTRACT REQUIREMENTS

H.1     52.245-7001     REPORTS OF GOVERNMENT PROPERTY (MAY 1994)

(a)     The Contractor shall provide an annual report-

        (l) For all DoD property for which the Contractor is accountable under the contract;

        (2) Prepared in accordance with the requirements of DD Form 1662, DoD Property in the Custody of Contractors, or approved substitute, including instructions on the reverse side of the form;

        (3) In duplicate, to the cognizant Government property administrator, no later than October 31.

(b) The Contractor is responsible for reporting all Government property accountable to this contract, including that at subcontractor and alternate locations.

H.2     CONFLICT OF INTEREST

It is understood that the Contractor, to include all subcontractors and consultants, shall comply with the provisions of FAR Subpart 9.5 - Organizational Conflicts of Interest. If the Contractor is issued a delivery order to provide services, any of the services set forth in FAR 9.505-1, 9.505-2 and 9.505-3, the Contractor or any subcontractors or consultants working on that delivery order shall not supply any hardware, software or other services resulting from that order for a period of three (3) years from the completion of that delivery order. Each delivery order subject to the Organizational Conflict of Interest provisions above will specify the limitations required by FAR Subpart 9.5.

        1. Constraints on Awards. An Offeror may propose as prime or subcontractor on multiple D/SIDDOMS Lots. However, awards are subject to the following contract exclusions:

                a. Lot I awardee(s) is eligible for award(s) for Lot II and LOT IV or the awardee(s) of Lot I is eligible for award of Lot III but not the combination of Lot II, Lot III, and Lot IV. The awardee(s) of Lot II is eligible for award(s) of Lot I and Lot
                IV. The awardee(s) of Lot III is eligible for award of Lot I. but not Lot II and Lot IV. The awardee(s) of Lot IV is also eligible for Lot I and Lot II but not Lot III.

                b. The (OASD/HA) DMIM Program Office must maintain independence between the integration tasking of Lot II and Lot IV and the design, development, deployment. operations and maintenance tasking of Lot III. The purpose of the restriction is to prevent a bias in the contractor's judgment in suggesting recommendations or solutions to be implemented under Lot III. Furthermore, it would provide Lot III awards an unfair consideration in the issuance of delivery orders.

                c. The Contractor shall obtain a written response and approval from the Contracting Officer when there is any doubt, whatsoever, as to whether or not the furnishing of services, equipment or software to the Government as a result of any tasking performed under this contract represents a conflict of interest.

NOTE: For the purposes of this clause, the "Contractor", or "Subcontractor", or "Consultant" means the Contractor, its subsidiaries and affiliates, joint ventures involving the Contractor, any entity with which the Contractor may hereafter merge or affiliate with, and other successor in interest or assignee of the Contractor. Additionally, the reference to (OASD/HA), DMIM shall be understood to mean any name for this Government organization which shall be changed during the period specified by this clause as a result of a re-organization, etc., for which a new name cannot be anticipated at this time.

H.3     ROYALTY FREE LICENSE

In consideration of the sum to be paid to the Contractor under this contract, the contractor hereby agrees and does grant, convey, and reserves to the United States of America a nonexclusive, irrevocable, world wide, royalty-free license in all written material, published, printed, presented or used in connection with the contract, in which the Contractor presently holds a copyright or in the future shall obtain a copyright therein or in which he has the right to issue royalty-free licenses thereto.

H.4     CONFORMITY TO LAWS AND REGULATIONS

The Contractor shall be responsible for assuring that employees assigned to this contract comply, while oversees with the applicable laws and regulations of that country. In addition, the Contractor shall be responsible for assuring that the Contractor's employees comply with military rules and regulations when employed in areas under the jurisdiction of the Commander in Chief of the applicable theater.

In the event that a contractor's employee is barred from continuing to perform under this contract for failure to comply with the laws, rules, and regulations described in the foregoing paragraph, any cost incurred by the contractor as a result of the removal of the employee or the substitution of a replacement employee shall not be allowed. The disallowed costs include relocation costs incurred by the Contractor to furnish a substitute employee for the oversees assignment unless the Contractor is obliged in accordance with FAR 31-205-35(d) or under the terms of this contract to refund or credit to the Government the relocation costs originally incurred to furnish the removed employee for the oversees assignment.

H.5     COMPUTER PROGRAMMER AND SYSTEMS ANALYSTS

(a) The Department of Labor has determined that Computer Programmers and System Analysts are not in the learned professions for purposes of an exemption from the Service Contract Labor Standards Act, 41 U.S.C. Sections as amended. This determination is published at 29 C.F.R. Section 541-302(h).

(b) Therefore, the Service Contract Act must be included in this contract unless the Contractor can provide signed certifications and supporting evidence acceptable to the Contracting Officer that all Computer Programmers and Systems Analysts (including trainees) whose services will be acquired under this contract are either:

        (i) Engaged in managerial and administrative duties which qualify them for exemption under 29 C.F.R. 541.1 or 541.2; or

        (ii) High salary professional employees as defined in 29 C.F.R. 541-315.

                (A) Compensated on a salary or fee basis at a rate of at least $250 per week exclusive of board, lodging, or other facilities, and

                (B) Whose primary duty consists of the performance of work requiring knowledge of an advanced type in a field of science or learning which include work requiring the constant exercise of discretion and judgment.

H.6     WAGE DETERMINATION STATUS

A Wage Determination has been requested from the Department of Labor(DoL) and not received as of date of issue of the subject Request For Proposal (RFP). However, any Wage Determination received will be subsequently incorporated in the contract award. (See revised Section J, Attachment J-17.)

H.7     KEY PERSONNEL

The contractor shall notify the contracting officer prior to making any changes in key personnel, Key personnel are defined as:

        (a) personnel identified in the proposal as key individuals to be assigned for participation in the performance of the contract;

        (b) individuals who are designated as key personnel by agreement of the Government and the contractor during negotiations.

The contractor must demonstrate that the qualifications of prospective personnel are equal to, or better than, the qualifications of the personnel being replaced. Notwithstanding any of the foregoing provisions, key personnel shall be furnished unless the contractor has demonstrated to the satisfaction of the contracting officer and the COR that the qualifications of the proposed substitute personnel are equal to, or belief than, the qualifications of the personnel being replaced.

H.8     SPECIAL ACCESS AND COMPETITIVE PROCUREMENT

(a) Proprietary Data of Third Parties, In the event the Contractor requests access to proprietary data of other companies, in order to conduct studies and research under the contract, it will enter into agreements with the supplying companies to protect such dam from unauthorized use or disclosure so long as such data remains proprietary. These agreements shall be made available to the Government upon request of the Contracting Officer.

(b) Proprietary Data Furnished by the Government. In the event the Contractor is given access by the Government to proprietary dam of the Government or proprietary data of third parties possessed by the Government, the Contractor hereby agrees to protect such data from unauthorized use or disclosure as long as such data remains proprietary.

H.9     YEAR 2000 COMPLIANT

All Information Technology products provided under this contract shall be "Year 2000 Compliant" as outlined below:

Year 2000 complaint means information technology that accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations. Furthermore, Year 2000 compliant information technology, when used in combination with other information technology, shall accurately process date/time data if the other information technology properly exchanges date/time data with it.

H.10    MULTIPLE AWARDS AND ISSUANCE OF DELIVERY ORDERS PROCEDURES

In the event of multiple awards, and as a matter of contract administration, all contractors awarded a contract under this solicitation will be fairly considered for the issuance of delivery orders in excess of the minimum stated contract amount. The decision to place a delivery order among any one of the Contractors awarded in the contract is within the discretion of the Contracting Officer. The decision to issue or propose to issue any delivery order under this contract is not subject to protest. The Contracting Officer may consider any one or all of the following matters.

        (a) The order's requirement and relationship to the unique products or services of a particular contractor.

        (b) The Contractor's favorable customer relation and satisfaction.

        (c) Past performance on prior delivery orders or on other related contacts, to include timely performance and quality of products or services provided.

        (d) The interests of economy and efficiency to include logical follow on

        (e) Unusual and urgency need's of the Government to include avoidance of delays.

        (f) The capabilities and financial status of the Contractor.

The Contracting Officer may obtain and use information from any source. In deciding to issue a delivery order, the Contracting Officer may issue the order without consultation or the opportunity for comments from contractors regarding the independently obtained information.

                                END OF SECTION H

                                                Subcontract No. D/SID2-SC-98-251

                                  ATTACHMENT B

                               GENERAL PROVISIONS

The general provisions of the Prime Contract are hereby incorporated by reference in the following pages. As used herein the term "Contractor" shall mean the Subcontractor and the terms "Government" and the "Contracting Officer" or equivalent terms shall mean PRC and PRC Contractual Representative hereunder, respectively, except under those clauses relating to rights to audit or examine the Subcontractor's books or financial records, in which case the terms the "Government" and the "Contracting Officer" shall mean the U.S. Government and the Contracting Officer under the prime contract respectively.

                                    SECTION I

                                CONTRACT CLAUSES

I.1     52.252-1        SOLICITATION PROVISIONS INCORPORATED BY REFERENCE (JUN
                        1988)

This solicitation incorporates one or more solicitation provisions by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

I.2     52.252-2       CLAUSES INCORPORATED BY REFERENCE (JUN 1988)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Connecting Officer will make their full text available.

I.3     52.202-1        DEFINITIONS (OCT 1995)
                        (Reference 2.201)

I.4     52.203-3        GRATUITIES (APR 1984)
                        (Reference 3.202)

I.5     52.203-5        COVENANT AGAINST CONTINGENT FEES (APR 1984)
                        (Reference 3.404)

I.6     52.203-7        ANTI-KICKBACK PROCEDURES (JUL 1995)
                        (Reference 3.502-3)

I.7     52.203-10       PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER
                        ACTIVITY (JAN 1997)
                        (Reference 3.104-9(b))

I.8     52.203-12       LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL
                        TRANSACTIONS (JAN 1990)
                        (Reference 3.808(b))

I.9     52.204-2        SECURITY REQUIREMENTS (AUG 1996)
                        (Reference 4.404(a))

I.10    52.204-4        PRINTING/COPYING DOUBLE-SIDED ON RECYCLED PAPER
                        (JUN 1996)
                        (Reference 4.304)

I.11    52.215-2        AUDIT AND RECORDS-NEGOTIATION (AUG 1996)
                        (Reference 15.106-1(b))

I.12    52.215-2 1      REQUIREMENTS FOR COST OR PRICING DATA OR INFORMATION
                        OTHER THAN COST OR PRICING DATA - MODIFICATIONS (OCT
                        1997)
                        (Reference 15.408(m))

I.13    52.215-26       INTEGRITY OF UNIT PRICES (JAN 1997)
                        (Reference 15.812-2(a))

I.14    52.215-27       TERMINATION OF DEFINED BENEFIT PENSION PLANS(MAR 1996)
                        (Reference 15.804-8(e))

I.15    52.215-30       FACILITIES CAPITAL COST OF MONEY (SEP 1987)
                        (Reference 15.904(a))

I.16    52.215-31       WAIVER OF FACILITIES CAPITAL COST OF MONEY (SEP 1987)
                        (Reference 15.904(b))

I.17    52.215-35       ORDER OF PRECEDENCE (JAN 1986)
                        (Reference 15.106-3(b))

I.18    52.215-39       REVERSION OR ADJUSTMENT OF PLANS FOR POST RETIREMENT
                        BENEFITS OTHER THAN PENSIONS (PRB) (MAR 1996)
                        (Reference 15.804-8(f))

I.19    52.215-40       NOTIFICATION OF OWNERSHIP CHANGES (FEB 1995)
                        (Reference 15.804-8(g))

I.20    52.216-7        ALLOWABLE COST AND PAYMENT (FEB 1997)
                        (Reference 16.307(a))

I.21    52.216-8        FIXED FEE (FEB 1997)
                        (Reference 16.307(b))

I.22    52.217-8        OPTION TO EXTEND SERVICES (AUG 1989)
                        (Reference 17.208(f))

I.23    52.219-8        UTILIZATION OF SMALL, SMALL DISADVANTAGED AND
                        WOMEN-OWNED SMALL BUSINESS CONCERNS (OCT 1995)
                        (Reference 19.708(a))

I.24    52.219-9        SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL
                        BUSINESS SUBCONTRACTING PLAN

I.25    52.219-14       LIMITATIONS ON SUBCONTRACTING (DEC 1996)
                        (Reference 19.508(e))

I.26    52.219-16       LIQUIDATED DAMAGES - SUBCONTRACTING PLANS
                        (Reference 19.708(b)(2))

I.27    52.222-1        NOTICE TO THE GOVERNMENT OF LABOR DISPUTES (FEB 1997)
                        (Reference 22.103-5(a))

I.28    52.222-2        PAYMENT FOR OVERTIME PREMIUMS (JUL 1990)
                        (Reference 22.103-5(b))

I.29    52.222-3        CONVICT LABOR (AUG 1996)
                        (Reference 22.202)

I.30    52.222-4        CONTRACT WORK HOURS AND SAFETY STANDARDS ACT - OVERTIME
                        COMPENSATION (JUL 1995)
                        (Reference 22.305)

I.31    52.222-26       EQUAL OPPORTUNITY (APR 1984)
                        (Reference 22.810(c))

I.32    52.222-28       EQUAL OPPORTUNITY PREAWARD CLEARANCE OF SUBCONTRACTS
                        (APR 1984)
                        (Reference 22.810(g))

I.33    52.222-29       NOTIFICATION OF VISA DENIAL (APR 1984)
                        (Reference 22.810(h))

I.34    52.222-35       AFFIRMATIVE ACTION FOR SPECIAL DISABLED AND VIETNAM ERA
                        VETERANS (APR 1984)
                        (Reference 22.1308)

I.35    52.222-36       AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS (APR 1984)
                        (Reference 22.1408)

I.36    52.222-37       EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS AND
                        VETERANS OF THE VIETNAM ERA (JAN 1988)
                        (Reference 22.1308(b))

I.37    52.222-41       SERVICE CONTRACT ACT OF 1965, AS AMENDED (MAY 1989)
                        (Reference 22.1006(a))

I.38    52.222-47       SERVICE CONTRACT ACT (SCA) MINIMUM WAGES AND FRINGE
                        BENEFITS (MAY 1989)
                        (Reference 22.1006(d))

I.39    52.223-2        CLEAN AIR AND WATER (APR 1984)
                        (Reference 23.105(b))

I.40    52.223-6        DRUG-FREE WORKPLACE (JAN 1997)
                        (Reference 23.505(b))

I.41    52.224-1        PRIVACY ACT NOTIFICATION (APR 1984)
                        (Reference 24.104(a))

I.42    52.224-2        PRIVACY ACT (APR 1984)
                        (Reference 24.104(b))

I.43    52.225- 11      RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (OCT 1996)
                        (Reference 25.702)

I.44    52.226-1        UTILIZATION OF INDIAN ORGANIZATION AND INDIAN-OWNED
                        ECONOMIC ENTERPRISES (SEP 1996)
                        (Reference 26.104)

I.45    52.227-1        AUTHORIZATION AND CONSENT (JUL 1995)
                        (Reference 27.201-2(a))

I.46    52.227-2        NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT
                        INFRINGEMENT (AUG 1996)
                        (Reference 27.202-2)

I.47    52.227-3        PATENT INDEMNITY (APR 1984)
                        (Reference 27.203-1 (b))

I.48    52.228-7        INSURANCE-LIABILITY TO THIRD PERSONS (MAR 1996)
                        (Reference 28.311-1)

I.49    52.230-3        DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES
                        (APR 1996)

                        (Reference 30.201-4(b))

I.50    52.220-4        CONSISTENCY IN COST ACCOUNTING PRACTICES (AUG 1992)
                        (Reference 30.201-4(c))

I.51    52.232-1        PAYMENTS (APR 1984)
                        (Reference 32.111(a)(1))

I.52    52.232-9        LIMITATION ON WITHHOLDING OF PAYMENTS (APR 1984)
                        (Reference 32.111(c)(2))

I.53    52.232-17       INTEREST (JUN 1996)
                        (Reference 32.617(a)&( ))

I.54    52.232-22       LIMITATION OF FUNDS (APR 1984)
                        (Reference 32.705-2(c))

I.55    52.232-23       ASSIGNMENT OF CLAIMS (JAN 1986)
                        (Reference 32.806(a)(1))

I.56    52.232-25       PROMPT PAYMENT (MAR 1994)
                        (Reference 32.908(c))

I.61    52.237-2        PROTECTION OF GOVERNMENT BUILDINGS, EQUIPMENT AND
                        VEGETATION (APR 1984)
                        (Reference 32.110(b))

I.62    52.237-3        CONTINUITY OF SERVICE (JAN 1991)
                        (Reference 32.110(c))

I.63    52.237-7        INDEMNIFICATION AND MEDICAL LIABILITY INSURANCE (JAN
                        1997)
                        (Reference 37.403)

I.64    52.242-1        NOTICE OF INTENT TO DISALLOW COSTS (APR 1984)
                        (Reference 42.802)

I.65    52.243-1        CHANGES-FIXED-PRICE (AUG 1987)
                        (Reference 43.205(a)(1))

I.66    52.243-2        CHANGES-COST-REIMBURSEMENT (AUG 1987)
                        (Reference 43.205(b)(1)) Change references to 30 days to 15 days

I.67    52.243-2 II     CHANGES-COST-REIMBURSEMENT (AUG 1987) - ALTERNATE II
                        (APR 1984) Change references to 30 days to 15 days

                        (Reference 43.205(b)(2))

I.68    52.243-7        NOTIFICATION OF CHANGES (APR 1984)
                        (Reference 43.107)

I.69    52.244-1        SUBCONTRACTS (FIXED-PRICE CONTRACTS) (FEB 1995)
                        (Reference 44.204(a))

I.70    52.244-2        SUBCONTRACTS (COST-REIMBURSEMENT AND LETTER CONTRACTS)
                        (FEB 1997)
                        (Reference 44.204(b))

I.71    52.244-5        COMPETITION IN SUBCONTRACTING (DEC 1996)
                        (Reference 44.204(e))

I.72    52.245-1        PROPERTY RECORDS (APR 1984)
                        (Reference 45.106(a))

I.73    52.245-2        GOVERNMENT PROPERTY (FIXED-PRICE CONTRACTS) (DEC 1989)
                        (Reference 45.106(b)(1))

I.74    52.245-5        GOVERNMENT PROPERTY (COST-REIMBURSEMENT, TIME AND
                        MATERIAL OR LABOR-HOUR CONTRACTS) (JAN 1986)
                        (Reference 45.106(f)(1))

I.75    52.245-19       GOVERNMENT PROPERTY FURNISHED "AS IS" (APR 1984)
                        (Reference 45.308-2)

I.76    52.246-25       LIMITATION OF LIABILITY--SERVICE (FEB 1997)
                        (Reference 46.805)

I.77    52.247-1        COMMERCIAL BILL OF LADING NOTATIONS (APR 1984)
                        (Reference 47.104-4)

I.78    52.247-63       PREFERENCE FOR U.S.-FLAG AIR CARRIERS (JAN 1997)
                        (Reference 47.405)

I.79    52.249-2        TERMINATION FOR CONVENIENCE OF THE GOVERNMENT
                        FIXED-PRICE) (SEP 1996)
                        (Reference 49.502(b)(1)) Para (c) change 120 days to
                        90 days Para (e) change 1 year to 90 days

I.80    52.249-6        TERMINATION (COST-REIMBURSEMENT) (SEP 1996)
                        (Reference 49.503(a)(1)) Para (f) change 1 year to 90 days

I.81    52.249-8        DEFAULT (FIXED-PRICE SUPPLY AND SERVICE) (APR 1984)
                        (Reference 49.504(a)(1))

I.82    52.249-14       EXCUSABLE DELAYS (APR 1984)
                        (Reference 49.505(d))

I.83    52.250-1        INDEMNIFICATION UNDER PUBLIC LAW 85-804 (APR 1984)
                        (Reference 50.403-3)

I.84    52.251-1        GOVERNMENT SUPPLY SOURCES (APR 1984)
                        (Reference 51.107)

I.85    52.253-1        COMPUTER GENERATED FORMS (JAN 1991)

                        (Reference 53.111)

I.86    252.203-7001    SPECIAL PROHIBITION ON EMPLOYMENT (NOV 1995)
                        (Reference 203.570-5)

I.87    252.205-7000    PROVISION OF INFORMATION TO COOPERATIVE AGREEMENT
                        HOLDERS (DEC 1991)
                        (Reference 205.470-2)

I.88    252.209-7000    ACQUISITION FROM SUBCONTRACTORS SUBJECT TO ON-SITE
                        INSPECTION UNDER THE IMMEDIATE-RANGE NUCLEAR FORCES
                        (INF) TREATY (NOV 1995)
                        (Reference 209.103-70)

I.89    252.215-7000    PRICING ADJUSTMENTS (DEC 1991)
                        (Reference 215.804-8(1))

I.90    252.215-7002    COST ESTIMATING SYSTEM REQUIREMENTS (DEC 1991)
                        (Reference 215.811-70(h))

I.91    252.219-7003    SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL
                        BUSINESS SUBCONTRACTING PLAN (DoD CONTRACTS) (APR 1996)
                        (Reference 219.708)

I.92    252.223-7004    DRUG-FREE WORK FORCE (SEP 1988)
                        (Reference 223.570-4)

I.93    252.227-7013    RIGHTS IN TECHNICAL DATA--NONCOMMERCIAL ITEMS (NOV 1995)
                        (Reference 227.7103-6(a))

I.94    252.227-7015    TECHNICAL DATA--COMMERCIAL ITEMS (NOV 1995)
                        (Reference 227.7102-3)

I.95    252.2.227-7026  DEFERRED DELIVERY OF TECHNICAL DATA OR COMPUTER SOFTWARE
                        (APR 1988)
                        (Reference 227.7103-8(a))

I.96    252.227-7027    DEFERRED ORDERING OF TECHNICAL DATA OR COMPUTER SOFTWARE
                        (APR 1988)
                        (Reference 227.7103-8(b))

I.97    252.227-7030    TECHNICAL DATA-WITHHOLDING OF PAYMENT (OCT 1988)
                        (Reference 227.7103-6(f))

I.98    252.227-7037    VALIDATION OF RESTRICTIVE MARKINGS ON TECHNICAL DATA
                        (NOV 1995)
                        (Reference 227.7102-3(c))

I.99    252.231-7000    SUPPLEMENTAL COST PRINCIPLES (DEC 1991)
                        (Reference 231.100-70)

I.100   252.237-7019    IDENTIFICATION OF UNCOMPENSATED OVERTIME (APR 1992)
                        (Reference 237.170-3)

I.101   252.242-7004    MATERIAL MANAGEMENT AND ACCOUNTING SYSTEM (SEP 1996)
                        (Reference 242.7206)

I.102   252.245-7001    REPORTS OF GOVERNMENT PROPERTY (MAY 1994)
                        (Reference 245.505-14(a))

I.103   52.203-6        RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT
                        (JUL 1995)

        (a) Except as provided in (b) below, the Contractor shall not enter into any agreement with an actual or prospective subcontractor, nor otherwise act in any manner, which has or may have the effect of restricting sales by such subcontractors directly to the Government of any item or process (including computer software) made or furnished by the subcontractor under this contract or under any follow-on production contract.

        (b) The prohibition in (a) above does not preclude the Contractor from asserting rights that are otherwise authorized by law or regulation.

        (c) The Contractor agrees to incorporate the substance of this clause, including this paragraph (c), in all subcontracts under this contract which exceeds $100,000.

I.104   52.209-6        PROTECTING THE GOVERNMENTS INTEREST WHEN SUBCONTRACTING
                        WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR
                        DEBARMENT (JUL 1995)

        (a) The Government suspends or debars Contractors to protect the Government's interest. The Contractor shall not enter into any subcontract in excess of $25,000 with a Contractor that is debarred, suspended, or proposed for debarment unless there is a compelling reason to do so.

        (b) The Contractor shall require each proposed first-tier subcontractor whose subcontract will exceed $25,000, to disclose to the Contractor, in writing, whether as of the time of award of the subcontract the subcontractor, or its principals, is or is not debarred, suspended, or proposed for debarment by the Federal Government.

        (c) A corporate officer or a designee of the Contractor shall notify the Contracting Officer, in writing, before entering into a subcontract with a party that is debarred, suspended, or proposed for debarment (see FAR
        9.404 for information on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs). The notice must include the following:.

                (1) The name of the subcontractor.

                (2) The Contractor's knowledge of the reasons for the subcontractor being on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs.

                (3) The compelling reason(s) for doing business with the subcontractor notwithstanding its inclusion on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs.

                (4) The systems and procedures the Contractor has established to ensure that it is fully protecting the Government's interests when dealing with such subcontractor in view of the specific basis for the party's debarment, suspension or proposed debarment.

I.108   52.222-42       STATEMENT OF EQUIVALENT RATES FOR FEDERAL HIRES (MAY
                        1989)

In compliance with the Service Contract Act of 1965, as amended, and the regulations of the Secretary of Labor (29 CFR Part 4), this clause identifies the classes of service employees expected to be employed under the contract and states the wages and fringe benefits payable to each if they were employed by the contracting agency subject to the provisions of 5 U.S.C. 5341 or 5332.

THIS STATEMENT IS FOR INFORMATION ONLY: IT IS NOT A WAGE DETERMINATION

I.109   52.232.18       AVAILABILITY OF FUNDS (APR 1984)

Funds are not presently available for this contract. The Government's obligation under this contract is contingent upon the availability of appropriated funds from which payment for contract purposes can be made. No legal liability on the part of the Government for any payment may arise until funds are made available to the Contracting Officer for this contract and until the Contractor receives notice of such availability, to be confirmed in writing by the Contracting Officer.

I.110   52.232-19       AVAILABILITY OF FUNDS FOR THE NEXT FISCAL YEAR (APR
                        1984)

Funds are not presently available for performance under this contract beyond 30 September 1998. The Government's obligation for performance of this contract beyond that date is contingent upon the availability of appropriated funds from which payment for contract purposes can be made. No legal liability on the part of the Government for any payment may arise for performance under this contract beyond September 1998, until funds are made available to the Contracting Officer for performance and until the Contractor receives notice of availability to be confirmed in writing by the Contracting Officer.

I.111   52.242-13       BANKRUPTCY (JUL 1995)

In the event the Contractor enters into proceedings rotating to bankruptcy, whether voluntary or involuntary, the Contractor agrees to furnish, by certified mail or electronic commerce method authorized by the contract, written notification of the bankruptcy to the Contracting Officer responsible for administering the contract. This notification shall be furnished within five days of the initiation of the proceedings relating to bankruptcy filing. This notification shall include the date on which the bankruptcy petition was filed, the identity of the court in which the bankruptcy petition was filed, and a listing of Government contract numbers and contracting offices for all Government contracts against which final payment has act been made. This obligation remains in effect until final payment under this

I.112   52.203-7002     DISPLAY OF DoD HOTLINE POSTER (DEC 1991)

(a) The Contractor shall display prominently in common work areas within business segments performing work under Department of Defense (DoD) contracts. DoD HOTLINE Posters prepared by the DoD Office of the Inspector General

(b) DoD HOTLINE Posters may be obtained from the DoD Inspector General. ATTN:
Defense HOTLINE 400 Army Navy Drive, Washington, DC 22202-2884.

(c) The Contractor need not comply with paragraph (a) of this clause if it has established a mechanism, such as a HOTLINE, by which employees may report suspected instances of improper conduct, and instructions that encourage employees to make such reports.



                                (End of Clause)

I.114   52.232.20       LIMITATION OF COSTS

I.115   52.232.33       MANDATARY INFORMATION FOR ELECTRONIC FUNDS TRANSFER
                        PAYMENT

I.116   52.232.34       OPTIONAL INFORMATION FOR ELECTRONIC FUNDS TRANSFER
                        PAYMENT

I.117   252.277-7014    RIGHTS IN NON COMMERCIAL COMPUTER SOFTWARE AND NON
                        COMMERCIAL COMPUTER SOFTWARE DOCUMENTATION

I.118   52.215-1        INSTRUCTIONS TO OFFERORS--COMPETITIVE ACQUISITION (OCT
                        1997)(REFERENCE 15.209(a))



                                END OF SECTION I

                                                Subcontract No. D/SID2-SC-98-251

                                  ATTACHMENT C

                            PERSONNEL QUALIFICATIONS

        c. Contractor personnel performing work on unclassified automated information systems must be assigned to one of three position sensitivity designations in accordance with the requirements in Section J, Security Requirements, before commencing work on D/SIDDOMS II. This requirement applies to all labor categories.

        d. Each Labor Category is assigned an identifying Number (column one) and a Title (column two). These are the numbers and titles used in the Government's estimate for the anticipated level of effort (Section J, Level of Effort Estimate).

Number              Title
------              -----
  2.    Task Manager
  3.    Systems Engineer - Senior
  4.    Systems Engineer - Middle
  5.    Systems Engineer - Junior
  6.    Open Systems Engineer - Principal
  7.    Open Systems Engineer - Senior
  8.    Open Systems Engineer - Middle
  9.    Open Systems Engineer - Junior
 10.    Telecommunications Electronics Engineer - Senior
 11.    Telecommunications Electronics Engineer - Middle
 12.    Telecommunications Electronics Engineer - Junior
 13.    Information Engineer - Principal
 14.    Information Engineer - Senior
 15.    Information Engineer - Middle
 16.    Information Engineer - Junior
 17.    Functional Area Analyst - Senior
 18.    Functional Area Analyst - Middle
 19.    Functional Area Analyst - Junior
 20.    Computer Scientists/Systems Analyst - Senior
 21.    Computer Scientists/Systems Analyst - Middle
 22.    Computer Scientists/Systems Analyst - Junior
 23.    Computer Security Systems Engineer - Senior
 24.    Computer Security Systems Engineer - Middle
 25.    Computer Security Systems Engineer - Junior
 26.    Computer Security Systems Engineer - Technician
 27.    Software Engineer - Senior
 28.    Software Engineer - Middle
 29.    Software Engineer - Junior
 30.    System Programmer - Senior
 31.    System Programmer - Middle
 32.    System Programmer - Junior
 33.    General Scientific Professional - Senior
 34.    General Scientific Professional - Middle
 35.    General Scientific Professional - Junior
 36.    General Management Professional - Senior
 37.    General Management Professional - Middle
 38.    General Management Professional - Junior
 39.    Technician
 40.    Administrative Assistant - High Skill
 41.    Administrative Assistant - Medium Skill
 42.    Administrative Assistant - Low Skill
 43.    Database Administrator
 44.    Database System Operator - Senior
 45.    Database System Operator - Junior



                                    J.1 - 19

Number              Title
------              -----
 46.    Security Professional/Facility Security Officer
 47.    Operations Support Assistant
 48.    Operations Support Coordinator
 49.    Business Process Engineer - Principal
 50.    Business Process Engineer - Senior
 51.    Business Process Engineer - Middle
 52.    Cost Analyst
 53.    Electronic Meeting Technographer
 54.    Training Specialist - Senior
 55.    Training Specialist - Junior
 56.    Help Desk Manager
 57.    Help Desk Specialist
 58.    Installation Technician - Senior
 59.    Installation Technician - Junior
 60.    System Administrator
 61.    System Operator
 62.    Network Manager
 63.    Network Technician
 64.    Repair Technician - Senior
 65.    Repair Technician - Junior
 66.    Quality Assurance Manager
 67.    Quality Assurance Analyst

7.2     Labor Category Descriptions

        The Labor Category descriptions describe the general skills, knowledge and/or tasks that a person may be required to have or perform. When alternate qualifications are allowed for a labor category, the degree fields and experience referred to are the degree fields or subjects and experience in the general description or primary qualification for that labor category. For example, all widget operators may be required to be able to install, operate and maintain blue, black and green widgets with at least one year of specialized experience operating widgets connected to a local area network. A senior widget operator is required to have at least an associate degree in widget operation, mathematics. computer science or a related field with at Inert four years of experience in the field and one year of specialized experience. If the alternate qualification is a bachelor's degree with two years experience and one year of specialized experience, then the bachelors degree must also be in widget operation, mathematics, computer science, or a related field and the two years experience must be in the area of installing, operating and maintaining blue, black and green widgets with the specialized experience being in the operation of widgets connected to a local network.



                                    J.1 - 20

7.2.2   Task Manager

Category 2, Task Manager

Description: Serves as the contractor's Task Manager, and shall be the contractor's authorized point of contact with the government Task Manager. Under the guidance of the Program Manager, responsible for the overall management of a specific Delivery Order, or, in the case of particularly complex Delivery Orders, responsible for management of a Delivery Order Task under the guidance of the Delivery Order Task Manager. Interfaces with government management personnel, contract managers, and customer agency representatives. Responsible for formulating and enforcing work standards, assigning contractor schedules, reviewing work quality, communicating policies, purposes, and goals of the organization to subordinates. The Task Manager shall also have demonstrated capability in the overall management of complex tasks, and strong team building skills.

Qualifications: Must possess a bachelor's degree in a field applicable to this position, i.e., Computer Science, Information Systems, Engineering, Business, or other related scientific or technical discipline. Ten years of progressively more responsible experience is required in both information systems design and management. Alternative qualifications include (a) a master's degree may be substituted for two years of this experience, or (b) no degree is required with fifteen years of progressively responsible experience.

7.2.3   Systems Engineers

Description: Performs professional engineering assignments in support of C41 systems engineering efforts in one or more of the following disciplines: communications engineering, electronic engineering, communications security, network analysis, ECM/ECCM, interoperability analysis, system standards, military operations (ground, sea, and air), program analysis, program planning, cost analysis. Qualifications:

Category 3, Systems Engineer- Senior: Must possess an advanced degree in electrical or electronic engineering, computer science, computer engineering or system engineering related area with at least eight years experience in that field. Five years of this work experience must be directly related to the above description. Alternate qualifications include (a) a Ph.D. may be substituted for two years related experience or (b) a bachelor's degree with at least 10 years experience.

Category 4, Systems Engineer - Middle: Must possess a bachelor's degree in electrical or electronic engineering, computer science, computer engineering or system engineering related area with at least 5 years experience in that field. Two years of this work experience must be directly related to the above description. Alternate qualifications include (a) a master's degree may be substituted for one year of related experience, or(b) an associate degree with at least ten years experience directly related to the above description.

Category 5, Systems Engineer - Junior: Must possess a bachelor's degree in electrical or electronic engineering, computer science, computer engineering or system engineering related area with at least I year of experience in that field. Alternate qualification: an associate degree in electrical or electronic engineering with at least eight years experience of which at least four years are related.



                                    J.1 - 21

7.2.4   Open Systems Engineers

Description: Applies software, hardware, and standards information technology skills in the analysis, specification, development, integration and acquisition of open systems for DoD information processing (IP) applications. Familiar with standards-based open systems architectures, reference models, and profiles of standards (such as the IEEE POSIX Open Systems Environment (OSE) reference model) as they apply to the implementation and specification of IP solutions on the application platform, across the application program interface (API), and to the external environment/software application. Performs professional engineering assignments in support of C4I systems engineering efforts in one or more of the following disciplines: communications engineering, communications security, network analysis, command and control mission analysis, interoperability analysis, system standards, military operations (ground, sea, and air), program analysis, program planning, cost analysis. Knowledgeable of COTS products and methods that can be acquired to provide interoperable, portable, and scaleable information technology solutions. Performs analysis and validation of reusable software/hardware components to ensure the integration of these components into interoperable IP designs. Designs and maintains message format and symbology databases which provide real time updates to fielded systems. Experienced with and familiar with current research and/or standards in at least two of the following technology/standards areas: POSIX, GOSIP, GUI, Ada/4GL, CASE, object oriented technologies, DBMS, SQL, IRDS (repository), ODA/ODIF, CALS/EDI, DCE, simulation and modeling, automated systems security, software metrics/system effectiveness measures/tools, multimedia, on-line transaction processing (OLTP), and distributed computing.

Qualifications:

Category 6, Principal Open Systems Engineer: Must possess a Ph.D. in a scientific or information systems field and at least 10 years experience in the information systems/software engineering/system engineering field. Must be experienced with and familiar with current research and/or standards in at least three of the following technology, standards areas: POSIX, GOSIP, GUI, Ada/4GL, CASE, object oriented technologies, OPENbus, DBMS, SQL, IRDS (repository), ODA/ODIF, CALS/EDI, DCE, simulation and modeling, automated systems security, software metrics/system effectiveness measures/tools, multimedia, OLTP, distributed computing, and process/data/BCA modeling methods and tools. Alternate qualification: advanced degree in above fields and at least 12 years experience in the information systems field.

Category 7, Open Systems Engineer - Senior: Must possess an advanced degree in a scientific field or information systems/system engineering related area and at least eight years experience in the information systems/software engineering field. Must be familiar with current research and/or standards in at least two of the following technology/standards areas: POSIX, GOSIP, GUI, Ada,/4GL, CASE, object oriented technologies, OPENbus, DBMS, SQL, IRDS (repository), ODA/ODIF, CALS/EDI, simulation and modeling, automated systems security, software metrics/system effectiveness measures/tools, multimedia, OLTP, distributed computing, and process/data/BCA modeling methods and tools. Alternate qualifications include (a) a bachelor's degree in a related field and at least l0 years experience in the information systems/software engineering field, or
(b) a Ph.D. may be substituted for two years experience.

Category 8, Open Systems Engineer - Middle: Must possess a bachelor's degree in a scientific field or information systems/system engineering related area and at least 5 years experience in the information systems/software engineering field, with participation in an information technology standards working group desired. Must be familiar with current research and/or standards in at least two of the following technology/standards areas: POSIX, GOSIP, GUI, Ada/4GL, CASE. object oriented technologies, OPENbus, DBMS, SQL, IRDS (repository), ODA/ODIF, CALS/EDI, DCD, simulation and modeling, automated systems security, software metrics/system effectiveness measure/tools, multimedia, OLTP, distributed computing, and process/data/BCA modeling methods and tools. Alternate qualifications include (a) a master's degree maybe substituted for one year of related experience, or (b) an associate degree with at least eight years experience directly related to the above description.

Category 9, Open Systems Engineer - Junior: Must possess a bachelor's degree in a scientific field or information systems/system engineering related area and at least one year of experience in the development or maintenance of standards-based open systems applications, and/or integrated hardware/software information systems. Alternate qualification: an associate degree with at least eight years experience of which at least four years are related.



                                    J.1 - 22

7.2.5   Telecommunications Electronics Engineers

Description: Performs professional engineering assignments in support of telecommunications engineering efforts in one or more of the following disciplines: satellite communications, transmission systems, fiber optic communications, switched networks, network management, or control systems.

Qualifications:

Category 10, Telecommunications Electronics Engineer- Senior:. Must possess an advanced degree in electrical, electronics, or systems engineering with at least eight years experience in that field. Five years of this work experience must be directly related to the above description. Alternate qualifications include (a) a bachelor's degree in a related field and at least 10 years experience in the information systems/software engineering field, or (b) a Ph.D. may be substituted for two years experience.

Category 11, Telecommunications Electronics Engineer - Middle: Must possess a bachelor's degree in electrical, electronics, or systems engineering with at least five years experience in that field. Two years of this work experience must be directly related to the above description. Alternate qualifications include (a) a master's degree may be substituted for one year of related experience, or (b) a Ph.D. may be substituted for two years experience.

Category 12, Telecommunications Electronics Engineer - Junior: Must possess a bachelor's degree in electrical, electronics, or systems engineering with at least one year of experience in that field. Alternate qualification: an associate degree in electrical, electronics or systems engineering with at least eight years experience of which at least four years are related.

7.2.6   Information Engineers

Description: Applies an organization-wide set of disciplines for the planning, analysis, design, and construction of information systems on an enterprise-wide basis or across a major sector of the enterprise. Performs enterprise strategic systems planning, enterprise information planning and business area analysis. Performs process and data modeling in support of the planning and analysis efforts using both manual and automated (Integrated Computer-Aided Software Engineering (ICASE)) tools. Develops and applies organization-wide information models for use in designing and building integrated, shared software and database management systems. Assist in establishing standards for information systems procedures. Applies reverse engineering and reengineering disciplines to develop migration strategies and planning documents. Experience is also required in information systems development, functional and data requirements analysis, systems analysis and design, programming. program design and documentation preparation.

Qualifications:

Category 13, Principal Information Engineer: Must possess a Ph.D. in Information Systems. Information Technology, Computer Science or similar technical discipline and at least 10 years experience in the information systems field. Alternate qualification: advanced degree in above fields and at least 12 years experience in the information systems field.

Category 14, Information Engineer - Senior: Must possess an advanced degree in either a scientific field or an MBA and at least eight years experience in the information systems field. Alternate qualifications include (a) a Ph.D. may be substituted for two years experience, or (b) or a bachelors degree, in a related field, and at least 10 years experience in the information systems field.

Category 15, Information Engineer - Middle: Must possess a bachelor's degree in a scientific field or Business Administration and at least five years experience in the information systems field. Alternate qualifications include (a) a master's degree may be substituted for one years experience, or (b) an associates degree in a related field with minimum of eight years of experience in the information systems field.

Category 16, Information Engineer- Junior: Must possess a bachelor's degree in a scientific field or Business Administration and at least 0-5 years experience in the information systems field. Alternate qualifications include (a)



                                    J.1 - 23
an associates degree in a related field with minimum of 3 years of experience in the information systems field, or (b) no degree is required with a minimum of six years of experience in the information systems field.

7.2.7   Functional Area Analysts

Description: Applies analytical skills to support process improvement, studies and analysis projects. Typical duties include analysis, planning, establishment of requirements, functional modeling, development of procedures, development of functional architectures, and other related management and technical duties. Requires expertise in specialty areas. Experience in or related to military medicine or general health care is highly desirable.

Qualifications:

Category 17, Functional Area Analyst - Senior: Must possess an advanced degree and at least eight years experience in the functional areas of Human Resources. Medical, Reserve Components. Finance, Procurement, Material Management, or C3I. Advanced professional military education in one of the primary functional areas above is highly desirable. Alternate qualifications include (a) a Ph.D. degree may be substituted for two years experience, or (b) a bachelors degree and at least 10 years functional experience

Category 18, Functional Area Analyst - Middle: Must possess a bachelor's degree and at least five years experience in the functional areas of Human Resources, Medical, Reserve Components, Finance, Procurement, Material Management, or C3I. Advanced professional military education in one of the primary functional areas above is highly desirable. Alternate qualifications include (a) an advanced degree may be substituted for one year of experience, or (b) an associate degree (or having equivalent military or other professional educational credits) with a minimum of 10 years of functional experience.

Category 19, Functional Area Analyst - Junior: Must possess a bachelor's degree and at least 0-5 years experience in the functional areas of Human Resources, Medical, Reserve Components. Finance, Procurement, Material Management, or C3I. Alternate qualification: an associate degree (or having equivalent military or other professional educational credits) with a minimum of three years of functional experience.

7.2.8   Computer Scientists/Systems Analysts

Description: Performs professional assignments in the general areas of computer hardware and software such as: analysis of computer systems, protocols, computer operations, interfaces. programming and database structuring and management, evaluation of computer test plans and procedures. Translates user automation requirements into hardware. software, and communications requirements and solutions. Work may require expertise in the following

1. 4GL, object oriented, client server technology (e.g., Visual Basic, C++, etc.)

2.      Database technology (e.g., SQL, ODBMS, RDBMS (e.g., INFORMIX. MS ACCESS,
        ODBC))

3. Network Operating Systems (WFW 3.11, Windows 95, Windows NT, UNIX, NOVELL, Solaris, etc.)

4. Electronic publishing tools, techniques. and environments (Folio Views, MS WOSA, etc.)

5.      Internet Web technology

6.      Mainframe Operating Systems (AMDAHL/IBM MVS)

7.      Mainframe 3GL, 4GL Technology (COBOL/COBOL II, ADS/0)

8.      Mainframe Database Technology (CA IDMS)

Qualifications:



                                    J.1 - 24

Category 20, Computer Scientist/Systems Analyst - Senior: Must possess an advanced degree in Computer Science, Information Systems, or other directly related discipline, with at least eight years experience in the areas of expertise identified above. Alternate qualifications include (a) a Ph.D. may be substituted for two years experience, or (b) a bachelors degree, in a related field, and at least 10 years experience in the information systems field.

Category 21, Computer Scientist/Systems Analyst - Middle: Must possess a bachelors' degree in Computer Science, Information Systems or other directly related discipline, with at least five years experience in the areas of expertise identified above. Alternate qualifications include (a) a master's degree maybe substituted for one year of related experience, or (b)an associate degree with at least eight years of related experience.

Category 22, Computer Scientist/Systems Analyst - Junior: Must possess a bachelor's degree in Computer Science, Information Systems, or other directly related discipline, with at least one year of experience in the areas of expertise identified above. Alternate qualifications include: (a) an associate degree with at least eight years experience of which at least four years are related or, (b) no degree with at least ten years experience directly related to the above description..

7.2.9   Computer Security Systems Engineers

Description: Analyzes and defines security requirements for Multilevel Security
(MLS) issues. Designs, develops, engineers, and implements solutions to MLS requirements. Gathers, organizes technical information about an organization's mission goals and needs, existing security products, and ongoing programs in the MLS arena. This professional level contains engineers, system designers, installation planners and technicians. Supervisory experience over Information System Security Engineers or equivalent staff category. Experience in Secure LAN and Secure Client/Server distributor processing environments, Experience in mainframe computer systems to include CA Top Secret and IDMS/IDD. Experience in two or more of the following disciplines: Security Requirements Analysis, Testing, Certification and Accreditation. Experience in DoD 5200.28-STD, DoD Trusted Computer System Evaluation Criteria (Orange Book), and the supplemental NSA Guidelines (The Rainbow Series), Progressively more responsible experience in Information Systems Security Engineering or related Engineering/Computer Science activities.

Qualifications:

Category 23, Computer Security Systems Engineer - Senior: Must have a Ph.D. in Electrical Engineering, Information Science, Information Systems, Computer Science, Physics, Math, or other Technical/Scientific discipline and at least eight years of directly related experience in defining computer security requirements for high level applications, evaluation of approved security product capabilities, and developing solutions to MLS problems. Alternate qualifications include (a) an advanced degree with at least 10 years experience, or (b) a bachelors degree, in a related field, and at least 12 years experience in the information systems field.

Category 24, Computer Security Systems - Middle: Must have an Advanced degree in Electrical Engineering, Information Science, Information Systems, Computer Science. Physics, Math, or other Technical/Scientific discipline and at least six years of directly related experience in designing, engineering, and implementing solutions to computer security requirements. Alternate qualifications include (a) a Ph.D. may be substituted for two years experience, or (b) a bachelors degree. in a related field, and at least 10 years experience in the computer security field.

Category 25, Computer Security Systems Engineer - Junior: Must have a bachelor's degree in Electrical Engineering, Information Science, Information Systems, Computer Science, Physics, Math, or other Technical/Scientific discipline and at least two years of directly related experience in designing, engineering, and implementing solutions to computer security requirements. Alternate qualifications include: (a) an advanced degree may be substituted for two years experience or (b) an associate degree with at least six years of related experience.

Category 26, Computer Security Systems Engineer - Technician; Must have an Associates degree in Engineering, Computer Science, or Information Science with at least five years in systems analysis, design, and implementation and at least 3 years of directly related experience in installing, maintaining, or operating MLS systems. Must be familiar with the "Orange Book" and the "Rainbow" series of standards. Must be knowledgeable of MLS products



                                    J.1 - 25
such as Verdix B-2 LAN, SunOS MLS, AT&T System V/MLS, HFSI XTS-200, CMW, Gemini, and Trusted Xenix. Alternate qualifications include (a) a bachelor's degree may be substituted for two years experience or (b) no degree with at least eight years experience directly related to the above description.

7.2.10  Software Engineers

Description: Manages and/or performs the validation and certification of reusable software components and other software development artifacts for entry into the DoD Software Reuse Repository. Manages the implementation of and designs software tools and subsystems to support software reuse and domain analysis. Manages software development and support using formal specifications, data flow diagrams or other commonly accepted design techniques, and computer aided software engineering (CASE) tools. Estimates software development cost and schedule, overseeing software configuration management, interpreting software requirements and design specifications, managing/performing independent verification and validation, managing/performing data integrity assurance, managing integration and software test activities.

Must have experience managing or performing software engineering activities. Work may require expertise in the following areas:

        1. 3GL and 4GL programming languages (e.g., Ads, C+, C++, COBOL, SAS, ADS-On-Line, etc.)

        2. 4GL, object-oriented, client-server development tools (Visual Basic, etc.)

        3. Database technology (e.g., SQL, ODBMS, RDBMS (e.g., INFORMIX, MS ACCESS, FOCUS, ODBC))

        4.      Network Operating System environments (Windows NT, UNIX, etc.)

        5. Electronic publishing tools, techniques, and environments (Folio Views, MS WOSA, etc.)

        6. Internet Web Technology, such as design and implementation of Web pages and servers.

Qualifications:

Category 27, Software Engineer - Senior: Must possess an advanced degree in Computer Science or a software related discipline, and at least eight years experience in the software engineering field. Alternate qualifications include
(a) a Ph.D. may be substituted for two years experience, or (b) a bachelors degree, in a related field, and at least 10 years experience.

Category 28, Software Engineer - Middle: Must possess a bachelor's degree in Computer Science or a software related discipline, and at least five years experience in the software engineering field. Alternate qualifications include
(a) a master's degree may be substituted for one year of related experience, or
(b)an associate degree with at least eight years of related experience.

Category 29, Software Engineer - Junior: Must possess a bachelor's degree in Computer Science or a software related discipline, and at least 0-5 years experience in the software engineering field. Alternate qualifications include
(a) an associate degree and at least 3 years experience, or (b) no degree is required with at least 5 years experience.

7.2.11  System Programmers

Description: Develops and/or maintains operating systems, communications software, database packages, compilers, assemblers, and utility programs. Modifies existing and creates special purpose software and ensures systems efficiency and integrity. Analyzes systems requirements and design specifications. Develops block diagrams and logic flow charts. Translates detailed design into computer software. Tests, debugs, and refines the computer software to produce the required product. Prepares required documentation, including project plans, software program and user documentation. Enhances software to reduce operating time or improve efficiency. Provides technical direction to less experienced programmers. Experience in ADP system analysis and programming and



                                    J.1 - 26
utilizing major concepts of application programming on large-scale database management systems. Knowledge of state-of-the-art computer equipment and high level computer languages, Experience in applications development under MIL-STD-498 and a software engineering environment (SEE) that integrates at least two of the following: Ads, CASE tools, relational/object-oriented DBMS, repository/data dictionary, optical-imaging/large-scale mass storage technology, and client/server networks is desired.

Qualifications:

Category 30, System Programmer - Senior: An advanced graduate degree in Computer Science or related study and at least eight years experience in system analysis and programming. Requires project planning, technical writing, and verbal/presentation skills. Alternate qualifications include (a) a Ph.D. may be substituted for two years experience, or (b) or a bachelors degree, in a related field, and at least 10 years experience.

Category 31, System Programmer - Middle: A bachelor's degree in a field applicable to this position, i.e., Computer Science, Information Systems, Engineering, and at least 5 years experience in system analysis and programming. Alternate qualifications include (a) a master's degree may be substituted for one year of related experience, or (b) an associate degree with at least eight years of related experience.

Category 32, System Programmer - Junior: A bachelor's degree in a field applicable to this position, i.e., Computer Science, Information Systems, Engineering, and at least 0-5 years experience in system analysis and programming. Alternate qualifications include (a) an associate degree and at least 3 years experience, or (b) no degree is required with at least 5 years experience.

7.2.12  General Scientific Professionals

Description: This category includes professional scientific occupations not otherwise covered. These persons perform analytical work in support of systems engineering or planning activities. Such occupations include: Operations Research Analyst, Mathematician, Physicist. Statistician. Typical duties will involve assignments similar to those of the System Engineer but where a scientific expert is needed.

Qualifications:

Category 33, General Scientific Professional - Senior: Must possess an advanced degree in such disciplines as Electrical or Electronic Engineering, Computer Science, Information Systems, Physics, Statistics. Mathematics or a field otherwise related to the area of expertise to be supported. The candidate must also have at least eight years experience in the specific discipline in which the advanced degree has been obtained. Alternate qualifications include (a) a Ph.D. may be substituted for two years experience, or (b) a bachelors degree, in a related field, and at least 10 years experience.

Category 34, General Scientific Professional - Middle: Must possess a bachelor's degree in such disciplines as Electrical or Electronic Engineering, Computer Science, Information Systems, Physics, Statistics, Mathematics or fields otherwise related to the area of expertise to be supported. The candidate must also have at least 5 years experience in the specific discipline in which the degree has been obtained. Alternate qualifications include (a) a master's degree may be substituted for one year of related experience, or (b)an associate degree with at least eight years of related experience.

Category 35, General Scientific Professional - Junior: Must possess a bachelor's degree in such disciplines as Electrical or Electronic Engineering, Computer Science, Information Systems, Physics, Statistics, Mathematics or fields otherwise related to the area of expertise to be supported, The candidate must also have 1-5 years of experience in the specific discipline in which the degree has been obtained. Alternate qualifications include (a) a master's degree may be substituted for one year of related experience or (b) an associate degree in the above fields with at least eight years experience.

7.2.13  General Management Professionals

Description: This category includes professional occupations which perform management work such as: Data Management. Business Management/Program Control, Cost Variance Analysis, General Management, Procurement



                                    J.1 - 27

Strategy and Analysis. Typical duties include analysis, planning, establishment of requirements, development of procedures and other related management and technical duties. Requires expertise in specialty areas. Experience in or related to military medicine or general health care is desirable.

Qualifications:

Category 36, General Management Professional - Senior: Must possess an advanced degree plus at least eight years experience in the area being supported. That the advanced degree is directly related to the support areas identified above is desirable. Alternate qualifications include (a) a Ph.D. may be substituted for two years experience, or (b) a bachelors degree, in a related field, and at least 10 years experience.

Category 37, General Management Professional - Middle: Must possess a bachelor's degree plus at least 5 years experience in the area being supported. That the degree is directly related to the support areas identified above is desirable. Alternate qualifications include (a) a master's degree may be substituted for one year of related experience, or (b) an associate degree with at least eight years of related experience.

Category 38, General Management Professional - Junior: Must possess a bachelor's degree plus 1-5 years experience in the area being supported. That the degree is directly related to the support areas identified above is desirable. Alternate qualifications include (a) a master's degree may be substituted for one year of related experience, or (b) an associate degree with at least 5 years experience.

7.2.14  Technician

Description: Performs entry to mid-level professional technical engineering tasks under the supervision of a Senior Engineer.

Qualifications:

Category 39, Technician: Must have an Associate Degree (2 year) with a major or academic emphasis in electrical engineering, mathematics, computer science, or physical sciences with a minimum of two (2) years experience in their professional field. Alternate qualification: High School Diploma or GED with three (3) years of specific experience.

7.2.15  Administrative Assistants

Description: This professional level includes clerical personnel, administrative services personnel, illustrator/graphics personnel, technical editors, accountants, bookkeepers, librarians, technical writers and technical publications personnel who have a minimum of two (2) years experience in their field.

Qualifications:

Category 40, Administrative Support - High Skill: Must have an associate degree (or its equivalent as evidenced by two years of applicable college courses) or higher. Must have at least two years experience in administrative typing, technical typing, and using word processing equipment. Experience with computer graphics or computer terminals can be used as substitute for experience with word processing equipment. Alternate qualification: a High School Diploma (or
GED) and four years of applicable experience.

Category 41, Administrative Support - Medium Skill: Must have a high school diploma (or GED). Must have at least two years experience in filing techniques, administrative typing, and using word processing equipment. Experience with computer graphics or computer terminals can be used as substitute for experience with word processing equipment. Alternate qualification: an associate degree (or its equivalent as evidenced by two years of applicable college courses) and at least one year of experience.

Category 42, Administrative Support - Low Skill: Must have a high school diploma (or GED). Must have a thorough knowledge of English grammar, syntax. spelling, punctuation, and abbreviation. Must have at least one year experience in filing techniques and administrative typing. Alternate qualification: an associate degree (or its equivalent as evidenced by two years of applicable college courses).



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7.2.16  Database System Personnel

Description: Ensures efficient operation of a multicomputer site that supports database administration, database analysis, database report production, dam dictionary administration, and system development, by local and remote users. Computer sites may include mainframes (running software such as IDMS, SQL) as well as microcomputers. Coordinates system resource availability with database analysts, system and application programmers, and other users. Provides advice and assistance to users on equipment operation, to include data communications. Ensures site compliance with electronic and physical security procedures and standards.

Qualifications:

Category 43, Database Administrator: Must have a bachelor's degree in or related to information technology or computer science and a combination of additional technical experience/education directly related to the above description totaling seven years. Alternate qualification: an advanced degree may be substituted for two years experience.

Category 44, Database System Operator - Senior:. Must have a high school diploma (or the equivalent), and a combination of additional technical experience/education directly related to the above description totaling at least six years. Alternate qualifications (a) an associate degree (or its equivalent as evidenced by two years of applicable college courses) and at least three years of experience or (b) a bachelor's degree and at least two years experience.

Category 45, Database System Operator - Junior: Must have a high school diploma (or the equivalent), and a combination of additional technical experience/education directly related to the above description totaling at least two (2) years.

7.2.17  Security Professional/Facility Security Officer

Description: Analyzes, defines and establishes security policy and procedures to meet National Industrial Security Program (NISP) requirements for facilities occupied by multiple prime contractors and their team members. Gathers and organizes technical information about facility missions and functions; designs standard practice procedures to satisfy the requirements of the NISP, the Cognizant Security Agency (CSA) and the Government Contracting Activity (GCA). Oversees all aspects of security within the facility. Experience in the following disciplines is necessary: Facility Security Officer functions, SCIF Management, Information Systems Security, SAP Security, Information Security, Physical Security, Personnel Security, Security Training, and Security Surveys.

Qualifications:

Category 46, Security Professional/Facility Security Officer: Must possess an Associates Degree in a relevant major such as Computer Sciences, Law Enforcement, or Business Administration, be certified as a Facility Security Officer (FSO) by the Defense Investigative Service (DIS), have completed technical training in at least two or of the security disciplines listed in the description above from either the DoD Security Institute or other recognized and accredited institutions and have at least six years of directly related security experience in a large work force environment. Alternate qualifications: either
(a) a bachelor's degree may be substituted for two years of experience or (b) two years experience may be substituted for the associate's degree.

7.2.18  Operations Support

Category 47, Operations Support Assistant: Performs a variety of support services such as operation of reproduction equipment to produce large volumes of documents, courier service and mail service, etc. Must have a high school diploma (or GED equivalent). Must have at least one year of directly related experience.

Category 48, Operations Support Coordinator: Coordinates and directs a variety of support services such as use of reproduction equipment, scheduling maintenance for equipment, scheduling courier runs, ensuring approved security practices are applied relative to document control and scheduling and ensuring efficient operation of conference facilities. Must have a high school diploma (or GED equivalent). Must have at least three years of directly related experience.



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7.2.19  Business Process Engineers

Description: Applies process improvement and reengineering methodologies and principles to conduct process modernization projects. Responsible for effective transitioning of existing project teams, and the facilitation of project teams in the accomplishment of project activities and objectives. Provides group facilitation, interviewing, training and provides additional forms of knowledge transfer. Coordinates between multiple project teams to ensure enterprise-wide integration of reengineering efforts. Includes activity and data modeling, developing modern business methods, identifying best practices, and creating and assessing performance measurements. Experience in or related to military medicine or general health care is desirable.

Specialized experience may include: facilitation, training, methodology development and evaluation, process reengineering across all phases, identifying best practices, change management, business process improvement, business management techniques, organizational development, activity and data modeling, or information system development methods.

Qualifications:

Category 49, Business Process Engineer - Principal: Master's degree in computer science, information systems, engineering, business, education, management sciences, human resources or other related discipline and at least eight years experience of which at least six must be specialized. Alternate qualifications include (a) with a Ph.D. six years of general experience of which at least four must be specialized, or (b) with a bachelor's degree 10 years of general experience of which at least eight must be specialized.

Category 50, Business Process Engineer - Senior: Bachelor's degree in computer science, information systems, engineering, business, education, management sciences, human resources or other related discipline and at least six years experience of which at least four must be specialized. Alternate qualifications include (a) with an advanced degree four years of general experience of which at least three must be specialized. or (b) with no degree must have at least 10 years of general experience of which at least six must be specialized.

Category 51, Business Process Engineer - Middle: Bachelor's degree in computer science, information systems, engineering, business, education, management sciences, human resources or other related discipline and at least five years experience of which at least three must be specialized. Alternate qualifications include (a) with an advanced degree three years of general experience of which at least two must be specialized, (b) with an associate degree at least six years experience of which at least four years must be specialized, or (c) with no degree must have at least eight years of general experience of which at least 6 must be specialized.

7.2.20  Business Process Support

Category 52, Cost analyst: Performs Functional Economic Analysis (FEA) to evaluate the costs of alternative ways to accomplish functional objectives. The FEA states investment costs, benefits and risks as a net change to the functional baseline cost, the cost of doing business now and in the future. Ensures that cross-functionality, security and other integration issues are addressed. Qualifications: bachelor's degree in computer science, information systems, engineering, business, accounting or other related discipline with at least five years general experience of which at least three years must be specialized. Specialized experience includes demonstrated experience in providing technical and financial justifications and cost/benefit analyses. Alternate qualifications include (a) an advanced degree with at least four years experience of which at least two years are specialized, or (b) an associate degree with at least eight years general experience of which at least six years are specialized.

Category 53, Electronic Meeting Technographer: Supports meeting facilitator or data modular in preparing and conducting meetings and in meeting follow-up activities. Manipulates on-line electronic meeting software for business reengineering or process improvement sessions. Catalogs, maintains and distributes customer session data files. Specialized experience includes: cross functional computer skills, knowledge of LAN servers, data modeling, facilitating, or previous technographer positions. Qualifications: Bachelor's degree in computer science, information systems, engineering, business, education, management sciences, English, communications, human resources or other related discipline and at least three years experience of which at least one must be specialized. Alternate



                                    J.1 - 30
qualifications include (a) an associate degree with five years experience of which at least two must be specialized, or (b) with no degree must have at least seven years of general experience of which at least four must be specialized.

7.2.21  Training Specialists

Description: Conducts research necessary to develop and revise training courses and prepares appropriate training catalogs. Develops instructor materials such as course outline, background material, and training aids. Develops student material such as course manuals, workbooks, handouts, completion certificates and course critique forms. Trains personnel by conducting formal classroom courses, workshops, seminars and/or computer-based or aided training. Coordinates for additional subject matter experts to participate in training as needed.

Qualifications:

Category 54, Training Specialist - Senior: Bachelor's degree in any field with at least seven years general experience of which at least five must be training-related. Alternate qualifications include (a) with an advanced degree six years of experience of which at least four must be training-related, or (b) no degree is required with 10 years general experience of which at least eight is training-related.

Category 55, Training Specialist - Junior: Bachelor's degree in any field with at least four years general experience of which at least two must be training-related. Alternate qualifications include (a) with an advanced degree two years of experience of which at least one must be training-related, or (b) no degree is required with eight years general experience of which at least six is training-related.

7.2.22  Help Desk Support

Description: Provide phone and in-person support to users in the areas of electronic mail, directories, standard Windows desktop applications, and applications developed or deployed under this contract. (Help desk personnel may be trained after award on new applications developed or deployed under this contract.) Experience in Amdahl mainframe applications is desirable.

Qualifications:

Category 56, Help Desk Manager: Bachelor's degree in computer science, information systems, engineering, business or other related discipline with at least seven years general experience of which at least five must be specialized. Specialized experience includes: management of help desks in a multi-server environment. management of help desks in a mainframe environment, comprehensive knowledge of PC operating systems, knowledge of networking and electronic mail. Alternate qualifications include (a) with an advanced degree six years of experience of which at least four must be specialized, or (b) no degree is required with ten years general experience of which at least eight is specialized.

Category 57, Help Desk Specialist: Associates degree in computer science, information systems, engineering, business or other related discipline with at least five years general experience of which at least three must be specialized. Specialized experience includes: work on a help desk, knowledge of PC operating systems, knowledge of mainframe operating systems, knowledge of networking and electronic mail. Alternate qualifications include (a) with a bachelor's degree three years of general experience of which at least two must be specialized, or
(b) with no degree must have at least seven years of general experience of which at least five must be specialized.

7.2.23  Installation Support

Category 58, Installation Technician - Senior: Organizes and directs hardware and network installations. Assesses and documents current site network configuration and user requirements. Designs and optimizes network topologies. Analyzes and develops new hardware requirements and prepares specifications for hardware acquisitions. Directs and leads preparation of engineering plans and site installation technical design packages. Develops hardware installation schedules. Mobilizes installation team. Directs and leads preparation of drawings documenting configuration changes at each site. Prepares site installation and test reports. Coordinates post installation operations and maintenance support. Qualifications: High school diploma with eight years experience of which at least six must be specialized. Specialized experience includes: supervision of installation technicians, analysis, design and installation of computer based systems, analysis, design and installation of local and wide area nets, and



                                    J.1 - 31
analysis and installation of communications systems. Alternate qualifications include (a) an associate's degree with seven years experience of which at least five years is specialized, or (b) a bachelor's degree with five years experience of which at least three years is specialized.

Category 59, Installation Technician - .runlet: Conducts site surveys. Assesses and documents current site network configuration and user requirements. Designs and optimizes network topologies. Analyzes and develops new hardware requirements and prepares specifications for hardware acquisitions. Prepares engineering plans and site installation technical design packages. Develops hardware installation schedules. Prepares drawings documenting configuration changes at each site. Prepares site installation and test reports. Installs and configures computers, communications devices and peripheral equipment. Installs network hardware. Qualifications: High school diploma with five years experience of which at least three must specialized. Specialized experience includes: analysis, design and installation of computer based systems, analysis, design and installation of local area nets (LANs), specialized interconnect cable design and fabrication, and analysis and installation of communications systems. Alternate qualifications include (a) an associate's degree with four years experience of which at least two years is specialized, or (b) a bachelor's degree with three years experience of which at least one year is specialized

7.2.24  System Operations

Category 60, System Administrator: Supervises and manages the daily activities of configuration and operation of business systems which may be mini or client/server based. Optimizes system operation and resource utilization, and performs system capacity analysis and planning. Provides assistance to users in accessing and using business systems. Qualifications: Bachelor's degree in computer science, information systems, engineering, business or other related discipline with at least four years experience of which at least three must be specialized experience in administrating UNIX or open-systems compliant systems or AMDAHL/IBM mainframe systems. Alternate qualifications include (a) advanced degree with three years of experience of which at least two must he specialized, or (b) no degree is required with at least eight years of experience of which at least six years is specialized.

Category 61, System Operator: Monitors and supports computer processing. Coordinates, input, output and file media. Distributes output and controls computer operation. Qualifications: Associate's degree in computer science, information systems, engineering, business or other related discipline with at least three years experience of which at least two must be specialized experience in operating UNIX or open-systems compliant computer systems or a multi-server local area network or two years experience in operating AMDAHL/IBM mainframe hardware to include scheduling, job processing, and production operations. Alternate qualifications include (a) bachelor's degree with two years of experience of which at least one must be specialized, or (b) no degree is required with at least seven years of experience of which at least five years is specialized.

7.2.25  Network Manager

Description: Evaluates network and communications hardware and software. troubleshoots LAN/MAN/WAN and other network related problems, provides technical expertise for performance and configuration of networks, performs general LAN/MAN/WAN administration, provides technical leadership in the integration and test of complex large scale computer integrated networks. Schedules conversions and cutovers. Oversees network control center. Supervises maintenance of systems. Coordinates with all responsible users and sites. Supervises staff.

Qualifications:

Category 62, Network Manager: A Bachelor's Degree in Computer Science, Information Systems, Engineering, Business or other related discipline. This position requires a minimum of seven years experience of which five years must be specialized. Specialized experience includes protocol analysis, knowledge of OSI protocols. Experience with ATM, frame relay, other knowledge with bridges, routers, gateways, F'DDI, UNIX, NOVELL, mainframe (IBM compatible) or Windows operating systems. Specialized experience also includes: supervising the operation and maintenance of communications network systems which may be mainframe, mini or client/server based. General experience includes all aspects of communications networks planning, installation and support. Alternate qualifications include (a) with a Master's degree in one of the above fields five years general experience of which at least three years is specialized, or
(b) no degree is required with at least eleven years general experience of which at least nine years is specialized.



                                    J.1 - 32

7.2.26  Network Technician

Description: Analyzes network characteristics (e.g., traffic, connect time, transmission speeds, packet sizes and throughput) and recommends procurement, removals and modifications to network components. Designs and optimizes network topologies and site configurations. Plans installations, transitions, and cutovers of network components and capabilities. Evaluates network and communications hardware and software, troubleshoots LAN/MAN/WAN and other network related problems, and performs general LAN/MAN/WAN administration.

Qualifications:

Category 63, Network Technician: A Bachelor's Degree in Computer Science, Information Systems, Engineering, Business or other related discipline. This position requires a minimum of four years experience, of which at least three must be specialized experience in one or more of the following areas: communications software, communications hardware, or network design, installation and support. Alternate qualifications include (a) with a Master's degree in one of the above fields three years general experience of which at least two years is specialized, or (b) no degree is required with at least eight years general experience of which at least five years is specialized.

7.2.27  Repair Support

Description: Responds to user help calls referred by the Help Desk. Diagnoses end-user equipment problems. Installs and relocates end-user devices. Repairs and services end-user equipment. Performs board-level maintenance and swap out of component part for ADPE, including PCs, printers, plotters, etc. Performs tests to locate problems using diagnostic software and electronic test equipment. Repairs/replaces broken or non-functional parts that prevent proper operation of mechanical devices. Tests ADPE to validate functionality. Installs/relocates hardware and software at a designated location and assists users with initial operating instructions. Adds or exchanges externally connected PC accessories and data communications equipment. Troubleshoots LAN's/WAN's and provides problem resolution for PC and data communications hardware. Adds or replaces boards, batteries, disk drives, and other PC components. Installs cabling for LANs, WAN's, etc. Attaches, detaches, or exchanges LAN cabling to workstations, servers, network devices, telecommunications and data communications equipment. Works independently.

Qualifications:

Category 64, Repair Technician - Senior: Associate's degree or equivalent military/industry technical training in electronic equipment repair or a related field. At least five years experience in the area of troubleshooting and maintenance of ADP equipment (e.g., servers, personal computers, laptops, minicomputers, printers, monitors, modems, etc.). Alternate qualification: High school diploma or GED and at least eight years experience in troubleshooting and maintenance of ADP equipment.

Category 65, Repair Technician - Junior: High school diploma and at least three years experience in the area of troubleshooting and maintenance of ADP equipment (e.g., servers, personal computers, laptops, minicomputers, printers, monitors, modems, etc.). Alternate qualification: associate's degree or equivalent military/industry technical training in electronic equipment repair or a related field and at least one year of experience.

7.2.28  Quality Assurance

Category 66, Quality Assurance Manager

Description: Establishes and maintains a process for evaluating software and associated documentation. Determines the resources required for quality control. Maintains the level of quality throughout the software life cycle. Conducts formal and informal reviews at pre-determined points throughout the development life cycle. Provides daily supervision and direction to staff.

Qualifications:

Bachelor's degree in computer science, information systems, engineering, business or other related discipline. Minimum of eight years experience, of which at least five years must be specialized. Specialized experience includes: configuration management, verification and validation, software testing and integration, software metrics



                                    J.1 - 33
and their application to software quality assessment. Alternate qualifications include (a) with an advanced degree at least six years of experience of which at least four years must be specialized, or (b) with an associate degree at least 10 years of experience of which at least eight years are specialized.

Category 67, Quality Assurance Analyst

Description: Provides technical and administrative direction for personnel performing software development tasks, including review of work products for correctness, adherence to the design concept, user standards and business rules, review of program documentation to assure government standards and requirements are adhered to, and for progress in accordance with schedules. Coordinates with Project Manager and/or quality assurance manager to insure problems are resolved to user's satisfaction. Makes recommendations, if needed, for approval of major systems installations. Prepares milestone status reports and deliveries/presentations on system concepts.

Qualifications:

Bachelor's degree in computer science, information systems, engineering, business or other related discipline. Minimum of six years experience, of which at least three years must be specialized. Specialized experience includes: analysis and design of business applications on complex systems for large-scale computers, data base management, use of programming languages such as Aria or a 4GL or use of DBMS. Alternate qualifications include (a) with an advanced degree at least four years of general experience of which at least two are specialized, or (b) with an associate degree at least eight years of general experience of which at least six years are specialized.



                                    J.1 - 34

                                                Subcontract No. D/SID2-SC-98-251



                                  ATTACHMENT D



                        PRIME CONTRACT STATEMENT OF WORK

                           Section J - Attachment One



                                STATEMENT OF WORK

                                       FOR

                     DEFENSE MEDICAL INFORMATION MANAGEMENT/

                    SYSTEMS INTEGRATION, DESIGN, DEVELOPMENT,

                       OPERATIONS AND MAINTENANCE SERVICES

                                 (D/SIDDOMS) II



                            Lot III, DASW01-97-R-0050
           Design, Development, Deployment, Operations and Maintenance

1 Overview ...........................................................................1
        1.1 Introduction .............................................................1
        1.2 Contract Type ............................................................1
        1.3 Award ....................................................................1
        1.4 Contract Exclusions ......................................................1
        1.5 Scope ....................................................................2
        1.6 Background ...............................................................2
                1.6.1 The TRICARE Program ............................................2
                1.6.2 The MHSS .......................................................3
                1.6.3 The Functional Architecture ....................................4
                1.6.2 MHSS Information Management Strategic Principles ...............5
                1.6.3 Emerald City ...................................................5
                1.6.4 MHSS Acquisition Philosophy ....................................8


2 Synopsis of Requirements ...........................................................8


3 Lot III Design, Development, Deployment, Operations and Maintenance (DDDOM) .......10
        3.1 Software Development/Maintenance Process ................................10
                3.1.1 Software Development Process ..................................10
                3.1.2 Presentation for DII COE Certification ........................10
                3.1.3 Critical Security Requirements ................................11
                3.1.4 Other Critical Requirements ...................................11
                3.1.5 Calendar Year 2000 Requirements ...............................11
        3.2 System Engineering ......................................................11
        3.3 System Assessment .......................................................12
        3.4 Engineering, Reengineering, Segmentation and/or Testing .................12
        3.5 Technical Support .......................................................12
        3.6 Documentation ...........................................................13
        3.7 Systems Analysis ........................................................13
        3.8 Systems Design and Development ..........................................13
        3.9 Installation, Conversion and Technical Training .........................14
                3.9.1 Installation, Conversion and Training
                      for Systems Developed under this Contract .....................14
        3.10 Systems Operations Support .............................................14
                3.10.1 System and Network Services ..................................14
                3.10.2 Documentation Maintenance ....................................14
                3.10.3 Problem Identification .......................................14
                3.10.4 Perform LAN Administration ...................................14
                3.10.5 Customer Support .............................................14
                3.10.6 Management and User Training .................................15
                3.10.7 Systems Maintenance Support ..................................15
        3.11 Miscellaneous Tasks ....................................................15
                3.11.1 General Software Support Services ............................15
                3.11.2 Issues and Questions .........................................15
                3.11.3 Maintenance-Related Activities ...............................15
                3.11.4 Data Acquisition .............................................15

4 Management ........................................................................15
        4.1 Management ..............................................................16



                                     J.1 - i

                4.1.1 Program Management Plan .......................................16
                4.1.2 Post-Award Plans ..............................................16
                4.1.3 Communications with the Government ............................16
        4.2 Quality Assurance .......................................................16
        4.3 Reporting Requirements ..................................................17
                4.3.1 Monthly Progress Reports ......................................17
                4.3.2 Delivery ......................................................17

5 Standards and Applicable Documents ................................................18

6 Facilities and Support Requirements ...............................................18
        6.1 Support Tools and Methods ...............................................18

7 Personnel Skill Mix, Experience and Education .....................................18
        7.1 Labor Categories ........................................................18
        7.2 Labor Category Descriptions .............................................20
                7.2.1 Program Manager ...............................................20
                7.2.2 Task Manager ..................................................21
                7.2.3 Systems Engineers .............................................21
                7.2.4 Open Systems Engineers ........................................22
                7.2.5 Telecommunications Electronics Engineers ......................23
                7.2.6 Information Engineers .........................................23
                7.2.7 Functional Application Analysts ...............................24
                7.2.8 Computer Scientists/Systems Analysts ..........................24
                7.2.9 Computer Security Systems Engineers ...........................25
                7.2.10 Software Engineers ...........................................26
                7.2.11 System Programmers ...........................................26
                7.2.12 General Scientific Professionals .............................27
                7.2.13 General Management Professionals .............................27
                7.2.14 Technician ...................................................28
                7.2.15 Administrative Assistants ....................................28
                7.2.16 Database System Personnel ....................................29
                7.2.17 Security Professional/Facility Security Officer ..............29
                7.2.18 Operations Support ...........................................29
                7.2.19 Business Process Engineers ...................................30
                7.2.20 Business Process Support .....................................30
                7.2.21 Training Specialists .........................................31
                7.2.22 Help Desk Support ............................................31
                7.2.23 Installation Support .........................................31
                7.2.24 System Operations ............................................32
                7.2.25 Network Manager ..............................................32
                7.2.26 Network Technician ...........................................33
                7.2.27 Computer Repair Support ......................................33
                7.2.28 Quality Assurance ............................................33



                                    J.1 - ii

J.1 STATEMENT OF WORK FOR D/SIDDOMS II LOT III, DESIGN, DEVELOPMENT, DEPLOYMENT, OPERATIONS AND MAINTENANCE

1       Overview

1.1     Introduction

The Office of the Assistant Secretary of Defense (Health Affairs) (OASD(HA)) has a requirement to provide support for ongoing and future health care programs. This requirement is known as the Defense Medical Information Management/Systems Integration, Design, Development, Operations and Maintenance Services (D/SIDDOMS) II. D/SIDDOMS II is an expanded requirement to the current D/SIDDOMS contract. The resultant contracts will be Indefinite Delivery/Indefinite Quantity (IDIQ) type contracts for use by all components of the Military Health Services System (MHSS) to support their medical information management systems needs. It may also be made available to other agencies to use appropriate support capabilities required by the Department of Defense to accomplish its Health Affairs mission.

1.2     Contract Type

The resultant contracts will be IDIQ style contracts. The Government anticipates the use of multiple contract types on a Delivery Order (DO) basis.

1.3     Award

The D/SIDDOMS II program consists of four (4) Lots. Each Lot is being implemented as a separate procurement. The intent is to award multiple contracts for all Lots, based on the quality of the proposals and availability of funds. It is also the intent that Lot IV be set aside for small businesses. Each Lot is designed to meet specific needs in the overall system life cycle. Procurement IV, TSS, is a 100% small business set aside. The four Lots and their corresponding RFP identifiers are:

Lot I - Functional Area Support (FAS)                                        DASW01-97-R-0051

Lot II - Enterprise Technical Analysis & Support (ETAS)                      DASW01-97-R-0052

Lot III- Design, Development, Deployment, Operations & Maintenance (DDDOM)   DASW01-97-R-0050

Lot IV - Technology Solutions Support (TSS)                                  DASW01-97-R-0049

This Statement of Work is for Lot III, Design, Development, Deployment. Operations and Maintenance, DASW01- 97-R-0050.

1.4     Contract Exclusions

See Section H, Article H.2, Conflict of Interest



                                    J.1 - 1

1.5     Scope

D/SIDDOMS II will cover a wide spectrum of specific functional and information technology functions for all Information Management/Information Technology (IM/IT) and related requirements within the MHSS. D/SIDDOMS II will utilize highly skilled personnel and processes in performance of all IM/IT and related functions. At a minimum, services will consist of the following: studies, functional requirements definition, systems engineering, database design, data administration, software customization, communications, networking, user support/problem resolution, product support, training, IT reengineering support, technology evaluation, technology insertion/refreshment, operations, installation/reinstallation, maintenance/repair, configuration and inventory management. The Government anticipates tonal system solutions, as directed by individual DO, to include all necessary hardware, software, local communications and related expenses to meet the functional and technical requirements.

1.6     Background

1.6.1   The TRICARE Program

DoD operates one of the nation's largest health cam systems. With more than 8 million people eligible to receive case through the MHSS, it has a vital mission in both wartime and peacetime. The wartime mission is to provide medical support to active-duty military members in preparation for and during wartime or other contingencies. The peacetime mission is to maintain the health of the 1.7 million people on active duty and m provide medical care to more than 6 million non-active-duty beneficiaries at Military Treatment Facilities (MTFs) or at civilian facilities under the TRICARE program.

TRICARE is the DoD regional, managed care program for active-duty and retired members of the uniformed services, their families, and their survivors. Congress, in the National Defense Authorization Act of 1994, directed DoD to proscribe and implement a health benefit option for beneficiaries eligible for health case under Chapter 55 of Title 10, United States Code. The program was modeled on health maintenance organization (HMO) plans offered in the private sector and other similar Government health insurance programs. In addition beneficiaries who enroll in the health benefit option would have reduced out-of-pocket costs and a uniform benefit structure. Congress further directed that the costs to DoD would be no greater than those normally incurred to provide health care to the covered beneficiaries who enroll in the option.

To conform with the directives in the 1994 Authorization Act, DoD developed a regional managed health care strategy, in cooperation with the Services, that restructures the MHSS into 12 CONUS health services regions. Two additional overseas regions that encompass Europe and the Pacific region have been established. Each region is administered by a Lead Agent. Responsibilities of the Lead Agent include collaborating with the other MTF commanders within the region to develop an integrated plan for delivering health case for their beneficiaries. Regional TRICARE plans are being put in place, and procurement schedules have been developed to support these initiatives. The TRICARE program is expected to be implemented fully throughout the United States in calendar year 1997 (CY97).

In the TRICARE environment, the MHSS must maximize health care dollars by continuing to examine all options for meeting the legal requirements to provide quality and timely preventive health care to DoD beneficiaries. TRICARE, through employment of a flexible delivery structure, must complement the readiness mission to ensure that the medical sustaining base can fully support deployed forces and absorb additional patient workload without sacrificing access and high-quality care delivery to all nondeployed beneficiaries.

While TRICARE is a medical force multiplier, it will also demand greater attention from IM/IT for data standardization and interoperability to ensure that the distributed computer-based patient records (CPRs) are easily accessed and totally compatible around the world. Special contractual and security arrangements will be necessary to ensure that TRICARE support contractor systems can support the distributed CPR capability with standardized data, allow authorized users to have ready access to MHSS hosted portions of individual CPRs, and support fast response to MHSS originated CPR and case assessment queries.



                                     J.1 - 2

1.6.2   The MHSS

The MHSS uses information management/information technology capabilities to assist the MTFs in the delivery of quality patient care to the population served within the MHSS. Over 100 automated information systems (AISs) in the MHSS are in the process of being migrated to a small number of business area (functional area) based target migration systems. The MTFs have a wide range of physical configuration ranging from small offices with a few workstations and dial-in communications to clinics with local area networks (LANs) with moderate external connectivity to large hospitals with extensive internal LANs and external connectivity. Data handling needs also vary tremendously from moderate text and office automation needs through video conferencing to large medical imagery files.

The environment of the MHSS is significantly different than civilian health care delivery systems. Several points are presented to illustrate the differences.

        a. The MHSS mission is to maintain the health status of the members of the armed force, their families and others entitled to DoD health care by providing total inpatient and outpatient care and to maintain medical readiness to support mobilization.

        b. A significant feature of the MHSS is the volume of outpatient care provided at MTFs. Unlike the civilian health care delivery systems, where private physicians provide the bulk: of outpatient care in their office, DoD provides this ambulatory care to the entitled population in hospital clinics and remote support clinics using primarily hospital staff.

        e. The MHSS includes over 100 hospitals and major clinics and more than 500 separately located other medical facilities throughout the world in addition to the TRICARE providers/facilities.

The Assistant Secretary of Defense (Health Affairs) (ASD(HA)) oversees all aspects of the MHSS Program. In addition, the ASD(HA) works with the individual Military Departments and obtains support from non-DoD Government agencies and civilian Contractor(s).

In view of both the number and diversity of organizations processing military hospital information. as well as the fact that major information processing requirements among these organizations are similar, the general automation approach is to centralize and coordinate the application development using appropriate open systems technology and standards and the MHSS Infrastructure. The MHSS Infrastructure was developed to provide a common set of standardized interfaces across platforms and configurations to facilitate communications, data and resource sharing among defense medical systems. Standardized systems are being developed by defining common requirements and implementing standardized system capabilities while supporting Service-unique needs.

In October 1989, the Deputy Secretary of Defense established the Corporate Information Management (CIM) initiative. This initiative is primary objectives and goals were to promote data standardization, quality and consistency, to eliminate duplication of effort in the development and maintenance of software, and to improve effectiveness in the Information Resource Management (IRM) life cycle. The process led to the identification and selection of Fifty-two medical/health migration systems and a goal of the eventual elimination of all associated legacy systems. The final vision of the MHSS is based on information management/information technology strategic planning centered around the evolution to a business area focus, emphasizing critical functional areas using functional, technical and data standardization.



                                     J.1 - 3

1.6.3   The Functional Architecture

The functional architecture, as shown in Figure 1, Health Functional Architecture, groups the Health functions into four major business areas:
Clinical, Logistics, Resources. and Executive Information/Decision Support. Each of these four business areas will be supported by an information system capability that will be a compendium of standards-based and integrated commercial off-the-shelf (COTS), Government-off-the-shelf (GOTS), or, if no alternative exists. MHSS-developed functional applications. These system capabilities include the Composite Health Care System II (CHCS II), Defense Medical Logistics Standard Support II (DMLSS II), Health Standard Resources System (HSRS), and Corporate Executive Information System (CEIS).

The MHSS also interfaces with other DoD mission support areas, such as Personnel. Finance. Logistics, and Transportation. These nonmedical functions are important to effectively and efficiently meet the full mission of the MHSS and are represented by the nonmedical area notation in Figure 1.

Business and mission needs drive the IM/IT requirements from Business Process Reengineering (BPR) to MHSS Program Objective Memorandum (POM) development, budget execution, and IM/IT strategic planning. IT investment provides a force multiplier to ensure that the information needs of the MHSS are met by providing the right information to the right location at the right time.



                    Figure 1 - Health Functional Architecture


                        [OPERATIONAL CONTINUUM GRAPHIC]




                                     J.1 - 4

Functional requirements are derived from business needs, thereby building the basis for MHSS IM/IT support requirements. BPR and functional process improvement outputs are used to build the requirements that drive IM/IT. Mapping of functional requirements is an important Step to ensuring that the requirements are addressed only once and that like requirements from different functional processes are aggregated and addressed in one technical area.

1.6.4 MHSS Information Management Strategic Principles

The MHSS Information Management/Information Technology Program is based on the following principles:

        Information management entails planning, programming, benefits estimation, funding, deployment, implementation, and benefits realization and is the responsibility of all managers throughout the MHSS consistent with centrally developed policy.

        Information management will support comparable performance measurements across the Military Services and the private sector.

        Information will be managed so it improves the understanding of how to effectively and efficiently provide health services so that informed choices can be made by providers and beneficiaries based on the recognition of best value.

        Information architecture will be maintained so that computing and communications infrastructure components are interchangeable, interoperable, and transparent to the user.

        Information will be available when and where needed and protected from unintentional or unauthorized alteration, destruction. or disclosure.

        Operational efficiency will be accomplished. whenever possible, using process reengineering to simplify and integrate common functions before investing in new or additional information technology.

        Common functions will be supported by single, integrated information management approaches, consisting of uniform data sets. processes, and technical standards.

        New business and information management processes will be validated through maximum use of prototyping before system-wide deployment.

        Whenever practical. competitive bidding will be used to obtain off-the-shelf products for information management from the most cost-effective sources, rather than new development.

        Processes will be engineered so that data is entered only once, at the point of origin.

        Information management capabilities will offer consistent presentation, will be easy to use, and will be acceptable to users.

        Information management capabilities will be deployed incrementally to accelerate uniform benefit realization for all MHSS beneficiaries.

1.6.5   Emerald City

Health Affairs has developed a vision called Emerald City, with a complete set of strategic and Automated Information System (AIS) plans in support of the goals of military medicine and the Military Health Services System (MHSS) in the year 2000 and beyond.

The Emerald City vision encompasses several key points:



                                     J.1 - 5

1)      FOCUS IS ON MEDICAL READINESS

Medical readiness encompasses the ability to mobilize, deploy, and sustain field medical services and support all operations requiring military services; to maintain and project the continuum of health care resources required to provide for the health of the force; and to operate in conjunction with beneficiary health care.

        The goal of the MHSS is to support military medical readiness by positioning the MHSS to adapt rapidly to change, to be responsive, and to be flexible in its capability to support all users in all operational settings-worldwide. The core IM/IT areas that are critical in providing the flexible, responsive services necessary to meet MHSS needs include-

        Business process reengineering (BPR)

        Cross business area functional requirements integration

        MHSS infrastructure standardization

        Data standardization and implementation

        Automated information system (AIS) migration

        DoD-wide systems integration and open systems standards conformance that incorporates accessibility for individuals with disabilities

        A common operating environment (COE)

        Performance measurements tailored to the Health business area

        Information security

2)      COMPATIBLE WITH GCCS AND GCSS

The MHSS technical architecture is based on the Technical Architecture Framework for Information Management (TAFIM) client/server model and open systems specifications that support cost-effective interoperability and scalability, the identification of the components and services that implement the IM/IT goals, and the development of a framework within which the systems interoperate. The technical architecture consists of three tiers: presentation, application, and data. The enabling framework for the technical architecture is the Health Information Infrastructure (HII). The HII is based on the open systems specifications contained in the Technical Architecture Framework for Information Management (TAFIM), the Joint Technical Architecture (JTA), the Defense Information Infrastructure (DII) Strategic Enterprise Architecture, and the DII/COE Integration and Runtime Specification. Implementation of the HII will ensure that the MHSS is totally integrated and fully compatible with the DII, DII/COE, Global Command and Control System (GCCS), Global Combat Support System
(GCSS), and Defense Information Systems Network (DISN).

3)      COMPATIBLE WITH DII/COE

The MHSS COE is being developed from baseline standards and requirements such as the TAFIM, JTA, and DII COE. The DII COE primarily supports the Global Command and Control System (GCCS) requirements with an emphasis on X-Windows client and UNIX Server architecture. The MHSS COE will standardize on the Windows NT client/server model (95% solution) with Unix as an acceptable alternative. It will provide the MHSS "medical-variant" architectural principles, guidelines, and methodologies for the development of MHSS applications software by capitalizing on a thorough and cohesive set of infrastructure support services.

4)      SUPPORTS FULL OPERATIONAL CONTINUUM

The MHSS must support the full operational continuum from the sustaining base to the deployed unit. Scalability, flexibility, and reliability are critical requirements for the deployed MHSS AISs to ensure that the MHSS is fully functional and provides support for the full range of user needs in theater/contingency and operations other than war.

Capabilities must be built into the systems and stress tested regularly during training exercises using the deployable asset configurations to ensure that the systems function properly and that they can be used effectively. User interface with the systems must be standardized to ensure that system use in the theater configuration is consistent with the peacetime operation so that no special training is required under deployment conditions.



                                     J.1 - 6

Functional requirements may vary between theater/contingency and operations other than war. Therefore, support packages with defined capabilities must be established for specified scenarios. Unneeded functionality must be easy to remove to ensure that the deployed systems (hardware and software) are "lean and mean" in weight and cube yet are capable of supporting all required functionality for the deployed mission.

5)      REQUIRES DATA, TECHNICAL AND FUNCTIONAL STANDARDIZATION

Standardization efforts are ongoing through the development of the Health Functional Architecture, the MHSS enterprise technical architecture, and the DoD data standardization effort. The approach to MHSS AIS migration is based on the following basic concepts:

        Support for the readiness mission is an essential and integral part of each MHSS AIS. Common sharable: resources that form the HII COE include the following:

                Communications

                Hardware

                Common operating system software

                Utility functions

                An integrated database environment

                Standardized data

        Systems are composed of applications, external systems interfaces, and subject area databases.

6)      SUPPORTS RAPID ELIMINATION OF LEGACY SYSTEMS

Health Affairs has initiated action to significantly reduce the total number of existing MHSS migration systems. The MHSS IM/IT strategic direction is considered to be feasible, cost effective, functionally efficient, and consistent with the anticipated DoD direction and future MHSS needs. In this revised structure, MHSS functionality has been grouped into four major functional categories (business areas) capable of supporting the deployed and peacetime/sustaining base environments. The Health Functional Architecture groups the Health functions into four major business areas: Clinical, Logistics, Resources, and Executive Information/Decision Support. Each of these four business areas will be supported by an information system capability that will be a compendium of standards-based and integrated commercial off-the-shelf
(COTS), Government-off-the-shelf (GOTS), or, if no alternative exists, MHSS-developed functional applications. These system capabilities include the Composite Health Care System II (CHCS II), Defense Medical Logistics Standard Support II (DMLSS II), Health Standard Resources System (HERS). and Corporate Executive Information System (CEIS). (A fifth category, Theater, contains all functionality of the four base categories that is relevant and necessary to the support of any contingency mission, and excludes all functionality not needed in the theater environment.).

7)      USES DISN FOR LONG-HAUL COMMUNICATIONS SUPPORT

The MHSS will continue to rely on geographically distributed resources as its computing environment. These distributed resources include a heterogeneous set of computers, operating systems, system support software, applications. data, and communications. DISN and the MHSS Data Communications Network will provide the information transport services to local and supporting activities and will offer a seamless and interoperable information transport in support of deployed forces, including reach-back support. DISN and the MHSS Data Communications Network will provide communications services that are flexible, interoperable, survivable, highly available, high capacity, secure, responsive, and capable of handling surge requirements.



                       FIGURE 2 - THE EMERALD CITY VISION



                                     J.1 - 7

                        [OPERATIONAL CONTINUUM GRAPHIC]


1.6.6   MHSS Acquisition Philosophy

        Acquisition is one of the enabling tools used to help support the current MHSS and transition the MHSS to the Emerald City vision. The D/SIDDOMS II program is one part of the dual element MHSS acquisition philosophy. The two elements are (1) acquisition of services and support and (2) acquisition of information technology products. The original D/SIDDOMS contracts are currently the prime vehicle for MHSS program managers to acquire information management and information technology related services such as application development, studies, integration, system deployments, technical management and support, and operations and maintenance. D/SIDDOMS II will provide enhanced and improved support of the same nature to support the wide range of users and programs in the MHSS. The other side of the coin is obtaining information technology products. MHSS uses both internal and external contracting vehicles for this purpose, The major internal contracting vehicles are the Support Hardware and Automation Related Products (SHARP) procurements, one of which was awarded in January 1997 and the second of which will be awarded approximately mid-1997. SHARP provides an extensive range of hardware, software and training products which were specified to meet the needs of a wide cross-section of MHSS users and programs. An important aspect of the MHSS acquisition philosophy, however, is that it is more important to adequately meet the needs of the users than it is to force reliance upon a few contracts. Therefore, although SHARP was developed specifically to meet MHSS needs, if those needs can be fulfilled better through the use of other vehicles such as GSA schedules or other government agency contracts the MHSS acquisition managers will help the users to identify the best source and execute the purchase. One of the services that will arise from the D/SIDDOMS II contract is expected to be assistance for users and managers in identifying the best products and solutions, identifying appropriate sources, and also helping to improve the acquisition vehicles for MHSS.

2.      Synopsis of Requirements

As noted earlier, the D/SIDDOMS II program consists of four Lots. A brief synopsis of some of the major requirements for each Lot is listed below. Information on all four Lots is being provided to indicate the extent of



                                     J.1 - 8
the D/SIDDOMS II program; in their proposals offerors shall address those elements identified in section 3 for the Lot being bid (i.e., a proposal submitted for ETAS shall address the ETAS requirements, a proposal submitted for DDDOM shall address the DDDOM requirements, etc.).

The following services are included in Design, Development, Deployment, Operations and Maintenance:

Software development/maintenance process at Level III of the Capability Maturity Model of the SEI

COE compliance

Year 2000 compliance

System Engineering

Systems Analysis

System Design and Development

System Installation, Conversion and Training

System Deployment and Implementation

Systems Operations and Maintenance Support

System Monitoring

Technical support

Database Design and Development

Technical Configuration Management

Customer Support

Documentation



                                     J.1 - 9

3.      Lot III Design, Development, Deployment, Operations and Maintenance
        (DDDOM)

3.1     Software Development/Maintenance Process

The developer shall have an established software development/maintenance process consistent with the requirements of a Level III contractor as defined in the Capability Maturity Model for Software of the Software Engineering Institute at Carnegie-Mallon University. The developer shall use systematic, documented methods for all software design and development activities. These methods shall be described in, or referenced from the MIL-STD-498 (or its replacement) and documented in a specific software development plan as required by delivery order activity. The software development/maintenance process shall include the following major activities, which may overlap, may be applied iteratively, may be applied differently to different elements of software, and need not be performed in the order listed below.

        1.      Project planning and oversight

        2.      Establishing a software development environment

        3.      System requirements analysis

        4.      System design

        5.      Software requirements analysis

        6.      Software design

        7.      Software implementation and segmentation

        8.      Unit/segmentation testing

        9.      Unit integration and testing

        10.     Software item qualification testing

        11.     Software and hardware item integration and testing

        12.     System qualification testing

        13.     Preparing for software use

        14.     Preparing for software transition

        15.     Internal development processes for:

                a.      Software configuration management

                b.      Software product evaluation

                c.      Software quality assurance

                d.      Corrective action tracking and resolution


        16.     Documentation of software

3.1.1   Software Development Process

The developer's software development process shall be described in a software development plan. The developer shall identify and evaluate reusable software products for use in fulfilling the requirements of the contract. The scope of the search and the criteria to be used for evaluation shall be as described in the software development plan. Reusable software products, in particular, software segments registered as COE compliant should be used, or those that meet the criteria shall be used where practical.

3.1.2   Presentation for DII COE Certification

Upon completion of an application, system, subsystem or other major component, the Contractor shall perform technical and preliminary DII COE testing using the DII developers' tool kit and shall present the tested segments to



                                   J.1 - 10
the current DII COE registration and certification facility. Upon successful completion of testing, the application segment shall be registered as a DII COE compliant segment.

3.1.3   Critical Security Requirements

The developer shall identify as security-critical those core service applications or portions thereof whose failure could lead to a breach of system security. If there is such software, the developer shall develop a security assurance strategy to assure that the requirements, design, implementation, and operating procedures for the identified software minimize or eliminate the potential for breaches of system security. The developer shall record the strategy in the software development plan, implement the strategy, and produce evidence, as part of required software products, that the security assurance strategy has been carried out.

3.1.4   Other Critical Requirements

If a system relies on software to satisfy other requirements deemed critical by the contract or by system specifications, the Contractor shall identify those core applications or portions thereof whose failure could lead to violation of those critical requirements; develop strategy to assure that the requirements, design, implementation, and operating procedures for the identified software minimize or eliminate the potential for such violations; record the strategy in the software development plan; implement the strategy; and produce evidence, as part of required software products, that the assurance strategy has been carried out.

3.1.5   Calendar Year 2000 Requirements

        a. The Contractor shall ensure that new software and systems provided under this contract are Year 2000 compliant.

        b. The Contractor shall provide the capability to upgrade existing software and systems to be Year 2000 compliant.

        c. Year 2000 compliant means information technology that accurately processes date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations. Furthermore, Year 2000 compliant information technology, when used in combination with other information technology, shall accurately process date/time data if the other information technology properly exchanges date/time data with it.

3.2     System Engineering

Systems Engineering is the engineering of complex systems which addresses detailed engineering and integration of all system components to include information collection, information processing, information storage and retrieval, information transport, information correlation and fusion, information display, and information management systems and subsystems components. Systems Engineering addresses the relationships between components in a system. Engineering activities include:

        1.      Overall system architecture

        2.      Baseline assessments

        3.      Technical and operational requirements analysis

        4.      Specifications, relationships, and performance parameters

        5.      Technical/Economic analysis

        6.      System and subsystem design

        7.      Designs analysis and tradeoffs

        8.      Interface definitions

        9. Integrated hardware and software design, development and implementation

        10.     Networks design and implementation

        11.     Integration within subsystems and across overall system

        12.     Modeling and simulation




                                    J.1 - 11

        13.     Prototyping

        14.     Configuration Management

        15.     Engineering change Management

        16.     Quality Assurance

        17.     Test development and review

        18.     Test analysis and recommendation

        19.     Technical risk analysis

        20.     Leading edge technology insertion

        21.     Logistics support analysis

        22. Communications security engineering to include Multilevel Security (MLS) Program and Engineering Support, site surveys, MLS engineering plans, rapid prototyping, demonstrations, assessments, and implementation of MLS technologies

3.3     System Assessment

        a. The Contractor shall have the capability to assess designated MHSS applications for conformance with the DII COE and develop sufficient information to plan and perform a migration, to identify and describe the application segments, and to register certified application segments. Assessing consists of base lining the applications. End products from the initial system assessment shall be a report identifying potential data and application code segments (DII COE or customer application), a proposed prioritization of the application implementation, and/or a proposed schedule.

        b. The Contractor shall have the capability to assess existing MHSS applications for Year 2000 compliance.

        c. Assessment data shall be submitted to DMIM for inclusion into a MHSS assessment database.

3.4     Engineering, Reengineering, Segmentation and/or Testing

The Contractor shall provide engineering/reengineering support of selected applications into application segments in accordance with the most current DII COE Integration and Runtime Specification (I&RTS). Application engineering/Reengineering shall include, but not be limited to, decomposing selected systems, application, subsystems, and/or functions into applications DII COE compliant segments; performing functional testing, reassembling the segments into the engineered/reengineered application; performing systems and performance testing, and performing DII COE compliance testing. The engineered applications shall be at a minimum DII COE conformance level five as defined in the current I&RTS.

3.5     Technical Support

The Contractor shall provide technical support in areas that supplement the design stage activities. This may include, but not be limited to, information and design reports on specialized software (i.e., languages, database management software (DBMS), client server applications, etc.); analysis and evaluation of existing government and commercial off-the-shelf application support software packages to include baseline assessments and application segmentation; review and evaluation of management, planning, security, audit and other products; attendance at planning sessions and evaluation and modification of previously prepared design stage documents. The Contractor may also be called upon to develop schedules and implementation plans with definable deliverables including parallel operations where required. They also may include the following:

        l. Deriving requirements from a variety of sources such as engineering studies, commercial and Defense research and development technical reports, Federal standards evolution, operational requirements, policies and doctrines, technical guidelines, and performance analyses and benchmarking, and industry best practices;

        2. Performing reviews to identify technical and operational issues and problems such as requirements definition, architecture and policy compliance. and engineering guideline development or compliance assessments for the MHSS;



                                    J.1 - 12

        3. Recommending opportunities for resolving issues in requirements, data, applications, and infrastructure elements;

        4. Analyzing and reporting impacts on issues such as costs, engineering trade-offs, return on investment, schedule dependencies, and technically feasible alternatives and solutions.

3.6     Documentation

The Contractor shall develop documentation for items such as studies, analyses, assessments, system implementations and architectures, engineering designs, and information brochures. This documentation may involve items originated by the contractor as well as government provided topics. The data items will be identified by task order. Provide services to ensure that all systems are properly documented in accordance with approved DoD standards and the provisions of MIL-STD-498, "Software Development and Documentation", or its replacement. Provide a documentation database for application software development. Ensure that the inventory of system documentation and use is correct and up-to-date, including identification of missing, outdated, or invalid documentation. Conduct/attend walk-throughs and/or meetings where developed documentation is discussed. Respond to government issues and questions, prepare modifications to all or part of the documentation, respond to management concerns with any additional or supporting information when required.

3.7     Systems Analysis

Provide support services for the development of systems technical requirements, interface requirements, data and systems technical performance requirements. The technical support services shall include, but not be limited to, the development of systems concepts and implementation approaches, technical feasibility and alternative analyses, and trade-off studies.

3.8     Systems Design and Development

Provide support services for the design, development and testing of systems. Provide support for new system development and system enhancements and the preparation of detailed systems designs. Detailed systems designs shall include, but not be limited to, detailed data and process models, program specifications, interface specifications, screen and report designs, prototypes, program control specifications, structure charts, module definitions, compile or build units, data usage definitions and networking or teleprocessing considerations. For any given delivery order, any or all of the following activities may be required.

        a. Define and use an integrated CASE technology environment including tools, techniques and end-user participation in the total rapid application development process to capture requirements, provide requirements traceability, construct and generate source code and produce executable code modules.

        b. Establish the detailed system architecture to include a system schematic, subsystem descriptions, hardware and software specifications to include sizing and performance requirements, systems interface requirements and systems control requirements.

        c. Design database and hie structures to include definitions of file characteristics, file layouts, data dictionary entries, file indices for each subsystem and database schema and subschema.

        d. Finalize input and output designs to include data flows, data dictionary entries, dialogue specifications and lists of all inputs and outputs by subsystem.

        e. Define special design considerations to include network design approaches, teleprocessing design specifications, data control, security and audit procedures: archived, historical, current data purging and data entry criteria, scheduling; disaster recovery, special quality assurance factors and configuration control requirements.

        f. Define program design specifications to include detailed processing logic for each module, data dictionary entries for parameter data and a list of compile and load units for each design unit and their component modules.



                                   J.1 - 13

        g. Finalize test, conversion and implementation plans to include system test plans, beginning at the unit and module level, progressing through full systems integration testing, user acceptance testing, prototype testing and culminating in Alpha/Beta testing; test case specifications and the required output to ensure test acceptance.

3.9     Installation, Conversion and Technical Training

Provide support for all aspects of planning, controlling and overseeing the successful installation, initial training, conversion and acceptance of system(s), whether contractor developed or resulting from the integration of current or modified operational systems, or any combination thereof. Such support shall be provided in accordance with test and acceptance plans and procedures.

3.9.1 Installation, Conversion and Training for Systems Developed under this Contract

Provide support set vices and all material required for all aspects of deploying approved standard/common/migration applications/systems. All services provided in this task shall use and be integrated with approved DoD standard communications, security, data, and other defined technical solutions (e.g., GCCS, GCSS, Defense Information Systems Network (DISN), DII Control Concept, Defense Message System (DMS), ShaDE, Multilevel Information Systems Security Initiative (MISSI)). Applications shall be integrated with existing infrastructure or built with new infrastructure in compliance with DoD approved standards and architectures (i.e., DII COE, TAFIM, DII COE I&RTS and Joint Technical Architecture). Tasks in this area include, but are not limited to, controlling, overseeing, and conducting the successful installation, segmentation/unit installation, and developing and/or conducting initial training and ongoing training. This task area includes site surveys, site planning, site installation, initial system file and table builds, data acquisition/conversion, and installation tests. Tasks may include the support services necessary to convert from one or more legacy systems to the migration application(s) to include steps such as parallel operations.

3.10    Systems Operations Support

Provide systems operations support to include, but not be limited to, technical and administrative operation and support for MHSS information systems.

3.10.1  System and Network Services

Perform system and network operation and administration services to include reporting on system status, operation and performance and determinations of system change requirements based on operational characteristics and forecasted workloads.

3.10.2  Documentation Maintenance

Perform maintenance of documentation related to systems operations and oversight to include system operating procedures, activity and status logs, and downtime and Mean-Time-Between-Failure (MTBF) statistics on all major system components.

3.10.3  Problem Identification

Perform routine system problem identification to include diagnosis and resolution as defined in the system control and configuration management procedures.

3.10.4  Perform LAN Administration

Perform LAN administration and oversight to include configuration and access control, basic troubleshooting and maintenance of the standard LAN software and hardware configurations.

3.10.5  Customer Support



                                    J.1 - 14

Provide the necessary support and resources to operate a customer support function to include, but not be limited to, a help-desk facility; dial-up access to provide information, tools, techniques and procedures to assist information systems users at all levels; automated support for management of the customer service function; problem reporting and resolution of customer problems; and support to new and existing customer information and support centers.

3.10.6  Management and User Training

Provide training support for all levels of information systems managers and users to include development of alternative training scenarios, development of recommendations for appropriate training approaches to include, but not be limited to, centralized, regional, on-site, train-the-trainer, train-the-end-user; the preparation of training plans; development of training curricula and materials for management, technical specialists and end users; preparation of materials and schedules; and administration and conduct of training sessions on Government and Contractor sites.

3.10.7  Systems Maintenance Support

Provide support for the maintenance of software and/or hardware for the current systems and systems delivered during the period of performance of this contract to include, but not be limited to, analysis of problem or change request(s), preparation of resource estimates and schedules to effect necessary changes, design and code changes, conduct testing of all changes, complete and/or update all documentation affected by the required change(s), and coordination of change implementation through appropriate approvals as required by the contractor's configuration management procedures.

3.11    Miscellaneous Tasks

3.11.1  General Software Support Services

Conduct/attend walkthroughs and/or meetings where contractor maintained software is discussed. Participate in Integrated Product Teams as directed by the Government.

3.11.2  Issues and Questions

Provide responses to issues and questions, modifications to all or part of the software, responses to management concerns and any additional or supporting information where required.

3.11.3  Maintenance-Related Activities

Provide general support in areas that supplement the maintenance activities to include, but not be limited to, information and reviews on specialized tools, techniques and methods for increasing the efficiency and cost effectiveness of the systems maintenance process.

3.11.4  Data Acquisition

Provide the necessary support to collect, enter, verify and validate all input data to MHSS systems, ensure that all data sources meet the specifications of the Standard Data Dictionary and report anomalies, errors or other potential problems to the appropriate System Administrator.

4.      Management

The Contractor shall ensure a management approach for planning, organizing, managing and reporting staff and task activities is in place for all Delivery Orders throughout the period of performance of this contract. The contractor shall conduct project planning and control in accordance with the approved Program Management Plan provided in the contractor's proposal. Management activities shall not be directly billed but should be included in G&A.



                                    J.1 - 15

4.1     Management

The Contractor shall provide all services to effectively plan for, perform, and manage the activities supporting this contract. Tile following are descriptions of the various categories of program management services that are representative, but not necessarily inclusive of, activities that the Contractor shall be required to perform under this task.

4.1.1   Program Management Plan

The Contractor shall prepare, maintain, and execute a Program Management Plan to ensure timely and cost-effective accomplishment of task activities under this contract and early identification and correction of problems and issues.

        a. This plan shall describe organization, resources, and management policies and procedures, including subcontractor and Government-provided property management, that the Contractor shall employ to meet the cost, performance, and schedule requirements throughout the period of performance.

        b. The Program Management Plan shall include a delivery order annex that describes the technical approach, types of organizational resources and management controls that the Contractor will employ to meet the contract, performance, cost and schedule requirements of a typical Delivery Order.

        c. The Program Management Plan shall include a transition annex that describes the technical approach, types of organizational resources and management controls that the Contractor will empty to conduct a typical transition for both a phase-in and phase-out of services and support.

4.1.2   Post-Award Plans

After award, in addition to maintaining a current Program Management Plan, the following plans shall be provided:

        a. A Delivery Order Plan shall be provided with each Delivery Order throughout the period of performance which shall include the technical approach, organizational resources, Gantt chart and management controls specific to that Delivery Order. The Gantt chart shall be updated monthly with actual work accomplishes and shall be included in the monthly report (see paragraph 4.3.2 and Attachment J.20)

        b. The Contractor shall prepare and execute Transition Plans to ensure an orderly phase-in and phase-out of services and support currently provided under the incumbent and subsequent contract and other contracts. This plan shall identify the Contractor's Program Manager and shall address how the Contractor will assume responsibility for services and support. The plan shall include facilities implementation, staff training and deployment, and other activities the Contractor deems necessary for successful transition. Throughout transition, the Contractor shall prepare a chronology or other appropriate record of lessons learned from transition activities.

4.1.3   Communications with the Government

The Contractor shall provide at least the following means of communications with the Government:

        1.      Telephone

        2.      Facsimile

        3.      Electronic mail

        4. Downloadable User's Guide describing at least services, procedures and points of contact

        5.      Internet Home Page

4.2     Quality Assurance



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The Contractor shall ensure that a Total Quality Management (TQM) approach is implemented and followed throughout the performance period of this contract in accordance with the Contractor's proposal.

4.3     Reporting Requirements

The Contractor shill submit the following reports and other deliverables in accordance with the delivery schedule in Section F.

4.3.1   Monthly Progress Reports

These reports shall address total contract work activity for the reporting period and will individually address each active delivery order. The COR shall receive one hard copy and one electronic copy of the complete report (summary reports plus individual DO report) and the Government Task Manager shall receive at least one hard copy and one electronic copy of all individual DO reports. The following outline applies and sample formats are included in Section J, Monthly Progress Report Formats:

        Cover Page/Memo
        Contract Summary Report              Sample A
        Contract Other Direct Expense Report Sample B
        Delivery Order Reports
                Cover Page                   Sample C
                Narrative Summary            Sample D
                Labor Hours (Name) Report    Sample E(or sample F as applicable)
                Updated Gantt chart

4.3.2   Delivery

Reports delivered by the Contractor in performance of this contract shall be considered "Technical Data" as defined in the applicable "Rights in Data" clause of the General Provisions.

        1. Bulky reports shall be mailed by other than first-class mail unless the urgency of submission requites use of first-class mail. In this situation, one (1) copy shall be mailed first-class and the remaining copies forwarded by less than first-class postage.

        2. Except for reports designated specifically for the COR, reports and other deliverables shall be delivered to the Government Task Manager unless otherwise stated in the DO.

        2. The heading of all reports shall contain the following information:

         Contract Number                Name of Contractor
                                        Contractor's Program Manager
                                        Name and Phone Number

         Short Title of the Contract    Name of the Contract Officer's
                                        Representative (COR)

In addition, for each delivery order:

         Delivery Order Number          Contractor's Task Manager Name and Phone
                                        Number
         Delivery Order Name            Government Task Manager



                                   J.1 - 17

5.      Standards and Applicable Documents

All work performed and documentation supplied under this contract shall be in compliance with the provisions of the standards and documents in Section J, Reference Documents. Additional or different standards may be specified in individual task orders.

6.      Facilities and Support Requirements

The Contractor shall provide both on-site and off-site rates to provide a fully supported project office per Delivery Order. It will be the Government's option whether the Contractor shall provide office spaces, telephone, or automated data processing (ADP) support. If the Government directs the Contractor to provide these things, the Contractor shall provide a fully supported office to include all space, furniture, materials, supplies, telephone or ADP support (or any combination directed by the Government) within close proximity to Skyline 3, 5201 Leesburg Pike, Falls Church, VA 22041-3201. The size and complexity of this effort requires that the contractor's personnel be readily available to the Government sponsor. If the Government directs the Contractor to sustain its own network, the Contractor will provide a gateway (to be specified by contract award) for connection to the Health Affairs Local Area Network (LAN) or for remote access as required. The Government reserves the right to provide gateways, remote access or other ADP support on a case-by-case basis. The project office shall provide for all day-to-day contractor's staff interaction with their Government sponsors per Delivery Order.

6.1     Support Tools and Methods

The Contractor shall ensure that automated resources and procedures shall be used, wherever possible, to maintain the most cost-efficient and cost-effective use of Government funds. The Contractor shall have the capability to format electronic deliverables in MicroSoft Office applications (release to be determined by the Government) or in additional formats if needed for specific Delivery Orders. The Contractor shall have the capability to provide all electronic deliverables via electronic mail, the Contractor's Internet home page, or on a 3 1/2 inch IBM compatible diskette or in hard copy if so requested. The Contractor's software shall be capable of producing high quality "camera-ready" copies of deliverables. The Contractor's software shall also be capable of producing high quality graphics for use in contract deliverables as necessary. The deliverable shall normally be a MS Word file via email or diskette: additional or different formats and methods of delivery will be stated in each DO. Gantt charts shall be provided in one of the following software products unless a different product is approved by the Task Manager: Primarvera P3 Project Planner 2.0 or Microsoft Project 4.0.

7.      Personnel Skill Mix, Experience and Education

This contract identifies educational and experience qualifications for the Contractor support staff. The qualifications of any personnel proposed by the Contractor for these services shall be guided by the guidelines outlined below. After award, Contractor may apply for waiver of education or experience guidelines on a case-by-case basis when proposing personnel with unique capabilities or high-demand/low availability skills in new technologies, techniques or programming tools needed for individual delivery orders.

7.1     Labor Categories

        a. The Labor Categories of Program Manager, Task Manager and Principal Open Systems Engineer are designated as Key Personnel.

        b. The Contractor shall provide, but not be limited to, personnel with the skills described below. While the core staff onboard is expected to perform the work, the Contracting Officer reserves the right to specify and/or approve consultants/area specialists whenever necessary to perform highly specialized functions not identified in the below categories due to evolving requirements and technology not identified at the time of contract award.



                                    J.1 - 18

                                                Subcontract No. D/SID2-SC-98-251



                                  ATTACHMENT E

                              SECURITY REQUIREMENTS

J.6     SECURITY REQUIREMENTS

This attachment describes types of general security requirements which apply to work done for the MHSS. These requirements are extracted from various pertinent security directives, instructions, etc. The Personnel Security requirements apply to all labor categories as noted in Section J, Statement of Work. Other requirements will apply decoding on the nature of the work being performed.

J.6.1   PERSONNEL SECURITY PROGRAM REQUIREMENTS - DoD 5200.2-R

Identify personnel (military, civilian, consultants, and contractors) who occupy automated data processing (ADP) positions where their duties meet the criteria for ADP-I, ADP-II, or ADP-III sensitivity designations, as described in Appendix
K. DoD 5200.2-R.

Contractor personnel performing on unclassified automated information systems must be assigned to one of three position sensitivity designations before commencing work on D/SIDDOMS

        1. Critical-Sensitive Positions (ADP-I positions): Those positions in which the incumbent is responsible for the planning, direction, and implementation of a computer security program; major responsibility for the direction, planning and design of a computer system, including the hardware and software; or, can access a system during the operation or maintenance in such a way, and with a relatively high risk for causing grave damage, or realize a significant personal gain. ADP-I positions require a Background Investigation (BI).

        2. Noncritical-Sensitive Positions (ADP-II positions): Those positions in which the incumbent is responsible for the direction, planning, design, operation, or maintenance of a computer system, and whose work is technically reviewed by a higher authority of the ADP-I category to insure integrity of the system. ADP-II positions require a National Agency Check plus Written Inquiries (NACI) or a DoD NACI (DNACI).

        3. Nonsensitive Positions (ADP-III positions): All other positions involved in computer activities, ADP-III positions require a National Agency Check (NAC).

J.6.2   MINIMUM GENERAL SECURITY REQUIREMENTS - DoD DIRECTIVE 5200.28

Accountability. Implement safeguards to ensure individuals with access to an automated information system (AIS) are held accountable for their actions. A manual or automated audit trail must be implemented that documents the following: identity of each person and device having access; time of access; user activities; activities that might modify, bypass, or negate safeguards controlled by the AIS security relevant actions associated with period processing, or the changing of security levels or categories of information.

Access. Implement an access control policy that will positively identify each user who is authorized to access the AIS before allowing access.

SECURITY TRAINING AND AWARENESS. Establish a security training and awareness program that will ensure all persons responsible for the AIS or information processed and/or maintained by the AIS, or all persons who access the AIS, are aware of proper operational and security-related procedures and risks.

PHYSICAL CONTROLS. Protect hardware, software, documentation, and data from unauthorized disclosure, destruction or modification. Protective means can include personnel, physical, administrative, and configuration controls. The level of control must be commensurate with the maximum sensitivity of the information.



                                     J.6 - 1

MARKING. Mark AIS output media, and media containers to accurately reflect the sensitivity of information. Mark unclassified sensitive information in accordance with Enclosure 3, paragraph S, DoDD 5200.28, and Chapter IV, DoD 5400.7-R.

LEAST PRIVILEGE. Ensure the AIS functions in a manner that each user has access only to information to which the user is entitled, and no more.

DATA CONTINUITY. Control accessibility, maintenance, movement, and disposition of each file or data collection so that each has an identifiable source throughout its life cycle and is governed by security clearance, formal access approval, and need-to-know.

DATA INTEGRITY. Implement safeguards to detect and minimize inadvertent modification or destruction of data, and detect and prevent malicious destruction or modification of data.

CONTINGENCY PLANNING. Develop and test a contingency plan to ensure AIS security controls function reliably, and are maintained continuously during periods of interrupted service. Ensure the plan includes procedures to recover data that has been modified or destroyed.

ACCREDITATION. Accredit each AIS and network to operate in accordance with a set of Designated Approving Authority (DAA) approved security safeguards.

RISK MANAGEMENT. Implement a risk management program to determine how much protection is required by the AIS, the level provided, how much exists, and the most economical way of providing the needed protection.

J.6.3   C2 SECURITY REQUIREMENTS - DoD 5200.28-STD

DISCRETIONARY ACCESS CONTROL. Restrict access to objects (e.g., Hies) based on the identity of individuals or defined groups of individuals, to protect objects from unauthorized access and to limit propagation of access rights.

OBJECT REUSE. Eliminate all residual data from a medium (page frame, disk sector, magnetic tape) before reassignment of that medium from one subject to another subject.

IDENTIFICATION AND AUTHENTICATION. Identify each individual user of the system prior to allowing user activity on that system. Establish protective mechanisms (e.g., passwords) to authenticate the user's identity and to associate this identity with all auditable actions taken by that user. Authentication data is to be protected so that it cannot be accessed by any unauthorized user. Individual accountability is to be enforced by providing the capability to uniquely identify each individual system user.

AUDIT. Create and maintain an audit trail so that all actions affecting the security of a system can be traced to the responsible party based on individual identity. The system must also protect the audit information from modification or unauthorized access or destruction. The following events must be recorded:

        -       use of identification and authentication mechanisms;

        - introduction of objects into a user's address space, e.g., file open, program initiation deletion of objects

        - actions taken by computer operators and system administrators and/or system security officers, and other security relevant events.

        For each recorded event, the audit record shall identify:

        -       date and time of the event

        -       user ID and password

        -       type of event

        -       success or failure of the event



                                     J.6 - 2

        For identification and authentication events, the origin of request, e.g., terminal ID), shall be included in the audit record. For events that introduce an object into a user's address space, and for object deletion events, the audit record shall include the name of the object. The ADP system administrator shall be able to audit selectively the actions of any one or more users based on individual identity.

SYSTEM ARCHITECTURE. Create and maintain a domain for execution to protect the Trusted Computing Base (TCB) from external interference or tampering, so that the TCB may protect its resources via access controls and audit trails.

SYSTEM INTEGRITY. Provide hardware/software features that will validate the correct operation of the hardware/software/firmware elements of the TCB.

SECURITY TESTING. Test security protection mechanisms to confirm that they work as claimed in the system documentation. Search for obvious flaws that would enable bypass of the security mechanisms, violation of resource isolation, and unauthorized access to the audit or authentication data.

SECURITY FEATURES USERS GUIDE. Prepare a section in the user documentation describing the protection mechanisms provided by the TCB, guidelines on their use, and how they interact with one another.

TRUSTED FACILITY MANUAL. Prepare documentation presenting the cautions about functions and privileges needing to be controlled when running a secure facility, as well as procedures for examining and maintaining audit files. Provide a detailed audit record structure for each type of audit event.

TEST DOCUMENTATION. Prepare documentation that describes the test activities and results of the security mechanisms functional testing.

DESIGN DOCUMENTATION. Make available the manufacturer's documentation that describes their philosophy of protection and how it is translated into the TCB, and if distinct TCB modules exist, the description of the interfaces between these modules.

J.6.4   FREEDOM OF INFORMATION ACT (FOIA) REQUIREMENTS - DoD 5400.7-R

FOR OFFICIAL USE ONLY. Where sensitive unclassified information meets the criteria of FOIA Exemptions (exemptions 2 through 9), mark and safeguard the information as "FOR OFFICIAL USE ONLY," as prescribed in Chapter IV, DoD 5400.7-R.

J.6.5   PRIVACY ACT PROGRAM REQUIREMENTS - DoD 5400.11

PRIVACY PROGRAM GENERAL REQUIREMENTS. Establish safeguards to ensure that records in every system of records that contains personal information covered by DoD 5400.7-R, are marked and protected as "FOR OFFICIAL USE ONLY."

PRIVACY PROGRAM ADMINISTRATIVE REQUIREMENTS. Establish administrative safeguards to ensure records in every system of records are protected from unauthorized disclosure or alteration and that their confidentiality is protected. Safeguards include measures to mark and protect information, media and computer resources subject to the DoD Privacy Program; recovery procedures to ensure data integrity; and computer security training.

PRIVACY PROGRAM PHYSICAL REQUIREMENTS. Establish physical safeguards to ensure records in every system of records are protected from identified threats that could result in unauthorized access or alteration and that their confidentiality is protected. Safeguards include access controls to areas that contain personal information; protection of on-line devices that directly link to ADP systems that contain personal information; and appropriate disposal techniques for paper records. (Paragraph D, Appendix A, DoD 5400.11-R)



                                     J.6 - 3

PRIVACY PROGRAM TECHNICAL REQUIREMENTS. Establish technical safeguards to ensure records in every system of records are protected from unauthorized disclosure or alteration and that their confidentiality is protected. Safeguards include encryption of sensitive unclassified information (only if a comprehensive risk assessment indicates that it is a cost-effective measure); complete removal of residual data from magnetic media; control access by dial-up devices via computer-verified passwords; and controls to assure that passwords grant access only to data elements required, and no more. (Paragraph E, Appendix A, DoD 5400.11-R)

PRIVACY PROGRAM RISK ASSESSMENT REQUIREMENTS. Conduct a formal risk assessment for ADP installations that process unclassified personal information to safeguard against the likelihood of compromise or threats to the information contained within the installation. This requirement includes installations with terminals and devices having access to ADP facilities. A formal risk assessment shall be conducted at the beginning of the design phase of each new unclassified ADP installation, or for each existing unclassified ADP installation that will begin processing personal data on a regular basis. The assessments shall be reconducted every 5 years or whenever a change takes place within tile installation that warrants this activity. (Paragraph H, Appendix A, DoD 5400.11-R)

J.6.6   LIFE CYCLE MANAGEMENT REQUIREMENTS - DoD 8120.1

LIFE CYCLE MANAGEMENT REQUIREMENTS. Incorporate operational requirements for security in all AIS programs (paragraph D.2, DoDD 8120.1). Include adequate internal controls in AIS planning and design to provide reasonable assurance that the recording, processing, and reporting of data are properly performed during the operation of the AIS, and that there is conformance with applicable security regulations, policy, and requirements (paragraph F.6, DoDD 8120.1). Minimum accomplishments required during the life cycle management phases include: the development of security specifications based on identified security requirements and consideration of potential threats and vulnerabilities; identification of risk areas and definition of risk reduction measures, management approaches, and plans; security testing and evaluation to certify that technical security features and other safeguards satisfy specified security requirements before the initiation of operational testing; the establishment of procedures for ensuring the continuous use of approved security safeguards during the Production and Deployment Phase; and ensuring security safeguards arc in use during the Operations and Support Phase (paragraphs D.4, G.4.i.K.4.a.2, K.4.b.3, K.4.c.3, M.4.b, N.4.a of DoD Instruction 8120.2, Enclosure 3).



                                     J.6 - 4

                                                Subcontract No. D/SID2-SC-98.251



                                  ATTACHMENT F

                               WAGE DETERMINATION

J.9     WAGE DETERMINATION

This attachment has two parts.

Part one contains the wage determination information submitted to the Department of Labor on SF98 and SF98A.

Part two contains the wage determination information that was received from the Department of Labor.



                         Part one starts on next page.



                                     J.9 - 1

     Rev. Feb. 1973                 NOTICE OF INTENTION TO MAKE        A 1234359
U.S. DEPARTMENT OF LABOR     A SERVICE CONTRACT AND RESPONSE TO NOTICE
  EMPLOYMENT STANDARDS
     ADMINISTRATION                 (See Instructions on Reverse)

MAIL TO:                                2.  Estimated solicitation date (use
        Administrator                       numerals)
        Wage and Hour Division              Month 04       Day 01       Year 97
        U.S. Department of Labor
        Washington, D.C. 20210          3.  Estimated date bids or proposes to
                                            be opened or negotiations begun (use
                                            numerals)
                                            Month 06       Day 02        Year 97
                                        4.  Date contract performance to begin
                                            (use numerals)
                                            Month 10       Day 01        Year 97
5.  PLACE(S} OF PERFORMANCE             6.  SERVICES TO BE PERFORMED (describe)

Washington Metropolitan Area            Functional Area Support. Enterprise Tech
                                        Analysis & Support. Design, Development,
                                        Operations & Maintenance. Emerging
                                        Technology Solutions Support.

7.  INFORMATION ABOUT PERFORMANCE

A.  [ ] Services now        B.  [ ] Services now           C.  [ ] Services not
    performed by a              performed by Federal           presently being
    contractor                  employees                      performed

8.  IF BOX A IN ITEM 7 IS MARKED, COMPLETE ITEM 8 AS APPLICABLE

a.  Name and address of incumbent       b.  Number(s) of any wage
    contractor                              determination(s) in incumbent's
                                            contract

              SEE ATTACHED                       94-2103 Revised No. 3

c.  Name(s) of union(s) if services am
    being performed under collective               RESPONSE TO NOTICE
    bargaining agreement(s). Important:         (by Department of Labor)
    Attach copies of current applicable
    collective bargaining agreements.

                                        A.  [ ] The attached wage
                                            determination(s) listed below
                                            apply to procurement.

                                            ------------------------------------

                                            ------------------------------------

9.  OFFICIAL SUBMITTING NOTICE

SIGNED:                      DATE       B.  [ ] As of this date, no wage
     (original signed)    12 Feb 97         determination applicable to the
                                            specified locality and classes of
                                            employees is in effect.

TYPE OR PRINT          TELEPHONE NO.    C.  [ ] From information supplied, the
    Delene Snell      (703) 681-9535        Service Contract Act does not apply
                                            (see attached explanation).

10. TYPE OR PRINT NAME AND TITLE OF
    PERSON TO WHOM RESPONSE IS TO BE    D.  [ ] Notice returned for additional
    SENT AND NAME AND ADDRESS OF            information (see attached
    DEPARTMENT OF AGENCY, BUREAU,           explanation).
    DIVISION, ETC.

Delene Snell, Contracting Specialist    Signed:
Defense Supply Service - Washington            ---------------------------------
5200 Army Pentagon                                 (U.S. Department of Labor)
Washington, D.C. 20310-5200
                                               ---------------------------------
                                                            (Date)



                                     J.9 - 2

     Rev. Feb. 1973                  NOTICE OF INTENTION TO MAKE                Notice No.
U.S. DEPARTMENT OF LABOR       A SERVICE CONTRACT AND RESPONSE TO NOTICE         A 1234359
  EMPLOYMENT STANDARDS
     ADMINISTRATION                        (Attachment A)                       Page 3 of 4

12. CLASSES OF SERVICE                                13. NUMBER OF                 14. HOURLY WAGE RATE
    EMPLOYEES TO BE EMPL                                  EMPLOYEES                     THAT WOULD BE
    ON CONTRACT                                           IN EACH CLASS                 PAID IF FEDERALLY
                                                                                        EMPLOYED
Program Manager                                                40.19                       $41.37

Task Manager                                                  198.38                       $29.77

Systems Engineer - Senior                                     106.79                       $28.89
Systems Engineer - Middle                                     106.79                       $25.03
Systems Engineer - Junior                                     106.79                       $24.30
Open Systems Engineer - Principal                              21.52                       $29.77
Open Systems Engineer - Senior                                 21.52                       $28.89
Open Systems Engineer - Middle                                 21.52                       $25.03
Open Systems Engineer - Junior                                 21.52                       $24.30
Telecommunications Electronics Engineer - Senior               24.61                       $28.89
Telecommunications Electronics Engineer - Middle               24.61                       $25.03
Telecommunications Electronics Engineer - Junior               24.61                       $24.30
Information Engineer - Principal                               32.05                       $29.77
Information Engineer - Senior                                  32.05                       $28.89
Information Engineer - Middle                                  32.05                       $25.03
Information Engineer - Junior                                  32.05                       $24.30
Functional Application Analyst - Senior                        29.14                       $28.89
Functional Application Analyst - Middle                        29.14                       $25.03
Functional Application Analyst - Junior                        29.14                       $24.30
Computer Scientists / Systems Analyst - Senior                 75.47                       $28.89
Computer Scientist / Systems Analyst - Middle                  75.47                       $25.03
Computer Scientist / Systems Analyst - Junior                  75.47                       $24.30
Computer Security Systems Engineer - Senior                    41.35                       $28.89
Computer Security Systems Engineer - Middle                    41.35                       $25.03
Computer Security Systems Engineer - Junior                    41.35                       $24.30
Computer Security Systems Engineer - Technician                41.35                       $28.89
Software Engineer - Senior                                     97.53                       $28.89
Software Engineer - Middle                                     97.53                       $25.03
Software Engineer - Junior                                     97.53                       $24.30
System Programmer - Senior                                    118.14                       $28.89
System Programmer - Middle                                    118.14                       $25.03
System Programmer- Junior                                     118.14                       $24.30
General Scientific Professional - Senior                       47.24                       $28.89
General Scientific Professional - Middle                       47.24                       $25.30
General Scientific Professional - Junior                       47.24                       $24.30
General Management Professional - Senior                       35.15                       $28.89
General Management Professional - Middle                       35.15                       $25.03
General Management Professional - Junior                       35.15                       $24.30
Technician                                                    149.26                       $25.03
Administrative Assistant - High Skill                           39.9                       $28.89
Administrative Assistant - Medium Skill                         39.9                       $25.03
Administrative Assistant - Low Skill                            39.9                       $24.30
Database System Operator - Senior                              38.26                       $28.89
Database System Operator - Middle                              38.25                       $25.03
Database System Operator - Junior                              38.25                       $24.30
Security Professional/Facility Security Officer                28.69                       $29.77
Operations Support Assistant                                   91.04                       $25.03
Operations Support Coordinator                                 46.57                       $29.77
Business Process Engineer - Principal                          31.45                       $29.77
Business Process Engineer- Senior                              31.45                       $28.89



                                    J.9 - 4

     Rev. Feb. 1973                  NOTICE OF INTENTION TO MAKE                Notice No.
U.S. DEPARTMENT OF LABOR       A SERVICE CONTRACT AND RESPONSE TO NOTICE         A 1234359
  EMPLOYMENT STANDARDS
     ADMINISTRATION                        (Attachment A)                       Page 4 of 4

12. CLASSES OF SERVICE                                13. NUMBER OF                 14. HOURLY WAGE RATE
    EMPLOYEES TO BE EMPL                                  EMPLOYEES                     THAT WOULD BE
    ON CONTRACT                                           IN EACH CLASS                 PAID IF FEDERALLY
                                                                                        EMPLOYED

Business Process Engineer - Middle                             31.45                       $25.03
Cost Analyst                                                   11.17                       $25.03
Electronic Meeting Technographer                               11.52                       $17.26
Training Specialist - Senior                                   43.04                       $28.89
Training Specialist                                            43.04                       $25.03
Help Desk Manager                                              86.04                       $25.03
Help Desk Specialist                                          114.78                       $24.30
Installation Technician - Senior                               71.98                       $25.03
Installation Technician                                        71.98                       $24.30
System Administrator                                          172.17                       $29.77
System Operator                                               172.17                       $25.03
Network Manager                                               157.18                       $25.03
Network Technician                                             99.78                       $24.30
Repair Technician - Senior                                     14.34                       $28.89
Repair Technician                                              14.34                       $25.03
Quality Assurance Manager                                      39.65                       $28.89
Quality Assurance Analyst                                      39.65                       $25.03



                                     J.9- 5

                          Part two starts on next page.



                                     J.9 - 6

     Rev. Feb. 1973                 NOTICE OF INTENTION TO MAKE        A 1234359
U.S. DEPARTMENT OF LABOR     A SERVICE CONTRACT AND RESPONSE TO NOTICE
  EMPLOYMENT STANDARDS
     ADMINISTRATION                 (See Instructions on Reverse)

MAIL TO:                                2.  Estimated solicitation date (use
        Administrator                       numerals)
        Wage and Hour Division              Month 04       Day 01       Year 97
        U.S. Department of Labor
        Washington, D.C. 20210          3.  Estimated date bids or proposes to
                                            be opened or negotiations begun (use
                                            numerals)
                                            Month 06       Day 02        Year 97
                                        4.  Date contract performance to begin
                                            (use numerals)
                                            Month 10       Day 01        Year 97
5.  PLACE(S} OF PERFORMANCE             6.  SERVICES TO BE PERFORMED (describe)

Washington Metropolitan Area            Functional Area Support. Enterprise Tech
                                        Analysis & Support. Design, Development,
(District of Columbia, DC)              Operations & Maintenance. Emerging
                                        Technology Solutions Support.

7.  INFORMATION ABOUT PERFORMANCE

A.  [ ] Services now        B.  [ ] Services now           C.  [ ] Services not
    performed by a              performed by Federal           presently being
    contractor                  employees                      performed

8.  IF BOX A IN ITEM 7 IS MARKED, COMPLETE ITEM 8 AS APPLICABLE

a.  Name and address of incumbent       b.  Number(s) of any wage
    contractor                              determination(s) in incumbent's
                                            contract

          SEE ATTACHED                           94-2103 Revised No. 3

c.  Name(s) of union(s) if services are
    being performed under collective               RESPONSE TO NOTICE
    bargaining agreement(s). Important:         (by Department of Labor)
    Attach copies of current applicable
    collective bargaining agreements.

                                        A.  [ ] The attached wage
                                            determination(s) listed below
                                            apply to procurement.

                                                     94-2103 (Rev 10)
                                            ------------------------------------

                                            ------------------------------------

9.  OFFICIAL SUBMITTING NOTICE

SIGNED:                      DATE       B.  [ ] As of this date, no wage
     (original signed)    12 Feb 97         determination applicable to the
                                            specified locality and classes of
                                            employees is in effect.

TYPE OR PRINT          TELEPHONE NO.    C.  [ ] From information supplied, the
    Delene Snell      (703) 681-9535        Service Contract Act does not apply
                                            (see attached explanation).

10. TYPE OR PRINT NAME AND TITLE OF
    PERSON TO WHOM RESPONSE IS TO BE    D.  [ ] Notice returned for additional
    SENT AND NAME AND ADDRESS OF            information (see attached
    DEPARTMENT OF AGENCY, BUREAU,           explanation).
    DIVISION, ETC.

Delene Snell, Contracting Specialist    Signed: (Clarence J. Strain --
Defense Supply Service - Washington             original signed)
5200 Army Pentagon                             ---------------------------------
Washington, D.C. 20310-5200                        (U.S. Department of Labor)

                                               ---------------------------------
                                                            (Date)



                                     J.9 - 7

    REGISTER OF WAGE DETERMINATIONS             U.S. DEPARTMENT OF LABOR
     UNDER THE SERVICE CONTRACT ACT               EMPLOYMENT STANDARDS
 By direction of the Secretary of Labor       ADMINISTRATION WAGE AND HOUR
                                                        DIVISION
                                                 WASHINGTON, D.C. 20210
                                            Wage Determination No.: 94-2103
Alan L. Moss     Division of                        Revision No.: 10
Director         Wage Determination        Date of Last Revision: 02/03/1997

State(s): Dist. of Col.. Maryland, Virginia

      AREA: MARYLAND COUNTIES OF CALVERT, CHARLES, FREDERICK, MONTGOMERY,
                          PRICE GEORGE'S, ST. MARY'S.
       VIRGINIA COUNTIES OF ALEXANDRIA, ARLINGTON, FAIRFAX, FALLS CHURCH,
           FAUQUIER, KING GEORGE, LOUDOUN, PRINCE WILLIAM, STAFFORD.

          ** Fringe Benefits Required For All Occupations Included In
           This Wage Determination Follow The Occupational Listing **




OCCUPATION CODE AND TITLE                                               MINIMUM HOURLY WAGE

ADMINISTRATIVE SUPPORT AND CLERICAL:

01011          Accounting Clerk I                                             $  8.79
01012          Accounting Clerk II                                            $ 10.28
01013          Accounting Clerk III                                           $ 12.15
01014          Accounting Clerk IV                                            $ 14.16
01030          Court Reporter                                                 $ 13.22
01050          Dispatcher, Motor Vehicle                                      $ 13.85
01060          Document Preparation Clerk                                     $ 10.25
01090          Duplicating Machine Operator                                   $ 10.25
01110          Film/Tape Librarian                                            $ 12.88
01115          General Clerk I                                                $  7.82
01116          General Clerk II                                               $  9.17
01117          General Clerk III                                              $ 10.25
01118          General Clerk IV                                               $ 14.31
01120          Housing Referral Assistant                                     $ 14.82
01131          Key Entry Operator I                                           $ 10.05
01132          Key Entry Operator II                                          $ 11.23
01191          Order Clerk I                                                  $ 11.26
01192          Order Clerk II                                                 $ 12.44
01220          Order Filler                                                   $ 12.76
01261          Personnel Assistant                                            $ 10.33
               (Employment) I
01262          Personnel Assistant                                            $ 11.28
               (Employment) II
01263          Personnel Assistant                                            $ 13.00
               (Employment) III
01264          Personnel Assistant                                            $ 15.50
               (Employment) IV
01270          Production Control Clerk                                       $ 14.82
01290          Rental Clerk                                                   $ 12.08
01300          Scheduler, Maintenance                                         $ 12.08
01311          Secretary I                                                    $ 12.08



                                     J.9 - 8

OCCUPATION CODE AND TITLE                                               MINIMUM HOURLY WAGE
01312          Secretary II                                                   $ 13.22
01313          Secretary III                                                  $ 14.82
01314          Secretary IV                                                   $ 16.86
01315          Secretary V                                                    $ 18.96
01320          Service Order Dispatcher                                       $ 12.08
01341          Stenographer I                                                 $ 13.26
01342          Stenographer II                                                $ 14.87
01400          Supply Technician                                              $ 16.86
01420          Survey Worker (Interviewer)                                    $ 13.22
01460          Switchboard Operator-                                          $ 10.28
               Receptionist
01510          Test Examiner                                                  $ 13.22
01520          Test Proctor                                                   $ 13.22
01531          Travel Clerk I                                                 $  7.98
01532          Travel Clerk II                                                $  8.60
01533          Travel Clerk III                                               $  9.26
01611          Word Processor I                                               $ 10.48
01612          Word Processor II                                              $ 12.05
01613          Word Processor III                                             $ 14.95

AUTOMATIC DATA PROCESSING:

03010          Computer Data Librarian                                        $  9.97
03041          Computer Operator I                                            $ 10.23
03042          Computer Operator II                                           $ 12.06
03043          Computer Operator III                                          $ 14.62
03044          Computer Operator IV                                           $ 16.53
03045          Computer Operator V                                            $ 17.79
03071          Computer Programmer I 1/                                       $ 14.46
03072          Computer Programmer II 1/                                      $ 16.97
03073          Computer Programmer III 1/                                     $ 19.87
03074          Computer Programmer IV 1/                                      $ 23.04
03101          Computer Systems Analyst I 1/                                  $ 17.93
03102          Computer Systems Analyst II 1/                                 $ 23.32
03103          Computer Systems Analyst III 1/                                $ 27.12
03160          Peripheral Equipment Operator                                  $  9.97

AUTOMOTIVE SERVICES:

05005          Automobile Body Repairer-                                      $ 18.39
               Fiberglass
05010          Automotive Glass Installer                                     $ 16.45
05040          Automotive Worker                                              $ 16.45
05070          Electrician, Automotive                                        $ 17.44
05100          Mobile Equipment Servicer                                      $ 14.43
05130          Motor Equipment Metal Mechanic                                 $ 18.39
05160          Motor Equipment Metal Worker                                   $ 16.45
05190          Motor Vehicle Mechanic                                         $ 18.46
05220          Motor Vehicle Mechanic Helper                                  $ 13.38
05250          Motor Vehicle Upholstery                                       $ 15.47
               Worker
05280          Motor Vehicle Wrecker                                          $ 16.45
05310          Painter, Automotive                                            $ 17.44
05340          Radiator Repair Specialist                                     $ 16.45
05370          Tire Repairer                                                  $ 14.43



                                     J.9 - 9

OCCUPATION CODE AND TITLE                                               MINIMUM HOURLY WAGE
05400          Transmission Repair Specialist                                 $ 18.39

FOOD PREPARATION AND SERVICE:

07010          Baker                                                          $ 11.47
07041          Cook I                                                         $ 10.06
07042          Cook II                                                        $ 11.47
07070          Dishwasher                                                     $  7.23
07100          Food Service Worker                                            $  7.23
               (Cafeteria Worker)
07130          Meat Cutter                                                    $ 11.47
07250          Waitress/Waiter                                                $  7.89

FURNITURE MAINTENANCE AND REPAIR:

09010          Electrostatic Spray Painter                                    $ 17.44
09040          Furniture Handler                                              $ 12.13
09070          Furniture Refinisher                                           $ 17.44
09100          Furniture Refinisher Helper                                    $ 13.38
09110          Furniture Repairer, Minor                                      $ 15.47
09130          Upholsterer                                                    $ 17.44

GENERAL SERVICES AND SUPPORT:

11030          Cleaner, Vehicles                                              $  7.23
11060          Elevator Operator                                              $  7.23
11090          Gardener                                                       $ 10.06
11121          Housekeeping Aide I                                            $  6.44
11122          Housekeeping Aide II                                           $  7.26
11150          Janitor                                                        $  7.23
11180          Laborer                                                        $  9.71
11210          Laborer, Grounds Maintenance                                   $  7.89
11240          Maid or Houseman                                               $  6.39
11270          Pest Controller                                                $ 10.79
11300          Refuse Collector                                               $  7.23
11330          Tractor Operator                                               $  9.33
11360          Window Cleaner                                                 $  7.89

HEALTH:

12010          Ambulance Driver                                               $ 10.42
12040          Emergency Medical Technician                                   $ 10.42
12071          Licensed Practical Nurse I                                     $ 12.69
12072          Licensed Practical Nurse II                                    $ 14.25
12073          Licensed Practical Nurse III                                   $ 15.95
12100          Medical Assistant                                              $  8.69
12130          Medical Laboratory Technician                                  $  8.69
12160          Medical Record Clerk                                           $  8.69
12190          Medical Record Technician                                      $ 12.05
12221          Nursing Assistant I                                            $  7.28
12222          Nursing Assistant II                                           $  8.18
12223          Nursing Assistant III                                          $ 10.48
12224          Nursing Assistant IV                                           $ 11.77
12250          Pharmacy Technician                                            $ 10.84
12280          Phlebotomist                                                   $  8.69



                                    J.9 - 10

OCCUPATION CODE AND TITLE                                               MINIMUM HOURLY WAGE
12311          Registered Nurse I                                             $ 15.88
12312          Registered Nurse II                                            $ 17.80
12313          Registered Nurse II,                                           $ 19.65
               Specialist
12314          Registered Nurse III                                           $ 21.55
12315          Registered Nurse III,                                          $ 21.55
               Anesthetist
12316          Registered Nurse IV                                            $ 25.83

INFORMATION AND ARTS:

13002          Audiovisual Librarian                                          $ 16.86
13011          Exhibits Specialist I                                          $ 15.11
13012          Exhibits Specialist II                                         $ 18.90
13013          Exhibits Specialist III                                        $ 23.27
13041          Illustrator I                                                  $ 15.11
13042          Illustrator II                                                 $ 18.90
13043          Illustrator III                                                $ 23.27
13047          Librarian                                                      $ 18.96
13050          Library Technician                                             $ 13.22
13071          Photographer I                                                 $ 13.46
13072          Photographer II                                                $ 15.11
13073          Photographer III                                               $ 18.90
13074          Photographer IV                                                $ 23.27
13075          Photographer V                                                 $ 25.60

LAUNDRY, DRY CLEANERS, PRESSING:

15010          Assembler                                                      $  6.01
15030          Counter Attendant                                              $  6.01
15040          Dry Cleaner                                                    $  7.77
15070          Finisher, Flatwork, Machine                                    $  6.01
15090          Presser, Hand                                                  $  6.01
15100          Presser, Machine, Dry Cleaning                                 $  6.01
15130          Presser, Machine, Shirts                                       $  6.01
15160          Presser, Machine, Wearing                                      $  6.01
               Apparel, Laundry
15190          Sewing Machine Operator                                        $  8.39
15220          Tailor                                                         $  8.99
15250          Washer, Machine                                                $  6.60

MACHINE TOOL OPERATION AND REPAIR:

19010          Machine-tool Operator                                          $ 17.44
               (Toolroom)
19040          Tool and Die Maker                                             $ 21.24

MATERIALS HANDLING AND PACKING:

21010          Fuel Distribution System                                       $ 14.80
               Operator
21020          Material Coordinator                                           $ 14.64
21030          Material Expediter                                             $ 14.64
21040          Material Handling Laborer                                      $ 10.01
21071          Forklift Operator                                              $ 10.93



                                    J.9 - 11

OCCUPATION CODE AND TITLE                                               MINIMUM HOURLY WAGE
21080          Production Line Worker                                         $ 11.25
               (Food Processing)
21100          Shipping/Receiving Clerk                                       $ 11.78
21130          Shipping Packer                                                $ 10.99
21140          StoreWorker I                                                  $  8.61
21150          Store Clerk (Shelf Stocker;                                    $ 10.50
               Store Worker II)
21150          Stock Clerk
21210          Tools and Parts Attendant                                      $ 12.73
21400          Warehouse Specialist                                           $ 11.25

MECHANICS AND MAINTENANCE AND REPAIR:

23010          Aircraft Mechanic                                              $ 18.39
23040          Aircraft Mechanic Helper                                       $ 13.38
23050          Aircraft Quality Control                                       $ 19.37
               Inspector
23060          Aircraft Servicer                                              $ 15.47
23070          Aircraft Worker                                                $ 16.45
23100          Appliance Mechanic                                             $ 17.44
23120          Bicycle Repairer                                               $ 14.43
23125          Cable Splicer                                                  $ 18.39
23130          Carpenter, Maintenance                                         $ 17.44
23140          Carpet Layer                                                   $ 16.85
23160          Electrician, Maintenance                                       $ 17.93
23181          Electronics Technician                                         $ 15.51
               Maintenance I
23182          Electronics Technician                                         $ 19.80
               Maintenance II
23183          Electronics Technician                                         $ 21.56
               Maintenance III
23260          Fabric Worker                                                  $ 15.23
23290          Fire Alarm System Mechanic                                     $ 18.39
23310          Fire Extinguisher Repairer                                     $ 14.43
23340          Fuel Distribution System                                       $ 18.39
               Mechanic
23370          General Maintenance Worker                                     $ 15.90
23400          Heating, Refrigeration and Air                                 $ 18.39
               Conditioning Mechanic
23430          Heavy Equipment Mechanic                                       $ 18.39
23460          Instrument Mechanic                                            $ 18.39
23500          Locksmith                                                      $ 17.44
23530          Machinery Maintenance Mechanic                                 $ 19.82
23550          Machinist, Maintenance                                         $ 20.79
23580          Maintenance Trades Helper                                      $ 13.38
23640          Millwright                                                     $ 18.39
23700          Office Appliance Repairer                                      $ 17.44
23740          Painter, Aircraft                                              $ 17.44
23760          Painter, Maintenance                                           $ 17.44
23790          Pipefitter, Maintenance                                        $ 17.77
23800          Plumber, Maintenance                                           $ 17.44
23820          Pneudraulic Systems Mechanic                                   $ 18.39
23850          Rigger                                                         $ 18.39
23870          Scale Mechanic                                                 $ 16.45
23890          Sheet-metal Worker                                             $ 18.39



                                    J.9 - 12

OCCUPATION CODE AND TITLE                                               MINIMUM HOURLY WAGE
               Maintenance
23910          Small Engine Mechanic                                          $ 19.37
23930          Telecommunications Mechanic I                                  $ 18.39
23931          Telecommunications Mechanic II                                 $ 19.37
23950          Telephone Lineman                                              $ 18.39
23960          Welder, Combination,                                           $ 18.39
               Maintenance
23965          Well Driller                                                   $ 18.39
23970          Woodcrafter Worker                                             $ 18.39
23980          Woodworker                                                     $ 14.80

PERSONAL NEEDS:

24570          Child Care Attendant                                           $  8.69
24600          Chore Aide                                                     $  6.39
24630          Homemaker                                                      $ 12.05

PLANT AND SYSTEM OPERATION:

25010          Boiler Tender                                                  $ 18.39
25040          Sewage Plant Operator                                          $ 17.44
25070          Stationary Engineer                                            $ 18.39
25190          Ventilation Equipment Tender                                   $ 13.38
25210          Water Treatment Plant Operator                                 $ 17.44

PROTECTIVE SERVICE:

27004          Alarm Monitor                                                  $ 11.20
27006          Corrections Officer                                            $ 14.90
27010          Court Security Officer                                         $ 15.76
27040          Detention Officer                                              $ 15.76
27070          Firefighter                                                    $ 14.65
27101          Guard I                                                        $  8.50
27102          Guard II                                                       $ 11.20
27130          Police Officer                                                 $ 17.54

TECHNICAL:

29010          Air Traffic Control
               Specialist, Center
29011          Air Traffic Control
               Specialist, Station
29012          Air Traffic Control
               Specialist, Terminal
29020          Archeological Technician                                       $ 18.90
29030          Cartographic Technician                                        $ 18.90
29035          Computer Based Training                                        $ 17.93
               Specialist/Instructor
29040          Civil Engineering Technician                                   $ 18.90
29061          Drafter I                                                      $ 10.75
29062          Drafter II                                                     $ 13.46
29063          Drafter III                                                    $ 15.11
29064          Drafter IV                                                     $ 18.90
29070          Embalmer                                                       $ 18.40
29081          Engineering Technician I                                       $ 11.55



                                    J.9 - 13

OCCUPATION CODE AND TITLE                                               MINIMUM HOURLY WAGE
29082          Engineering Technician II                                      $ 13.40
29083          Engineering Technician III                                     $ 16.10
29084          Engineering Technician IV                                      $ 18.48
29085          Engineering Technician V                                       $ 22.60
29086          Engineering Technician VI                                      $ 27.35
29090          Environmental Technician                                       $ 18.27
29100          Flight Simulator/Instructor                                    $ 23.32
               (Pilot)
29150          Graphic Artist                                                 $ 17.93
29210          Laboratory Technician                                          $ 14.62
29240          Mathematical Technician                                        $ 15.48
29330          Mortician                                                      $ 18.40
29361          Paralegal/Legal Assistant I                                    $ 13.22
29362          Paralegal/Legal Assistant II                                   $ 16.86
29363          Paralegal/Legal Assistant III                                  $ 20.62
29364          Paralegal/Legal Assistant IV                                   $ 24.95
29390          Photooptics Technician                                         $ 18.48
29480          Technical Writer                                               $ 16.72
29620          Weather Observer, Senior 2/                                    $ 17.02
29621          Weather Observer, Combined 2/                                  $ 14.62
               Upper Air and Surface Programs
29622          Weather Observer, Upper Air 2/                                 $ 14.62

TRANSPORTATION/MOBILE EQUIPMENT
OPERATION:

31030          Bus Driver                                                     $ 13.24
31100          Driver Messenger                                               $  9.67
31200          Heavy Equipment Operator                                       $ 18.66
31260          Parking and Lot Attendant                                      $  7.50
31290          Shuttle Bus Driver                                             $ 10.42
31300          Taxi Driver                                                    $  9.67
31361          Truck driver, Light Truck                                      $ 10.42
31362          Truck driver, Medium Truck                                     $ 13.24
31363          Truck driver, Heavy Truck                                      $ 15.54
36364          Truck driver, Tractor-Trailer                                  $ 16.93

MISCELLANEOUS

99020          Animal Caretaker                                               $  8.61
99030          Cashier                                                        $  6.51
99040          Child Care Center                                              $ 10.54
99050          Desk Clerk                                                     $  9.45
99260          Instructor                                                     $ 18.40
99300          Lifeguard                                                      $  6.89
99350          Park Attendant (Aide)                                          $  8.48
99400          Photofinishing Worker (Photo Lab/Dark
               Room Technician)                                               $  7.58
99500          Recreation Specialist                                          $ 15.40
99510          Recycling Worker                                               $  9.33
99610          Sales Clerk                                                    $  6.75
99630          Sports Official                                                $  6.75
99658          Survey Party Chief                                             $ 10.93



                                    J.9 - 14

OCCUPATION CODE AND TITLE                                               MINIMUM HOURLY WAGE
99659          Surveying Technician                                           $  9.42
99660          Surveying Aide                                                 $  6.16
99690          Swimming Pool Operator                                         $ 11.47
99720          Vending Machine Attendant                                      $  9.33
99730          Vending Machine Repairer                                       $ 11.47
99740          Vending Machine Repairer Helper                                $  9.33

FRINGE BENEFITS REQUIRED FOR ALL OCCUPATIONS INCLUDED IN THIS WAGE DETERMINATION

HEALTH & WELFARE: $0.90 per hour or $36.00 per week or $156.00 per month.

VACATION: Two weeks paid vacation after 1 year if service with a contractor or successor; 3 weeks after 5 years; 4 weeks after 15 years. Length of service includes the whole span of continuous service with the present contractor or successor, wherever employed, and with the predecessor contractor in the performance of similar work at the same Federal facility. (Reg. 4.173)

HOLIDAYS: Minimum of ten paid holidays per year: New Year's Day. Martin Luther King Jr.'s Birthday, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas Day. (A contractor may substitute for any of the named holidays another day off with pay in accordance with a plan communicated to the employees involved) (See 29 CFR 4.174)

1/      Does not apply to employees in a bona fide executive, administrative, or professional capacity as defined and delineated in 29 CFR 541. (See 29 CFR
4.156)

2/      APPLICABLE TO WEATHER OBSERVERS ONLY - NIGHT PAY & SUNDAY PAY: If you
work at night as a part of a regular tour of duty, you will earn a NIGHT DIFFERENTIAL and receive an additional 10% of basic pay for any hours worked between 6 p.m. and 6 a.m. If you are a full-time employee (40 hours per week) and Sunday is part of your regularly scheduled workweek, you are paid at your rate of basic pay plus a Sunday premium of 25% of your basic rate for each hour of Sunday work which is not overtime (i.e. occasional work on Sunday outside the normal tour of duty is considered overtime work).

                                UNIFORM ALLOWANCE

If employees are required to wear uniforms in the performance of this contract (either by terms of the Government contract, by the employer, by the state of local law etc.), the cost of furnishing such uniforms and maintaining (by laundering or dry cleaning) such uniforms is an expense that may not be borne by an employee where such cost reduces the hourly rate below that required by the wage determination. The Department of Labor will accept payment on accordance with the following standards as compliance:

The contractor or subcontractor is required to furnish all employees with an adequate number of uniforms without cost or to reimburse employees for the actual cost of the uniforms. In addition, where uniform cleaning and maintenance is made the responsibility of the employee, all contractors and subcontractors subject to this wage determination shall (in the absence of a bona fide collective bargaining agreement providing for a different amount, or the furnishing of contrary affirmative proof as to the actual cost), reimburse all employees for such cleaning and maintenance at a rate of $4.25 per week (or $.85 cents per day). However, in those instances where the uniforms furnished are made of "wash and wear" material, may be routinely washed and dried with other personal garments, and do not require special treatment such as dry cleaning, daily washing, or commercial laundering in order to meet the cleanliness or appearance standards set by the terms of the Government contract, by the contractor, by law, or by the nature of the work. there is no requirement that employees be reimbursed for uniform maintenance costs.



                      NOTES APPLYING TO WAGE DETERMINATION



                                    J.9 - 15

Source of Occupational Titles and Descriptions:

The duties of employees under job tides listed are those described in the "Service Contract Act Directory of Occupations," Fourth Edition, January 1993, as amended by the Second Supplement, dated August 1995, unless otherwise indicated. This publication may be obtained from the Superintendent of Documents, at 202-783-323g, or by writing to the superintendent of Documents, U.S. Government Printing Office, Washington, D.C. 20402. Copies of specific job descriptions may also be obtained from the appropriate contracting officer.

REQUESTS FOR AUTHORIZATION OF ADDITIONAL CLASSIFICATION AND WAGE RATE (Standard Form 1444 (SF 1444)

Conformance Process:

The contracting officer shall require that any class of service employee which is not listed herein and which is employed under contract (i.e., the work to be performed is not performed by any classification listed in the wage determination), be classified by the contractor so as to provide a reasonable relationship (i.e., appropriate level of skill comparison) between such unlisted classifications and the classifications listed in the wage determination. Such conformed classes of employees shall be paid the monetary wages and furnished the fringe benefits as are determined. Such conforming process shall be initiated by the contractor prior to the performance of contract work by such unlisted class(es) of employees. The conformed classification, wage rate, and/or fringe benefits shall be retroactive to the commencement date of the contract. (See section 4.6 (C) (vi). When multiple wage determinations are included in a contract, a separate SF 1444 should be prepared for each wage determination to which a class(es) is to be conformed.

The process for preparing a conformance request is as follows:

1) When preparing the bid, the contractor identifies the need for a conformed occupation(s) and computes a proposed rate(s).

2) After contract award, the contractor prepares a written report listing in order proposed classification title(s), a Federal grade equivalency
        (FGE) for each proposed classification(s), job description(s), and rational for proposed wage rate(s), including information regarding the agreement or disagreement, if the authorized representative of the employees involved, or where there is no authorized representative, the employees themselves. This report should be submitted to the contracting officer no later than 30 days after such unlisted class(es) of employees performs any contract work.

3) The contracting officer reviews the proposed action and promptly submits a report of the action, together with the agency's recommendations and pertinent information including the position of the contractor and the employees, to the Wage and Hour Division, Employment Standards Administration, U,S. Department of Labor, for review. (See section 4.6
        (b) (2) of Regulations 29 CFR Part 4).

4) Within 30 days of receipt, the Wage and Hour Division approves, modifies of disapproves the action via transmittal to the agency contracting officer, or notifies the contracting officer that additional time will be required to process the request.

5) The contracting officer transmits the Wage and Hour decision to the contractor.

6)      The contractor informs the affected employees.

Information required by the Regulations must be submitted of SF 1444 or bond paper.

When preparing a conformance request, the "Service Contract Act Directory of Occupations" (the Directory) should be used to compare job definitions to insure that duties requested are not performed by a classification already listed in the wage determination. Remember, it is not the job title, but the required tasks that determine whether a class is included in an established wage determination. Conformances may not be used to artificially split, combine, or subdivide classifications listed in the wage determination



                                    J.9 - 16

                                                Subcontract No. D/SID2-SC-98-251

                                  ATTACHMENT G

                         MONTHLY PROGRESS REPORT FORMAT

J.10    MONTHLY PROGRESS REPORT FORMAT

This attachment contains the Monthly Progress Report format and instructions.

J.10.1  Monthly Progress Reports

These reports shall address total contract work activity for the reporting period and will individually address each active delivery order. The following outline applies and sample formats are included in this attachment:

                                                        FPLH               CPFF
        Cover Page/Memo

        Contract Summary Report                       Sample A             (same)
        Contract Other Direct Expense Report          Sample B             (same)

        Delivery Order Reports (active DO's)
                Cover Page                            Sample C             (same)
                Narrative Summary                     Sample D             (same)
                Labor Hours (Name) Report             Sample E            Sample F
                D.O. Other Direct Expense Report      Sample B*            (same)
                Updated Gantt chart

                Sample B for each Delivery Order does not require the "Del Ord" number column

        J.      10.2 Gantt Chart

                Provide the updated Gantt chart (see section C.2.2 and Attachment J.1, paragraph 4.1.2) with actual work accomplished. Indicate number of completed units (and hours if unit of measure is something other than hours) at each subtask level for the month. (For hardcopy submission, only the Gantt chart (by task order) is required; for the electronic copy, provide entire electronic file for each task order).

                One of the following software tools shall be used to generate this Gantt chart unless a different product is approved by the Task Manager:

                        Primavera P3 Project Planner 2.0
                        Microsoft Project 4.0



                                    J.10 - 1

                                   SAMPLE (A)

                                     COMPANY

                  D/SIDDOMS II LOT x CONTRACT xxxxxx-9x-x-xxxx

                             CONTRACT SUMMARY REPORT

                              CURRENT MONTH / YEAR

--------------------------------------------------------------------------------------------------------------
                                        Cum
  DO      Task    PA&E    Award     Expenditures      Current Mo     Total expended      Funds        % Funds
  No       No.    Code    Amount    Thru Prior Mo    Expenditures       to Date        Remaining      Expended
--------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------------------------------------
   Total                    (a)                                           (b)             (c)
--------------------------------------------------------------------------------------------------------------

        TOTAL CONTRACT CEILING:

        LESS: TOTAL AWARDED to DATE:                       (a)
        FUNDS REMAINING:
        LESS: AMT EXPENDED TO DATE:                        (b)
        FUNDS REMAINING:                                   (c)

        PERCENT of CEILING EXPENDED:



                                    J.10 - 2

                                   SAMPLE (B)

                                     COMPANY

                  D/SIDDOMS II LOT x CONTRACT xxxxxx-9x-x-xxxx

                            OTHER DIRECT COST REPORT

                              CURRENT MONTH / YEAR

--------------------------------------------------------------------------------------------------------------
  DO      Task     BA
  No       No.    Code    Travel     SUBCONT      SUPT SVCS     S'WARE     H'WARE     SUPPLIES  OTHER   Totals
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

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   Total                    (a)                                   (b)        (c)
--------------------------------------------------------------------------------------------------------------



        Use shading to denote complete delivery orders



                                    J.10 - 3

                                   SAMPLE (C)

                             MONTHLY PROGRESS REPORT

                              DELIVERY ORDER NO. __

                          For the Month of ______ 19xx

                              CONTRACT INFORMATION

                CONTRACTOR:
                CONTRACT NUMBER:
                CONTRACT EXPIRATION DATE:
                SHORT TITLE of CONTRACT:
                CONTRACTOR'S PROGRAM MANAGER:
                TELEPHONE NUMBER:
                CONTRACT OFFICER'S REPRESENTATIVE (COR):

                           DELIVERY ORDER INFORMATION

                DELIVERY ORDER NAME:
                MOST RECENT MODIFICATION NUMBER:
                PERIOD OF PERFORMANCE:
                DELIVERY ORDER TOTAL DOLLAR VALUE:
                CONTRACTOR'S PROJECT MANAGER:
                TELEPHONE NUMBER:



                                    J.10 - 4

                                   SAMPLE (D)

                                D.O. No. _______

                                NARRATIVE SUMMARY

                              REPORT MO. _________

        Short Title:

        I.      Status of work in progress:

        II.     Problems or constraints encountered during the reporting

        III.    Suggested solutions:

        IV.     Resources expended: (Dollars)

                Total Funding (Thru Mod #________)                    $
                Less: Prior Actual (Per voucher dated _________)      $
                Less: Est. Expenses not billed                                    $______
                Funds Remaining                                                   $

                Less: Next reporting period ( Mo. ) Estimate          $______
                Funds Remaining after Next Period                     $

                        Percent of Total Funding                                   _______%

        V.      Other Direct Costs

For each Delivery Order. provide the current month expenditure for each task and the total for the DO.

-----------------------------------------------------------------------------------------------------
Task    BA
 No.   Code    TRAVEL    SUBCONT    SUPT SVCS     S'WARE     H'WARE    SUPPLIES     OTHER      Totals
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


For each Delivery Order, provide the total expended to date (including current month) for each task and the total for the DO.

-----------------------------------------------------------------------------------------------------
Task    BA
 No.   Code    TRAVEL    SUBCONT    SUPT SVCS     S'WARE     H'WARE    SUPPLIES     OTHER      Totals
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

        Comments:



                                    J.10 - 5

                                   SAMPLE (E)

                                     COMPANY

                  D/SIDDOMS II Lot x Contract xxxxxx-9x-x-xxxx

                      ACTUAL FIXED PRICE LABOR HOUR REPORT

As of:

(1)     (2)      (3)      (4)     (5)      (6)        (7)      (8)        (9)      (10)        (11)
--------------------------------------------------------------------------------------------------------
                                                      Govt.   Cur Per   Cur Per     Cum      Cum Labr
DO    Task(s)    BA      CLIN    Name-L   Name-F      Site      Hrs     Labr $$     Hrs        $$
--------------------------------------------------------------------------------------------------------
Examples:
001    000       24     0040AB  Smith(C)  John                 160.0     $6,240.00  284.0    $11,076.00
001    000       26     0041AA  Jones     Richard       Y       96.0     $4,224.00  192.0    $ 8,448.00

Column Descriptions:

(1)     Delivery Order Number

(2) Task/subtask number; will be defined on delivery order task statement(s), if required

(3) BA codes are Business Area codes and will be included in the delivery order task statement, if required. It is linked to the task and subtasks. Examples of BA codes are DMLSS, CEIS, CHCS, FMI, Res, and Them The Specific code will be provided by the Government in the Task Statement.

(4)     Contract Line Item; in this instance, will define labor category

(5) Individual's Last Name; indicate consultants with a (C); this may be an additional column, if desired

(6)     Individual's First Name

(7)     Yes/No field; only affirmative responses are required

(8) Current Period Hours; hours charged to this delivery order during the contractor's financial month to (1) decimal place

(9) Fully burdened (thru fee) direct labor dollars charged to this delivery order by this individual in this PA&E code to (2) decimal places.

        (Note: An individual's raw hourly rate is based upon the contractor's actual labor conversion factor.)

(10)    Cumulative hours charged to this delivery order, (sea column 8 format).

(11) Cumulative fully burdened direct labor dollars charged (see column 9 format).

        This exhibit shall be submitted electronically using Excel (less than or equal to Version specified by the COR). Subcontractors may submit this data separately if desired; and provide the prime with copies; cost information must be in the same format. However, if prime submits subcontractor data, an additional column will be required for "Company" name. In the version submitted electronically, no subtotals or totals are required; this data is intended to be a simple. download from each contractor's (and subcontractor's) monthly job cost data (the Work Breakdown Structure [WBS] should be set up to collect costs with these data requirements in mind).



                                    J.10 - 6

                                   SAMPLE (F)

                                     COMPANY

                  D/SIDDOMS II Lot x Contract xxxxxx-9x-x-xxxx

                      ACTUAL FIXED PRICE LABOR HOUR REPORT

As of:______

 (1)   (2)     (3)     (4)         (5)        (6)      (7)       (8)       (9)          (10)      (11)
--------------------------------------------------------------------------------------------------------
 DO  Task(s)   BA     Labor        Name-L    Name-F    Govt.   Cur Per    Cur Per        Cum    Cum Labr
                    Category                           Site      Hrs      Labr $$        Hrs       $$
--------------------------------------------------------------------------------------------------------
Examples:
011    n/a     18  Tech Analyst   Taylor     George      Y       80.0     $ 1,440.00    480.0   $8,640.00
022    001     33  Analyst, Jr.   Wilson     Naomi       Y       96.0     $ 1,641.60    192.0   $3,283.20
--------------------------------------------------------------------------------------------------------

Column Descriptions:

(1)     Delivery Order Number

(2) Task/subtask number; will be defined on delivery order task statement(s), if required

(3) BA codes are Business Area codes and will be included in the delivery order task statement, if required. It is linked to the task and subtasks. Examples of BA codes are DMLSS, CEIS, CHCS, FMI, Res, and Thea. The specific code will be provided by the Government in the Task Statement.

(4)     Labor category (as required in D.O.)

(5) Individual's Last Name; indicate consultants with a (C); this may be an additional column, if desired

(6)     Individual's First Name

(7)     Yes/No field; only affirmative responses are required

(8) Current Period Hours; hours charged to this delivery order during the contractor's financial month to (1) decimal place

(9) Fully burdened (thru fee) direct labor dollars charged to this delivery order by this individual in this PA&E code to (2) decimal places.

        (Note: An individual's raw hourly rate is based upon the contractor's actual labor conversion factor.)

(10)    Cumulative hours charged to this delivery order, (see column 8 format).

(11) Cumulative fully burdened direct labor dollars charged (see column 9 format).

        This exhibit shall be submitted electronically using Excel (less than or equal to Version specified by the CUR). Subcontractors may submit this data separately if desired; and provide the prime with copies; cost information must be in the same format. However, if prime submits subcontractor data, an additional column will be required for "Company" name. In the version submitted electronically, no subtotals or totals are required; this data is intended to be a simple download from each contractor's (and subcontractor's) monthly job cost data (the Work Breakdown Structure [WBS] should be set up to collect costs with these data requirements in mind).

Peculiar to Cost Plus Fixed Fee Labor (CPFF) delivery orders.



                                    J.10 - 7

                                                Subcontract No. D/SID2-SC-98-251


                                  ATTACHMENT H

                            GOVERNMENT PROPERTY FORMS

J.11    GOVERNMENT PROPERTY

This attachment contains DD Forms 1342 and 1662. The forms shall be filled out appropriately as needed for control and accountability of Government property.



                                    J.11 - 1